As filed with the U.S. Securities and Exchange Commission on July 29, 2016

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	3674	59-3509694
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code number)	Identification No.)

SolarWindow Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044 (800) 213-0689	John A. Conklin SolarWindow Technologies Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044 (800) 213-0689
(Address and telephone number of principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Joseph Sierchio, Esq.

Elishama Rudolph, Esq.

Sierchio & Partners, LLP

430 Park Avenue

Suite 702

New York, New York 10022

Telephone: (212) 246-3030

Facsimile: (212) 246-3039

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the 1933 Act, please check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the 1933 Act, check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the 1933 Act, check the following box and list the 1933 Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 (2)	1,539,500	$3.10	(3)	$4,772,450	$480.59
Common stock, par value $0.001 (4)	602,000	$3.10	(5)	$1,866,200	$187.93
Common stock, par value $0.001 (6)	301,000	$3.70	(5)	$1,113,700	$112.15
Common stock, par value $0.001 (7)	937,500	$3.20	(5)	$3,000,000	$302.10
Common stock, par value $0.001 (8)	937,500	$4.00	(5)	$3,750,000	$377.63
Total	4,317,500			$14,502,350	$1,460.39	(9)

_____________

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) Represents shares of our common stock purchased by the Selling Stockholders in transactions with us or with our affiliates pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

(3) The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, using the closing price of our common stock as reported on the OTC Markets Group Inc. QB tier (the "OTCQB") on July 25, 2016, a date within five trading days prior to the date of the filing of this registration statement.

(4) Represents shares of our common stock, par value $0.001 per share, which may be issued upon exercise of outstanding Series O Stock Purchase Warrants (the "Series O Warrants"), allowing the holder to purchase shares of our common stock at an exercise price of $3.10 per share through October 31, 2017.

(5) The proposed maximum offering price per share is estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(g) using the price at which the warrants may be exercised.

(6) Represents shares of our common stock, par value $0.001 per share, which may be issued upon exercise of outstanding Series P Stock Purchase Warrants (the "Series P Warrants"), allowing the holder to purchase shares of our common stock at an exercise price of $3.70 per share through April 30, 2018.

(7) Represents shares of our common stock, par value $0.001 per share, which may be issued upon exercise of outstanding Series Q Stock Purchase Warrants (the "Series Q Warrants"), allowing the holder to purchase shares of our common stock at an exercise price of $3.20 per share through June 20, 2019; the Series Q Warrants may be exercised on a cashless basis using the formula set forth therein.

(8) Represents shares of our common stock, par value $0.001 per share, which may be issued upon exercise of outstanding Series R Stock Purchase Warrants (the "Series R Warrants"), allowing the holder to purchase shares of our common stock at an exercise price of $4.00 per share through June 20, 2021; the Series R Warrants may be exercised on a cashless basis using the formula set forth therein. The Series O Warrants, the Series P Warrants, the Series Q Warrants and the Series R Warrants may hereinafter be referred to collectively as, the "Warrants."

(9) Paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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SUBJECT TO COMPLETION, DATED JULY 29, 2016

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sales is not permitted.

4,317,500 SHARES

SOLARWINDOW TECHNOLOGIES, INC. COMMON STOCK

This prospectus relates to the resale by certain of our stockholders named in the section of this prospectus titled "Selling Stockholders" (collectively, the "Selling Stockholders") of up to 4,317,500 shares (collectively, the "Shares") of our common stock, par value $0.001. The Shares being offered under this prospectus are comprised of:

(a)

1,539,500 shares of common stock that were purchased by the Selling Stockholders in transactions with us or with our affiliates pursuant to exemptions from the registration requirements of the Securities Act;

(b)

602,000 shares of common stock issuable upon exercise outstanding Series O Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.10 per share through October 31, 2017;

(c)

301,000 shares of common stock issuable upon exercise outstanding Series P Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.70 per share through April 30, 2018;

(d)

937,500 shares of common stock issuable upon exercise outstanding Series Q Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.20 per share through June 20, 2019; and

(e)

937,500 shares of common stock issuable upon exercise outstanding Series R Warrants allowing the holders to purchase shares of common stock at an exercise price of $4.00 per share through June 20, 2021.

Although we will pay substantially all the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales by the Selling Stockholder; we may, however, receive proceeds from the exercise of the Warrants.

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The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the shares or interests therein may be deemed "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. If a Selling Stockholder is determined to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act it will be subject to the prospectus delivery requirements of the Securities Act.

Our common stock is presently quoted for trading under the symbol "WNDW" on the OTCQB. On July 28, 2016, the closing price of the common stock, as reported on the OTCQB was $3.25 per share. The Selling Stockholders have advised us that it will sell the shares of common stock registered hereunder from time to time in the open market, on the OTCQB, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled "Plan of Distribution."

The purchase of the shares offered through this prospectus involves a high degree of risk. Please refer to "Risk Factors" beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2016

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You should rely only on the information contained in this prospectus or any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus or incorporated by reference herein is accurate only on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason.

This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.

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PROSPECTUS SUMMARY

This summary highlights certain information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before investing in the securities offered pursuant to this prospectus. You should read the entire prospectus carefully, including the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes, before making an investment decision.

Except where the context otherwise requires and for purposes of this prospectus only, "we," "us," "our," "Company," "our Company," and "SolarWindow" refer to SolarWindow Technologies, Inc., a Nevada corporation, and its consolidated subsidiaries.

Our Company

We were incorporated in the State of Nevada on May 5, 1998, under the name "Octillion Corp." On December 2, 2008, we amended our Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, we amended our Articles of Incorporation to change our name to SolarWindow Technologies, Inc. The accompanying consolidated financial statements include our accounts and those of our wholly owned subsidiaries.

We have been developing two (2) sustainable electricity generating systems. These novel technologies are branded as SolarWindow™ and MotionPower™. On March 2, 2015, we announced that we will exclusively focus on further developing and bringing to market products derived from our SolarWindow™ technology.

At the time of this filing, our proprietary patent-pending SolarWindow™ transparent electricity-generating coatings are the subject of 14 U.S. and international patent filings.

Our SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent, coating of organic photovoltaic ("OPV") solar cells applied to glass and plastics. Our SolarWindow™ technology is the subject of a patent pending technology. Initially being developed for application on glass surfaces, SolarWindow™ could potentially be used on any of the more than 85 million commercial and residential buildings in the United States alone.

Corporate Information

Our corporate headquarters is located at 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044. Our telephone number is (800) 213-0689; our fax number is (240) 554-2316. Our website is www.solarwindow.com. Information contained on our web site (or any other website) does not constitute part of this prospectus.

Risk Factors

Our business operations are subject to numerous risks, including the risk of delays in or discontinuation of our research and development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 9 of this prospectus.

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THE OFFERING

Securities Being Registered:

4,317,500 shares of common stock, comprised of:

(a) 1,539,500 shares of common stock that were purchased by the Selling Stockholders in transactions with us or with our affiliates pursuant to exemptions from the registration requirements of the Securities Act;

(b) 602,000 shares of common stock issuable upon exercise outstanding Series O Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.10 per share through October 31, 2017;

(c) 301,000 shares of common stock issuable upon exercise outstanding Series P Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.70 per share through April 30, 2018;

(d) 937,500 shares of common stock issuable upon exercise outstanding Series Q Warrants allowing the holders to purchase shares of common stock at an exercise price of $3.20 per share through June 20, 2019; and

(e) 937,500 shares of common stock issuable upon exercise outstanding Series R Warrants allowing the holders to purchase shares of common stock at an exercise price of $4.00 per share through June 20, 2021.

Offering Price:	The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

Selling Stockholder:

The Selling Stockholders are existing stockholders who purchased or otherwise acquired shares, or warrants to purchase shares, of our common stock from us in private transactions pursuant to exemptions from the registration requirements of the Securities Act. Please refer to the section titled "Selling Stockholders" of this prospectus.

Shares Outstanding Prior to Completion of the Offering:	28,500,221

Authorized Capital Stock:

Our authorized capital stock consists of stock of 300,000,000 shares of common stock, each with a par value of $0.001, and 1,000,000 shares of preferred stock, each with a par value of $0.10. No preferred shares were issued and outstanding.

Shares Outstanding upon Closing of the Offering:

Upon completion of the offering, we will have 31,278,221 shares outstanding, assuming the exercise of all warrants registered hereunder, but without giving effect to the exercise of any other outstanding options, warrants or other derivative securities.

OTCQB Symbol:	WNDW

Transfer Agent:	Worldwide Stock Transfer, LLC, One University Plaza, Suite 505, Hackensack, NJ 07601.

Risk Factors:

Our business operations are subject to numerous risks, including the risk of delays in or discontinuation of our research and development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider, you are urged to carefully review and consider the section titled "Risk Factors" of this prospectus.

Use of Proceeds:

Although we will pay substantially all the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales by the Selling Stockholder. We may, however receive proceeds from the exercise of the Warrants; if such proceeds are received by us, they will be used to fund the development of our SolarWindow™ technology and for working capital and general corporate purposes. See "Use of Proceeds."

Duration of Offering:

Pursuant to the terms of a registration rights agreement we entered into on June 20, 2016 (the "Registration Rights Agreement") with two of the Selling Stockholders, we agreed to register for resale all of the shares issued to such selling stockholders, including shares issuable upon exercise of warrants purchased by them in an offering exempt from the registration requirements we completed on June 20, 2016 (the "6/2016 Offering") and to keep the registration statement, of which this prospectus is a part of, until the earlier of: (a) the date such Selling Stockholders securities have been sold in accordance with Rule 144; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act. The remaining Shares represent shares of common stock issued, and shares issuable upon exercise of outstanding warrants, that were purchased by the Selling Stockholders in an offering exempt from the registration requirements we completed on March 31, 2016 (the "3/2016 Offering"); we are not, however, under any obligation to register any of the shares purchased in the 3/2016 Offering.

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Selected Financial Data

The following tables set forth a summary of certain selected consolidated financial data for the nine months ended May 31, 2016 and 2015 and for the fiscal years ended August 31, 2015 and 2014. This information is derived from our consolidated financial statements. Historical results are not necessarily indicative of the results that may be expected for any future period. The consolidated financial data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes included elsewhere in this prospectus.

Statements of Operations Data	For the Nine Months Ended May 31, 2016 Unaudited	For the Nine Months Ended May 31, 2015 Unaudited
Revenue	$0	$0
Loss from operations	$(2,305,011)	$(2,250,547)
Net loss	$(5,232,917)	$(6,344,558)
Basic and diluted net loss per share	$(0.19)	$(0.26)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	26,957,191	24,823,496

Statements of Operations Data	For the Year Ended August 31, 2015	For the Year Ended August 31, 2014
Revenue	$0	$0
Loss from operations	$(3,115,290)	$(3,012,910)
Net loss	$(8,092,744)	$(3,892,381)
Basic and diluted net loss per share	$(0.32)	$(0.16)
Weighted average shares outstanding used in basic and diluted net loss per share calculation	25,131,836	24,279,448

Balance Sheet Data	For the Nine Months Ended May 31, 2016 Unaudited	For the Year Ended August 31, 2015	For the Year Ended August 31, 2014
Cash and cash equivalents	$123,541	$228,465	$785,237
Working capital	$(1,950,382)	$(2,898,860)	$(74,216)
Total assets	$596,994	$386,287	$974,091
Total liabilities	$4,166,917	$3,254,612	$1,023,710
Total stockholders' equity (deficit)	$(3,569,923)	$(2,868,325)	$(49,619)

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before purchasing any Shares. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading price of our common stock could decline, and you may lose all or part of your investment. You should acquire the Shares only if you can afford to lose your entire investment. You should also refer to the other information contained in this prospectus, including our financial statements and the notes to those statements, and the information set forth under the caption "Note Regarding Forward-Looking Statements." The risks described below and contained in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related To Our Business

We have experienced significant losses, have not generated any revenues, expect losses to continue for the foreseeable future and our auditors have issued a going concern explanation in their report on our most recent audited financial statements.

We have not generated any revenue since inception and do not expect to generate any revenue for the foreseeable future. We had a net loss of $8,092,744 and $3,892,381 for our fiscal years ended August 31, 2015 and 2014, respectively, and we have incurred a cumulative deficit of $34,271,931 from inception (May 5, 1998) through May 31, 2016. We anticipate incurring losses through at least December 2017. As a result of our recurring losses from operations and substantial accumulated deficit, our independent registered public accounting firm included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited consolidated financial statements for our fiscal year ended August 31, 2015.

The sale by our stockholders of restricted shares, either pursuant to a resale prospectus or Rule 144, may adversely affect our ability to raise the funds we will require to effectuate our business plan.

As of the date of this prospectus, we had 28,500,221 shares issued and outstanding, of which 7,446,802 are deemed "restricted securities" within the meaning of Rule 144, as promulgated under the Securities Act ("Rule 144"). The possibility that substantial amounts of our common stock may be sold into the public market, either under Rule 144, or pursuant to a resale registration statement, may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities because of the perception that future resales could decrease our stock price and because of the availability of resale shares to those interested in investing in our common stock.

We may require additional financing to expand, accelerate or sustain our current level of operations beyond March 2017, and failure to obtain such financing would have a material adverse effect on our business, operating results, financial condition and prospects.

As of May 31, 2016, we had cash and cash equivalents of $123,541. Subsequent to quarter end we received $3,000,000 from the sale of 937,500 units pursuant to a private placement of our securities in the 6/2016 Offering. We anticipate that we will remain engaged in research and product development activities at least through December 2017. Based upon our current level of operations and expenditures, we believe that absent any modification or expansion of our existing research, development and testing activities, cash on hand should be sufficient to enable us to continue operations through March 2017. There is no assurance that we will be able to generate revenue and achieve profitability or secure additional financing once our current cash balance is depleted. Any significant expansion in scope or acceleration in timing of our current research and development activities, or commencement of any marketing and sales activities, will require additional funds.

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If adequate funds, including proceeds, if any, from this offering are not available on reasonable terms or at all, it would result in a material adverse effect on our business, operating results, financial condition and prospects. In particular, we may be required to delay, reduce the scope of or terminate one or more of our research programs, sell rights to our SolarWindow™ technology or other technologies or products based upon such technologies, or license the rights to such technologies or products on terms that are less favorable to us than might otherwise be available. If we raise additional funds by issuing equity or debt securities, further dilution to stockholders may result and new investors could have rights superior to existing stockholders.

Even if financing is available to us, because we cannot currently estimate the amount of funds or time required to commercialize our technologies, we may secure less funding than is actually required to effectuate our business plan.

We are currently in the advanced stages of our research and development and have come to the point where larger and faster equipment is necessary for development to continue and to be able to come to market with a commercially viable product; however, we cannot accurately predict the amount of funding or the time required to successfully commercialize the SolarWindow™ technology. The actual cost and time required to commercialize these technologies may vary significantly depending on, among other things, the results of our research and development efforts, the cost of developing, acquiring, or licensing various enabling technologies, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing claims with respect to patents, the regulatory approval process and manufacturing, marketing and other costs associated with commercialization of these technologies. Because of this uncertainty, even if financing is available to us, we may secure insufficient funding to effectuate our business plan.

We may compete for the time and efforts of our officers and directors.

Certain of our officers and directors are also officers, directors, and employees of other companies, and we may have to compete with the other companies for their time, attention and efforts. Except for Mr. John A. Conklin, our President and Chief Executive Officer, Chief Financial Officer and a director, none of our directors anticipate devoting more than approximately five percent of their working time to our matters.

The success of our research and development activities is uncertain. If such efforts are not successful, we will be unable to generate revenues from our operations and we mayhave to cease doing business.

Commercialization of the SolarWindow™ technology will require significant further research, development and testing as we must ascertain whether the SolarWindow™ technology can form the basis for a commercially viable technology or product. If our research and development fails to prove commercial viability of the SolarWindow™ technology, we may need to abandon our business model and/or cease doing business, in which case our shares may have no value and you may lose your investment. We anticipate we will remain engaged in development through at least December 2017.

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The development of the SolarWindow™ technology is subject to the risks of failure inherent to the development of any novel technology.

Ultimately, the development and commercialization of the SolarWindow™ technology is subject to a number of risks that are particular to the development and commercialization of any novel technology. These risks include, but are not limited to, the following:

•	our research and development efforts may not produce a commercially viable product;
•	we may fail to maintain license rights to the SolarWindow™ technology (or any of its derivatives);
•	we may fail to develop, acquire, or license various enabling technologies that may be integral to the commercialization of the SolarWindow™ (or any of its derivatives);
•	the SolarWindow™ technology (or any of its derivatives) may ultimately prove to be ineffective, unsafe or otherwise fail to receive necessary regulatory approvals;
•	the SolarWindow™ technology (or any of its derivatives), even if safe and effective, may be difficult to manufacture on a large scale or uneconomical to market;
•	our marketing license or proprietary rights to products derived from the SolarWindow™ technology may not be sufficient to protect our products from competitors;
•	the proprietary rights of third parties may preclude us or our collaborators from making, using or marketing products utilizing the SolarWindow™ technology; or,
•	third parties may market superior, more effective, or less expensive technologies or products having comparable results to the SolarWindow™ (or any of its derivatives).

If we ultimately do not obtain the necessary regulatory approvals for the commercialization of theSolarWindow™ technology, we will not achieve profitable operations and your investment may be lost.

In order to commercialize the SolarWindowTM technology, we may need to obtain regulatory approval from various local, state, federal or international agencies. At this time, we do not have a product to be submitted for regulatory approval. The process for obtaining such regulatory approvals may be time consuming and costly, and there is no guaranty that we will be able to obtain such approvals. The failure to obtain any necessary regulatory approvals could delay or prevent us from achieving profitability, which could result in the total loss of your investment.

Our ability to operate profitably is directly related to our ability to develop, protect and perfect rights in and to our proprietary technology.

We rely on a combination of trademark, trade secret, nondisclosure, copyright and patent law to protect our SolarWindow™ technology, which may afford only limited protection.

We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity, scope or enforceability of our proprietary rights. Any such claims could be time consuming, result in costly litigation, or force us to enter into royalty or license agreements rather than dispute the merits of such claims, requiring us to pay royalties and/or license fees to third parties. There is always a risk that patents, if issued, may be subsequently invalidated, either in whole or in part and this could diminish or extinguish protection for any technology we may license or may adversely affect our ability to fully commercialize our technologies.

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We generally require our subsidiaries and our employees, consultants, advisors and collaborators to execute appropriate agreements with us, regarding the confidential information developed or made known to such persons during the course of their engagement by us. These agreements provide that any proprietary technologies developed during such engagement are owned by us and that confidential information pertaining to such technologies will be kept confidential and not disclosed to third parties except in specific circumstances. These agreements also provide for the assignment to us by any such person of any patents issued with respect to any such technologies. If these provisions are breached, we may not be able to fully perfect our rights to the technologies in question, and in some instances, we may not have an appropriate remedy available for the damages that we may incur as a result of any such breach.

We may be accused of infringing the intellectual property rights of others.

We cannot guarantee that we will not become the subject of infringement claims or legal proceedings by third parties with respect to our current programs or future technology developments. Any such claims could be time consuming, result in costly litigation and could ultimately lead to a determination that the SolarWindow™ technology, or any of its derivatives, infringe on a third party's patent rights.

If we fail to obtain additional licenses in the future required to maintain our rights to market products developed, if any, we may need to curtail or cease operations.

We may not retain all rights to developments, inventions, patents and other proprietary information resulting from any collaborative arrangements, whether in effect as of the date hereof or which may be entered into at some future time with third parties. As a result, we may be required to license such developments, inventions, patents or other proprietary information from such third parties, possibly at significant cost to us. Our failure to obtain and maintain any such licenses could have a material adverse effect on our business, financial condition and results of our operations. In particular, the failure to obtain a license could prevent us from using or commercializing our technology.

Compliance with environmental regulations, or dealing with harmful or hazardous materials involved in our research and development, may require us to divert our limited capital resources.

Our research and development programs do not generally involve the handling of harmful or hazardous materials, but they may occasionally do so. Accordingly, we may become subject to federal, state and local laws and regulations governing the use, handling, storage and disposal of hazardous and biological materials. If violations of environmental, health and safety laws occur, we could be held liable for damages, penalties and costs of remedial actions. These expenses or this liability could have a significant negative impact on our business, financial condition and results of operations. We may violate environmental, health and safety laws in the future as a result of human error, equipment failure or other causes. Environmental laws could become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with violations. We may be subject to potentially conflicting and changing regulatory agendas of political, business and environmental groups. Changes to or restrictions on permitting requirements or processes, hazardous or biological material storage or handling might require an unplanned capital investment or relocation. Failure to comply with new or existing laws or regulations could harm our business, financial condition and results of operations. We do not have any insurance coverage with respect to damages or liabilities we may incur as a result of these activities.

In seeking to acquire or develop technologies,weare operating in highly competitive markets and our competitors have several competitive advantages over us.

Our commercial success will depend on our ability to compete effectively in product development areas such as, but not limited to, safety, efficacy, ease of use, customer compliance, price, marketing and distribution. Our competitors may succeed in developing products that are more effective than any products derived from our research and development efforts or that would render such products obsolete and non-competitive. The alternative energy industry is characterized by intense competition, rapid product development and technological change. Most of the competition that we encounter is expected to come from companies, research institutions and universities who are researching and developing technologies and products similar to or competitive with any we may develop.

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These companies have several competitive advantages, including:

•	significantly greater name recognition;
•	established relations with customers;
•	established distribution networks;
•	more advanced technologies and product development;
•	additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;
•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products;
•	greater financial and human resources for product development, sales and marketing, and
•	the ability to endure potentially prolonged patent litigation.

As a result, we may not be able to compete effectively against these companies or their products.

Any products developed from our SolarWindow™technology will face competition from other companies producing solar power and/or energy harvesting products.

The solar power market is intensely competitive and rapidly evolving. The energy harvesting market is not well-defined, immature, and evolving with uncertainty. When, or if, this market matures, it may also be intensely competitive.

Our competitors are better capitalized, have established market positions, and if we fail to attract and retain customers and establish a successful distribution network for our solar products, we may be unable to achieve adequate sales and market share. There are a number of major multi-national corporations that produce solar power and alternative energy products, which may be competitive with those that we are seeking to develop, including Heliatek, Dyetec Solar, Dysol, Solarmer Energy, BP Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo, Eight19, Ubiquitous Energy, Oxford Photovoltaics, ONYX Solar, among others. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new solar power and alternative energy technologies that may have costs similar to, or lower than, our projected costs.

Technological changes could render our products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

Our failure to refine our technologies and to develop and introduce new products could cause our products to become uncompetitive or obsolete, which could prevent us from achieving market share and sales. The alternative energy industry is rapidly evolving and highly competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the industry and to compete in the future and we may be unable to secure such financing. We believe that a variety of competing solar and alternative energy technologies may be under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our products. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of products.

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To the extent we are able to develop and commercialize products based upon or derived from the SolarWindow™ technology, if such products do not gain market acceptance, we may not achieve sales and market share.

The development of a successful market for our products may be adversely affected by a number of factors, some of which are beyond our control, including:

•	customer acceptance of our products;
•	our failure to produce products that compete favorably against other alternative energy and solar-photovoltaic power products on the basis of cost, quality and performance;
•

our failure to produce products that compete favorably against conventional energy sources and alternative distributed-generation technologies, such as wind, biomass and solar thermal, on the basis of cost, quality and performance;

•	performance and reliability of our products as compared with conventional and alternative energy products;
•

our failure to qualify for and secure government reimbursements, tax incentives and any other financial subsidies that may be available to consumers for the implementation of alternative energy technologies such as solar systems at such time as our products become available for commercial sale, and which potential customers for our products may reasonably expect; and

•	our failure to develop and maintain successful partnerships with manufacturers, distributors, and other resellers, as well as strategic partners.

If our products fail to gain market acceptance, we will be unable to achieve sales and market share.

If solar photovoltaic harvesting technologies are not suitable for widespread adoption or sufficient demand for such products does not develop or takes longer to develop than we anticipate, we may not be able to profitably exploit the SolarWindow™ technology.

The market for OPV solar-energy related products is emerging and rapidly evolving, and the market for energy harvesting products is generally unproven and not yet established. The success of products for these markets is uncertain.

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If our solar power or energy harvesting technologies prove unsuitable for widespread commercial deployment or if demand for such power products fails to develop sufficiently, we would be unable to achieve sales and market share. In addition, demand for such products in the particular markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar and energy capture and conversion products, including:

•	cost-effectiveness of such technologies as compared with conventional and competitive alternative energy technologies;
•	performance and reliability of such products as compared with conventional and competitive alternative energy products;
•	success of other alternative energy technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and solar thermal technologies;
•	public concern regarding energy security, the potential risks associated with global warming, the environmental and social impacts of fossil fuel extraction and use;
•	fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;
•	increases or decreases in the prices of oil, coal and natural gas;
•	capital expenditures by customers, which tend to decrease when domestic or foreign economies slow;
•	continued deregulation of the electric power industry and broader energy industry; and
•	availability of government subsidies and incentives.

Our growth and success, and that of the SolarWindow™ technologies and products, depends on our ability to develop new products and services and adapt to market and customer needs.

The sectors in which we operate experience rapid and significant changes due to the introduction of innovative technologies. Introducing new technology products and innovative services, which we must do on an ongoing basis to meet customers' needs, requires a significant commitment to research and development, which may not result in success. We are a pre-revenue and may suffer if it invests in technologies that do not function as expected or are not accepted in the marketplace or if its products, systems or service offers are not brought to market in a timely manner, become obsolete or are not responsive to our customers' requirements.

Our business model and strategy involves growth through acquisitions, joint ventures and mergers that may be difficult to execute.

Our business model and strategy involves growth through acquisitions, joint ventures and mergers.External growth transactions are inherently risky because of the difficulties that may arise in integrating people, operations, technologies and products, and the related acquisition, administrative and other costs.

We are dependent upon hiring and retaining highly qualified management and technical personnel.

Competition for highly qualified management and technical personnel is intense in our industry. Future success depends in part on our ability to hire, assimilate and retain engineers, salespeople and other qualified personnel, especially in the area of OPV with focus in our SolarWindow™ technologies and products. A key risk is our ability to anticipate their needs for certain key competences and to implement HR solutions to recruit or improve these competences. We believe that two key competences required in the near term are a PhD OPV Scientist and a Chief Financial Officer.

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We may be the subject of product liability claims and other adverse effects due to defective products, design faults or harm caused to persons and property.

Despite our development, testing, and quality procedures, our SolarWindow™ products might not operate properly or might contain design faults or defects, which could give rise to disputes in respect of its liability. Product liability related to defective products could lead to a loss of revenue, claims under warranty and legal proceedings. Such disputes could result in a fall-off in demand or harm our reputation for safety and quality.

Our SolarWindow™ technology and products will be subject to environmental, occupational safety & hygiene, Underwriter laboratory, electrical codes, and other state and federal, EU, and other Country regulations.

Our SolarWindow™ technologies and products are will subject to extensive and increasingly stringent environmental, occupational safety & health, Underwriter Laboratory, electrical codes, and other state and federal, EU laws and regulations ("Laws & Regulations"). There can be no guarantee that we will not be required to pay significant fines or compensation as a result of past, current or future breaches of Laws & Regulations. This exposure exists even if we are not responsible for the breaches, in cases where they were committed in the past by companies or businesses that were not part of ours that may be exposed to the risk of claims for breaches of these Laws & Regulations. Such claims could adversely affect our financial position and reputation, despite the efforts and investments made to comply at all times with all applicable Laws & Regulations. If we fail to conduct its businesses in full compliance with the applicable Laws & Regulations, the judicial or regulatory authorities could require us to conduct investigations and/or implement costly curative measures.

Our business faces significant risks related to interest rate, State & Federal subsidies, modified accelerated cost recovery system, taxes, depreciation, etc.

Our Financial and Revenue Modeling and Estimates (the "Model") are exposed to risks associated with the effect of changing interest rates, State & Federal subsidies, modified accelerated cost recovery system (MACRS), taxes, depreciation, renewable energy tax credits, etc. risk. These risks affect borrowings; return on investment (ROI), internal rate of return (IRR) or economic rate of return (ERR), etc. and the ability to borrow or raise capital to secure deployment funding. If any of these Financial and Revenue Modeling and Estimation parameters fail to exist, cease to be available, or diminish in any way, our Financial and Revenue Modeling and Estimates may not be accurate or reveal profitability, or favorable ROI and/or IRR necessary for SolarWindow™ technology or related product deployment.

Our financial model may prove to be inaccurate and our SolarWindow™ technology or related products may not be cost effective.

Although our independently verified Model has shown that our SolarWindow™ technology can provide a one-year payback, it is based upon a number of assumptions that may not prove accurate. If the Model is inaccurate our SolarWindow™ technology or related product may not provide potential customers with sufficient ROI to be a cost effective alternative to other available products.

An increase in raw material prices could have negative consequences on our long-term profitability.

We face exposure to fluctuations in energy, raw and chemical material, and glass and plastic film prices. If we are not able to hedge, compensate or pass on our increased costs to customers, this could have an adverse impact on its financial results and stability, and deployment of SolarWindow™ technologies or products.

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We lack sales and marketing experience and will likely rely on third party marketers.

We have limited experience in sales, marketing or distribution of photovoltaic and energy capture and conversion products. We expect to market and sell or otherwise commercialize the SolarWindow™ technology (or any of its derivatives) through distribution, co-marketing, co-promotion or licensing arrangements with third parties. Therefore, any revenues received by us will be dependent on the efforts of third parties. If any such parties breach or terminate their agreements with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of the SolarWindow™ technology (or any of its derivatives) would be delayed or terminated, which would adversely affect our ability to generate revenues and our profitability.

Risks Related To Ownership of Our Common Stock and This Offering

The trading price of our common stock historically has been volatile and may not reflect its actual value.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic our control. In recent years, broad stock market indices in general, and smaller capitalization companies in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock.

Our common stock is a penny stock and is not traded on a national securities exchange, therefore you may find it difficult to sell the shares of our common stock you acquire in this offering.

Our common stock is traded on the OTCQB. The OTCQB is viewed by most investors as a less desirable, and less liquid, marketplace. As a result, an investor may find it more difficult to purchase, dispose of or obtain accurate quotations as to the value of our common stock.

Additionally, our common stock is subject to regulations of the SEC applicable to "penny stock." Penny stock includes any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and "accredited investors" (as defined in Rule 501(c) of the Securities Act). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of our common stock.

In addition, the penny stock regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule proscribed by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

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Kalen Capital Corporation ("KCC"), a private corporation solely owned by Mr. Harmel S. Rayat, a former officer and director and director of ours, beneficially owns approximately 66% of our issued and outstanding stock when giving effect to derivative securities owned by KCC. This ownership interest may preclude you from influencing significant corporate decisions.

As of the date of this prospectus, KCC, a private corporation solely owned by Harmel S. Rayat, beneficially owned approximately 29,066,492 shares (including shares issuable upon exercise of outstanding warrants, conversion of the Convertible Note and the exercise of the warrants included upon conversion thereof), or approximately 66%, of our outstanding common stock. On October 7, 2013, we received a loan in the principal amount of $3,000,000 from KCC and issued the Convertible Note, as amended pursuant to the Amended Bridge Loan Agreement (the "Amended BLA, which if converted on July 15, 2016, in the full amount, including all accrued interest, at $1.37 per Unit, would result in the issuance of an additional 2,654,558 shares of our common stock and a warrant to purchase up to an additional 2,654,558 shares of our common stock. As a result, Mr. Rayat may be able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies. Mr. Rayat's interests may be different from yours. For example, he may support proposals and actions with which you may disagree or which are not in your interest. This concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, Mr. Rayat could use his voting influence to maintain our existing management and directors in office, or support or reject other management and Board proposals that are subject to stockholder approval, such as the adoption of employee stock plans and significant unregistered financing transactions.

The trading price of our common stock historically has been volatile and may not reflect its actual value.

The trading price of our common stock has, from time to time, fluctuated widely and in the future may be subject to similar fluctuations. The trading price may be affected by a number of factors including the risk factors set forth herein, as well as our operating results, financial condition, general economic our control. In recent years, broad stock market indices in general, and smaller capitalization companies in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock. In addition, the sale of our common stock into the public market upon the effectiveness of this registration statement could put downward pressure on the trading price of our common stock.

The sale by our stockholders of restricted shares, either pursuant to a resale prospectus or Rule 144, may adversely affect our ability to raise the funds we will require to effectuate our business plan.

As of the date of this prospectus, we had 28,500,221 shares issued and outstanding, of which 9,002,302 are deemed "restricted securities" within the meaning of Rule 144. The possibility that substantial amounts of our common stock may be sold into the public market, either under Rule 144, or pursuant to a resale registration statement, may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities because of the perception that future resales could decrease our stock price and because of the availability of resale shares to those interested in investing in our common stock.

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Our common stock is a penny stock and is not traded on a national securities exchange, therefore you may find it difficult to sell the shares of our common stock you acquire in this offering.

Our common stock is traded on the OTCQB. The OTCQB is viewed by most investors as a less desirable, and less liquid, marketplace. As a result, an investor may find it more difficult to purchase, dispose of or obtain accurate quotations as to the value of our common stock.

Additionally, our common stock is subject to regulations of the SEC applicable to "penny stock." Penny stock includes any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), imposes certain sales practice requirements on broker-dealers who sell our common stock to persons other than established customers and "accredited investors" (as defined in Rule 501(c) of the Securities Act). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and purchasers of our common stock to sell their shares of our common stock.

In addition, the penny stock regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule proscribed by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for our common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

Although our common stock is currently quoted on the OTCQB, if we do not meet or comply with the recent changes to the OTCQB our shares may be delisted from the OTCQB and would likely be traded on the OTC Pink (aka the Pink Sheets).

Although our common stock is currently quoted on the OTCQB, effective as of May 1, 2014, the OTC Markets Group Inc. changed its rules for OTCQB eligibility. To be eligible for OTCQB, companies will be required to:

•	Meet a minimum bid price test of $0.01. Securities that do not meet the minimum bid price test will be downgraded to OTC Pink;
•	Submit an application to OTCQB and pay an application and annual fee; and
•

Submit an OTCQB Annual Certification confirming our Profile displayed on www.otcmarkets.com is current and complete and providing additional information on officers, directors, and controlling shareholders.

In the event we do not submit an annual certification and pay the fee our common stock will likely be downgraded to the OTC Pink, which could adversely affect the market liquidity of our common stock.

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We are not subject to compliance with rules requiring the adoption of certain corporate governance measures, which may limit the protections shareholders have against related party transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because a minority of our directors are independent, we do not currently have independent audit, or compensation committees. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against related party transactions, conflicts of interest and similar matters.

There are options to purchase shares of our common stock currently outstanding.

As of the date of this prospectus we have granted options to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 720,001 shares of our common stock. The exercise prices of these options range from $0.80 to $5.94 per share. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

There are warrants to purchase shares of our common stock currently outstanding.

As of the date of this prospectus we have issued warrants to purchase shares of our common stock to various persons and entities, under which we could be obligated to issue up to 11,586,631 shares of common stock. The exercise prices of these warrants are: (a) $1.37 per share for the Series I Warrant exercisable for 921,875 shares; (b) $1.12 per share for the Series J Warrant exercisable for 3,110,378 shares; (c) $1.20 per share for the Series K Warrant exercisable for 3,110,378 shares; (d) $1.20 per share for the Series L Warrant exercisable for 500,000 shares; (e) $2.34 per share for the Series M Warrants exercisable for 375,000 shares; (g) $3.38 per share for the Series N Warrant exercisable for 767,000 shares; (h) $3.10 per share for the Series O Warrants exercisable for 618,000 shares; (i) $3.70 per share for the Series P Warrants exercisable for 309,000 shares; (j) $3.20 per share for the Series Q Warrants exercisable for 937,500 shares; and (k) $4.00 per share for the Series R Warrants exercisable for 937,500 shares at. Other than the Series O Warrants and Series P Warrants, all of the aforementioned warrants may be exercised on a cashless basis. If issued, the shares underlying these warrants would increase the number of shares of our common stock currently outstanding and dilute the holdings and voting rights of our then-existing stockholders.

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There is a convertible note in the principal amount of $3,000,000 (the "Convertible Note") currently outstanding that, if converted, may require us to issue additional shares of our common stock and warrants to purchase our common stock.

On October 7, 2013, we issued the Convertible Note evidencing a loan made to us by KCC. Pursuant to the terms of the Convertible Note, as amended by the Amended BLA, KCC may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Loan, and any or all accrued and unpaid interest due thereon, into Units, with each Unit consisting of (a) one share of common stock and (b) one warrant allowing KCC to purchase one share of common stock. The Units are convertible at a unit price equal to the lesser of (1) $1.37, or (2) seventy percent of the 20 day average closing price of the Common Stock as quoted on the OTCQB as of the last trading date prior to the date of exercise, subject to a floor of $1.00. The exercise price of each warrant will be equal to sixty percent of the 20 day average closing price of our common stock as quoted on the OTCQB as of the last trading date prior to the date of exercise, subject to a floor of $1.00 (all share prices will be rounded to the nearest cent). The warrant is exercisable for a period of five years from the date of issuance and contains a provision allowing the holder to exercise the warrant on a cashless basis as further set forth therein.

We have entered into registration rights agreements certain of the Selling Stockholders requiring us to register for resale shares owned by those Selling Stockholders. If we fail to timely file the registration statements we will be obligated to issue additional shares of our common stock to those Selling Stockholders.

On October 7, 2013, as part of the bridge loan made to us by KCC we entered into a registration rights agreement with KCC pursuant to which we agreed to file such number of registration statements as required to register for resale with the SEC all the shares owned by KCC as of October 7, 2014, including all shares issuable upon conversion of any warrants then owned by KCC. As part of the Amended BLA we agreed to include all shares issuable upon exercise of the Series J Warrant, Series K Warrant and the warrant issuable upon exercise of the Convertible Note as part of the Registration Rights Agreement. If we fail to timely file the registration statements we will be obligated to issue additional shares of our common stock to KCC. In the event the we fail to file a registration statement in the time period required, we will issue to KCC additional shares of our common stock equal to 5% of the shares of our common stock that were to be registered for every thirty day period for which we fail to file such registration statement, subject to proration for any portion of such thirty day period and up to a maximum number of shares of our common stock equal to 25% of the number of shares of our common stock that were to be registered. Additionally, in the event we fail to cause a registration statement to be declared effective within ninety days from the date of filing, we will issue to KCC additional shares of our common stock equal to 2.5% of the shares of our common stock that were to be registered for every thirty day period for which we fail to cause the SEC to declare such registration statement effective, subject to proration for any portion of such thirty day period and up to a maximum number of shares of our common stock equal to 10% of the number of shares of common stock included in such registration statement.

There are loans in the principal amount of $3,618,146 outstanding that we do not currently have the funds to repay.

In addition to the Convertible Note, on March 4, 2015, we entered into a bridge loan agreement with 1420468 Alberta Ltd. pursuant to which they lent us the principal amount of $600,000 at an annual interest rate of 7% through December 31, 2016; and on December 7, 2015, we entered into a Bridge Loan Agreement with KCC pursuant to which they lent us $550,000, of which $548,700 was converted to our securities and $18,146 of unpaid principal and interest was evidenced by a new promissory note dated March 31, 2016, with an annual interest rate of 10% through September 1, 2016. We do not currently have sufficient funds to repay these loans.

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We may issue preferred stock which may have greater rights than our common stock.

Our Articles of Incorporation allow our Board of Directors (the "Board") to issue up to 1,000,000 shares of preferred stock. Currently, no shares of preferred stock are issued and outstanding. However, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from the holders of our common stock. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing it to be converted into shares of common stock, which could dilute the value of our common stock to then current stockholders and could adversely affect the market price, if any, of our common stock.

Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on a registered national exchange, such exchange's rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our failure to adequately comply with any of these laws, regulations, standards or rules may result in substantial fines or other penalties and could have an adverse impact on our ongoing operations.

Because we do not intend to pay dividends for the foreseeable future you should not purchase our shares if you are seeking dividend income.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon our current assumptions, expectations and projections, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our technologies, our potential profitability, and cash flows, (b) our growth strategies, (c) expectations from our ongoing sponsored research and development activities, (d) anticipated trends in the industries in which our technology would be utilized, (e) our future financing plans, and (f) our anticipated needs for working capital.

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Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

We have little likelihood of long-term success unless we are able to continue to raise capital from the sale of our securities or financing from other sources until, if ever, we generate positive cash flow from operations.

USE OF PROCEEDS

This prospectus relates to the resale of certain shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. This prospectus also relates to shares of our common stock to be issued to the Selling Stockholders upon exercise of outstanding warrants. We will not receive any proceeds from the sale of shares of our common stock in this offering; we may, however, receive proceeds from the exercise of the Warrants and we will use any such proceeds for working capital purposes.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices. The Series O Warrants are exercisable at a per share purchase price of $3.10, the Series P Warrants are exercisable at a per share purchase price of $3.70, the Series Q Warrants are exercisable at a per share purchase price of $3.20 and the Series R Warrants are exercisable at a per share purchase price of $4.00. The exercise price for the warrants has been arbitrarily determined by us, and bears no significant relationship to our assets, earnings, book value or any other objective standard of value. Please refer to "Plan of Distribution."

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTCQB under the symbol "WNDW." Our warrants are not currently traded on any market.

As of the date of this prospectus, there were 28,500,221 shares of our common stock outstanding and held by approximately 67 stockholders of record. A portion of our common stock is held in "street name" or by beneficial holders, whose shares are held of record by banks, brokers, and other financial institutions.

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The following table sets forth the range of high and low bid prices for our common stock for each quarter during the past two fiscal years as reported on the OTCQB:

Fiscal Year Ended August 31, 2015	High	Low
First Quarter (September 1 - November 30, 2014)	$1.82	$1.17
Second Quarter (December 1, 2014 - February 28, 2015)	$1.74	$1.20
Third Quarter (March 1 – May 31, 2015)	$2.35	$1.52
Fourth Quarter (June 1 – August 31, 2015)	$3.82	$1.92

Fiscal Year Ended August 31, 2014	High	Low
First Quarter (September 1 - November 30, 2013)	$2.31	$1.85
Second Quarter (December 1, 2013 - February 28, 2014)	$2.95	$2.05
Third Quarter (March 1 – May 31, 2014)	$2.56	$1.94
Fourth Quarter (June 1 – August 31, 2014)	$2.06	$1.50

Dividend Policy

We have not paid any dividends on our common stock and our Board presently intends to continue a policy of retaining earnings, if any, for use in our operations. The declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Board in light of conditions then existing, including earnings, financial condition, capital requirements and other factors. The Nevada Revised Statutes prohibit us from declaring dividends where, if after giving effect to the distribution of the dividend:

•	We would not be able to pay our debts as they become due in the usual course of business; or
•

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Except as set forth above, there are no restrictions that currently materially limit our ability to pay dividends or which we reasonably believe are likely to limit materially the future payment of dividends on common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under "Risk Factors" and elsewhere in this prospectus.

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We are a pre-revenue company developing our proprietary SolarWindow™ technology as the world's first-of-their-kind systems able to generate electricity on glass windows and flexible plastic while remaining transparent. Our SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent coating of OPV solar cells applied to glass and plastics.

We do not currently have any commercial products and there is no assurance that we will successfully be able to design, develop, manufacture, or sell any commercial products in the future.

Our product development programs involve ongoing research and development ("R&D") and product development efforts, and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried-out by our contract engineers, scientists, and consultants.

Ultimately, we plan to market any SolarWindow™ technology products through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators. We believe that this approach could provide immediate access to pre-existing distribution channels, therefore potentially increasing market penetration and commercial acceptance of our products and enabling us to avoid expending significant funds for development of a large sales and marketing organization.

We cannot accurately predict the amount of funding or the time required to successfully commercialize our SolarWindow™ technology. The actual cost and time required to commercialize our SolarWindow™ technology may vary significantly depending on, among other things, the results of our R&D efforts, the cost of developing, acquiring, or licensing various enabling technologies, changes in the focus and direction of our R&D programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing claims with respect to patents, the regulatory approval process and manufacturing, marketing and other costs associated with commercialization of these technologies. Because of this uncertainty, even if financing is available to us, we may secure insufficient funding to effectuate our business plan.

Research and Related Agreements

We are a party to certain agreements related to the development of our SolarWindow™ technology.

Stevenson-Wydler Cooperative Research and Development Agreement with the Alliance for Sustainable Energy

In efforts to advance the commercial development of the SolarWindow™ technology, on March 18, 2011, we entered into a CRADA with Alliance for Sustainable Energy, LLC ("Alliance"), the operator of NREL under its U.S. Department of Energy contract. Under terms of the CRADA, NREL researchers will make use of our exclusive intellectual property ("IP"), newly developed IP, and NREL's background IP in order to work towards specific product development goals. Under the terms of the CRADA, we agreed to reimburse Alliance for filing fees associated with all documented, out-of-pocket costs directly related to patent application preparation and filings, and maintenance of the patent applications.

On January 16, 2013, we entered into a modification to the CRADA for the purpose of extending the date pursuant to which NREL's researchers will make use of our exclusive IP and NREL's background IP. As part of the extension, we advanced $150,000 to Alliance as a retainer, which will be used once the development goals are met. Until such time, however, Alliance bills us monthly for R&D related costs as they are incurred.

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On March 6, 2013, we entered into Phase II of our CRADA with Alliance. Under the terms of the agreement, researchers will additionally work towards:

•	further improving SolarWindow™ technology efficiency and transparency;
•	optimizing electrical power (current and voltage) output;
•	optimizing the application of the active layer coatings which make it possible for SolarWindow™ coatings to generate electricity on glass surfaces;
•	developing improved electricity-generating coatings by enhancing performance, processing, reliability, and durability;
•	optimizing SolarWindow™ coating performance on flexible substrates; and
•	developing high speed and large area roll-to-roll (R2R) and sheet-to-sheet (S2S) coating methods required for commercial-scale building integrated photovoltaic ("BIPV") products and windows.

On December 28, 2015, we entered into Modification #7 to the Cooperative Research and Development Agreement ("Modification #7") with Alliance, previously entered into between us and NREL. The purpose of Modification #7 is to extend the date pursuant to which NREL's researchers work towards specific product development goals. Specifically, we are preparing to commercialize our OPV-based SolarWindow™ transparent electricity-generating coatings for BIPV, and glass and flexible plastic applications. Under this Modification #7, NREL and the Company will work jointly towards achieving specific commercialization goals and objectives.

Results of Operations

Three and Nine Months Ended May 31, 2016 Compared with the Three and Nine Months Ended May 31, 2015

Operating Expenses

A summary of our operating expense for the three and nine months ended May 31, 2016 and 2015 follows:

	Three Months Ended May 31,		Increase /	Percentage
	2016	2015	(Decrease)	Change
Operating expense
Selling, general and administrative	$363,911	$476,763	$(112,852)	-24
Research and development	253,673	125,557	128,116	102
Stock compensation	65,380	86,783	(21,403)	-25
Total operating expense	$682,964	$689,103	$(6,139)	-1

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	Nine Months Ended May 31,		Increase	Percentage
	2016	2015	(Decrease)	Change
Operating expense
Selling, general and administrative	$1,209,381	$1,348,730	$(139,349)	-10
Research and development	505,575	452,080	53,495	12
Stock compensation	590,056	449,737	140,319	31
Total operating expense	$2,305,011	$2,250,547	$54,464	2

Selling, General and Administrative

Selling, general and administrative costs include all expenditures incurred other than research and development related costs, including costs related to personnel, professional fees, travel and entertainment, public company costs, insurance and other office related costs. During the three and nine months ended May 31, 2016 and 2015, we experienced a decrease in investor communications related fees offset by increases in professional fees, travel and general costs.

Research and Development

Research and development ("R&D") costs represent costs incurred to develop our SolarWindow™ technology and are incurred pursuant to our research agreements and agreements with other third party providers and certain internal R&D cost allocations. Payments under these agreements include salaries and benefits for R&D personnel, allocated overhead, contract services and other costs. R&D costs are expensed when incurred, except for non-refundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed. R&D costs increased during the three and nine months ended May 31, 2016 and 2015 as a result of increased R&D related activity compared to the prior year.

Stock Compensation

Expense associated with equity based transactions is calculated and expensed in our financial statements as required pursuant to various accounting rules and is non-cash in nature. Stock compensation represents the expense associated with the amortization of our stock options, issuance of common stock and issuance of warrants to purchase our common stock. Stock compensation expense decreased during the three months ended May 31, 2016 compared to the same period last year due to the less amortization related to our stock options whereas stock compensation expense increased during the nine months ended May 31, 2016 compared to the same period last year due to the issuance of restricted common stock valued at $337,500 during the period ended May 31, 2016 compared to a similar prior year issuance valued at $84,000 offset by a decrease in stock option related amortization in the current year.

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Other Income (Expense)

A summary of our other income (expense) for the three and nine months ended May 31, 2016 and 2015 follows:

	Three Months Ended May 31,
	2016	2015	Change
Other income (expense)
Interest expense	$(78,931)	$(68,438)	$10,493
Accretion of debt discount	(683,574)	(806,821)	(123,247)
Change in fair value of derivative liability	(89,010)	-	89,010
Loan conversion inducement expense	(565,406)	-	565,406
Total other income (expense)	$(1,416,921)	$(875,259)	$541,662

	Nine Months Ended May 31,
	2016	2015	Change
Other income (expense)
Interest expense	$(233,370)	$(180,242)	$53,128
Accretion of debt discount	(1,967,895)	(3,913,769)	(1,945,874)
Change in fair value of derivative liability	(161,235)	-	161,235
Loan conversion inducement expense	(565,406)	-	565,406
Total other income (expense)	$(2,927,906)	$(4,094,011)	$1,166,105

"Interest expense" relates to the stated interest of our convertible promissory notes and bridge note. "Accretion of debt discount" represents the accretion of the discount applied to our notes as a result of the issuance and modification of detachable warrants and the beneficial conversion feature contained in our notes. The "change in fair value of derivative liability" results from the warrants issued with the sale of Units pursuant to our Offering. The "loan conversion inducement expense" is the result of issuing PPM Units in exchange for repayment of the December 2015 Loan Agreement which terms were more favorable compared to the original conversion terms of the December 2015 Loan Agreement. See "NOTE 2 – Debt" and "NOTE 3 – Private Placement" and "NOTE 4 - Derivative Liability related to the Offering Units" to our Consolidated Financial Statements contained in this Form 10-Q.

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Year Ended August 31, 2015 Compared with the Year Ended August 31, 2014

Operating Expenses

A summary of our operating expense for the years ended August 31, 2015 and 2014 follows:

	Year ended August 31,		Increase /	Percentage
	2015	2014	(Decrease)	Change
Operating expense
Selling, general and administrative	$1,927,670	$1,960,854	$(33,184)	-2
Research and development	666,846	620,634	46,212	7
Stock compensation	520,774	431,422	89,352	21
Total operating expense	$3,115,290	$3,012,910	$102,380	3

Selling, General and Administrative

Selling, general and administrative costs include all expenditures incurred other than research and development related costs, including costs related to personnel, professional fees, travel and entertainment, public company costs, insurance and other office related costs. During 2015, we experienced an increase in personnel costs and patent and legal fees offset by decreases in investor communications related fees, travel and general costs.

Research and Development

Research and development ("R&D") costs represent costs incurred to develop our SolarWindow™ technology and are incurred pursuant to our research agreements and agreements with other third party providers and certain internal R&D cost allocations. Payments under these agreements include salaries and benefits for R&D personnel, allocated overhead, contract services and other costs. R&D costs are expensed when incurred, except for non-refundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed. R&D costs increased during 2015 as a result of increasing SolarWindow™ research and development activities.

Stock Compensation

Expense associated with equity based transactions is calculated and expensed in our financial statements as required pursuant to various accounting rules and is non-cash in nature. Stock compensation represents the expense associated with the amortization of our stock options, issuance of common stock and issuance of warrants to purchase our common stock. Stock compensation expense increased in 2015 primarily due to the current year absence of a prior year reversal of approximately $357,000 of expense associated with the forfeiture of stock options and absence of a 2015 option issuance to our directors offset by the 2015 increase in stock compensation expense associated with the January 1, 2014 grant of stock options to Mr. Conklin.

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Other Income (Expense)

A summary of our other income (expense) for the years ended August 31, 2015 and 2014 follows:

	2015	2014	Change
Other income (expense)
Interest expense	$(250,348)	$(193,151)	$57,197
Interest expense - accretion of debt discount	(4,727,106)	(686,320)	4,040,786
Total other income (expense)	$(4,977,454)	$(879,471)	$4,097,983

"Interest expense" relates to the stated interest of our convertible promissory notes and bridge note. "Interest expense - accretion of debt discount" represents the accretion of the discount applied to our notes as a result of the issuance of detachable warrants and the beneficial conversion feature contained in our notes. The amounts under each column relate to the 2013 Note and amendment thereto and to a lesser extent to the Series L Warrants issued in connection with the $600,000 bridge loan financing on March 4, 2015.

Liquidity and Capital Resources

We have an accumulated deficit of $34,271,931 through May 31, 2016. Included in the deficit are non-cash expenses totaling $14,025,349 relating to the issuance of stock for services, compensatory stock options, warrants granted for value and accretion of debt discount. Due to the "start-up" nature of our business, we expect to incur losses as we continue development of our technologies.

These conditions raise substantial doubt about our ability to continue as a going concern. Management recognizes that in order for us to meet our capital requirements, and continue to operate, additional financing will be necessary. We expect to raise additional funds through private or public equity investment in order to maintain and/or expand the range and scope of our business operations; however, there is no assurance that such additional funds will be available for us on acceptable terms, if at all. If we are unable to raise additional capital when needed or generate positive cash flow, it is unlikely that we will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our principal source of liquidity is cash in the bank. On May 31, 2016, we had a cash and cash equivalent balance of $123,541. Subsequent to quarter end, we received $3,000,000 from the sale of 937,500 units pursuant to the June 2016 Private Placement. We have financed our operations primarily from the sale of equity and debt securities.

Net cash used in operating activities was $2,019,734 during the nine months ended May 31, 2016, compared to net cash used in operating activities of $1,801,749 during the nine months ended May 31, 2015.

Net cash used in investing activities was $2,300 during the nine months ended May 31, 2016, compared to net cash used in investing activities of $15,561 during the nine months ended May 31, 2015. Cash used in investing activities substantially reflects amounts paid for office equipment.

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Net cash provided by financing activities was $1,917,110 during the nine months ended May 31, 2016, compared to $1,101,242 during the nine months ended May 31, 2015. Cash provided by financing activities during the nine months ended May 31, 2016 was from the receipt of a bridge loan and sale of Units from our Offering whereas cash provided by financing activities during the nine months ended May 31, 2015 was from the exercise of Series H Warrants and proceeds from the March 2015 Loan.

Other Contractual Obligations

In addition to our contractual obligations under the research agreements, as of May 31, 2016, we have lease payments of $1,165 each month under our month-to-month corporate and other office operating leases.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Recently Issued Accounting Pronouncements

See Note 1 to our Consolidated Financial Statements for the nine months ended May 31, 2016 for more information regarding recent accounting pronouncements and their impact to our consolidated results of operations and financial position.

DESCRIPTION OF OUR BUSINESS AND PROPERTY

Background

Our SolarWindow™ technology generates electricity when glass or plastic surfaces are coated with electricity-generating coatings, creating semi-transparent, transparent solar photovoltaic ("PV") device. If successfully developed, SolarWindow™ could potentially be used on any of the more than 5,000,000 commercial and 80,000,000 homes in the United States alone.

Our product development programs involve ongoing research and development efforts and the commitment of significant resources to support the extensive invention, prototyping, design, engineering, testing, and intellectual property initiatives carried-out by our contract engineers, scientists, and consultants.

We have achieved numerous important milestones in the development of our SolarWindow™ technologies. For example, in advancing our SolarWindow™ technology, we have overcome major technical challenges, including the ability to achieve transparency while generating electricity on glass. We have also successfully scaled-up our technology from a single cell and lab scale devices (only one-quarter the size of a grain of rice and less than ¼ square inch) – to an array of solar cells which form a one-foot by one-foot early working prototype – our largest-ever SolarWindow™ device. SolarWindow™ devices are fabricated by applying our transparent, electricity-generating coatings onto glass and flexible plastic surfaces at room temperature and pressure, a significant technical achievement which may provide a manufacturing advantage over expensive and cumbersome high-temperature and pressure-sensitive manufacturing methods that are typical for conventional solar PV and thin-film manufacturing processes.

We have increased our focus on advanced packaging of SolarWindow™ device testing, durability, and design refinements in preparation for commercial deployment, all are key to the commercialization of our products. We are also working to establish partnerships with industrial and commercial enterprises where our technologies can be fabricated, performance documented, field tested, and refined for commercial deployment. We will seek to leverage and evolve such early partnerships into our potential customer pipelines.

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In order to accelerate the technical development and subsequent distribution of our products we are seeking technology and product licensing arrangements with research institutions, industrial and commercial partners, and organizations with established technical competencies, sales and market reach, and mature distribution channels and networks in the solar PV, BIPV, and alternative and renewable energy industries. Our primary business model and go-to-market strategy focuses on the licensing-out of the SolarWindow™ IP and know-how to strategic industrial partners based on the type of Exclusive/Non-Exclusive License Agreements related to:

•	licensed product,
•	licensed technology,
•	licensed territory, and
•	licensed field-of-use

Our Key Milestones

We have been working to invent, design, test, and prototype our SolarWindow™ technology for application to commercial flat glass in tall towers since November 2006. We have achieved the following important milestones in our development efforts:

•	entered into a CRADA with Alliance for Sustainable Energy, LLC, the operator of NREL under its U.S. Department of Energy contract;
•	filed patent applications for our own electricity-generating coating and SolarWindow™ technology development efforts;
•	announced that we have expanded the use of our SolarWindow™ coatings to include two new product lines for commercial and military aircraft, and the safety and security of military pilots;
•

determined the correct combination of compounds to create a single solar cell smaller than one-quarter the size of a grain of rice, which can successfully generate electricity on glass while remaining stable and transparent;

•	scaled-up from a single solar cell to a one-inch by one-inch "array". An "array" is an arrangement of multiple solar cells rather than an individual single solar cell;
•

developed a method for spraying our transparent electricity-generating coatings onto glass surfaces at room temperature and pressure, a significant technical achievement which may provide a manufacturing advantage over expensive and cumbersome high temperature-specific and high positive or negative pressure-sensitive manufacturing methods common to conventional solar PV manufacturing;

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•

invented and fabricated novel contacts that conduct electricity on SolarWindow™, yet remain transparent. Conventional contacts for conducting electricity use materials which generally block visibility and inhibit transparency; engineered new methods for absorbing light energy to improve the flow of electrons (negatively charged particles), a process fundamental to generating electricity necessary for power appliances and fixtures; discovered new, solution-based compounds that successfully mobilize the electrons necessary for generating electricity on SolarWindow™ and eliminate the use of other materials that could be prone to breakdown. We have been able to produce these compounds without the use of expensive starting materials, and have discovered methods that allow for reproducibility; created methods for increasing power output by maximizing the number of solar-cells present in our SolarWindow™ array for a defined surface area; successfully scaled-up SolarWindow™ prototypes from a one-inch square to a twelve-inch square (144 square inches in surface area);

•	generate electricity on flexible plastic using novel transparent SolarWindow™ coatings; developed new SolarWindow™ coatings with increased transparency and improved color;
•	successfully fabricated its latest working window prototype using a faster, rapid scale-up process for applying solution-based coatings;
•

produced the largest OPV device ever fabricated at NREL in the institute's history; successfully collected and transported electricity using a virtually 'invisible' conductive wiring system developed for SolarWindow™; SolarWindow™ modules were displayed to members of the United States Congress on Capitol Hill;

•	selected as the Energy Innovation Award winner for 2013 by Energy Business Review;
•

announced the largest area, high-performance SolarWindow™ arrays were measured by U.S. Department of Energy's National Renewable Energy Laboratory. Based on this newly validated data from the high-performance modules, our review of prevailing published literature and scientific reports confirmed that SolarWindow™ modules outperform publicized devices of comparable architecture, size, and design by over 53% in terms of power production – a major achievement and new record. Our certified, high-performance module is the most efficient OPV module ever measured by NREL's Device Performance Measurement Laboratory;

•

power modeling estimates of its SolarWindow™ prototype modules show SolarWindow™ modules could conservatively produce at least ten times the electrical energy of conventional rooftop PV systems installed on the same building, and in some instances, exceed power performance by as much as 50-fold;

•

encouraging test results of SolarWindow™ module testing shows initial performance testing should meet or exceed warranty periods for commercial-grade window products. As a result of favorable degradation and stability outcomes, we will direct resources to accelerate important durability and product-lifecycle testing efforts, effective immediately;

•

engineers and research scientists at the University of North Carolina Charlotte Energy Production and Infrastructure Center have independently reviewed and validated our SolarWindow™ proprietary Model. The Model calculates a financial payback of less than one year for our transparent electricity-generating SolarWindow™ technology;

•

announced plans to replace traditional electrical wiring connections with a simplified next-generation system for collecting the power produced by its transparent electricity-generating windows. In addition to reducing costs, ease of electrical installation will be important to window fabricators, glass installers (i.e., glaziers), electricians, and maintenance personnel;

•

new research outcomes favorable to low-cost high-speed production in diverse geographic locations where altitude, air-pressure, and humidity can otherwise effect chemistry and manufacturing. By addressing chemistry-related manufacturing issues at different altitudes, SolarWindow™ products could be commercially produced at industrial centers as diverse as the sea-level Khalifa Industrial Zone in Abu Dhabi, 600 feet higher alongside glass producers in Illinois, or even at 7,000 feet above sea level with glass factories in Mexico;

•

the replacement of today's cumbersome methods with our easy power connection system ('module interconnects') is also important for new construction and retrofit applications of SolarWindow™ electricity-generating window modules on skyscrapers and tall towers;

•

SolarWindow Technologies, Inc. hosted its first-ever webcast called "SolarWindow: Power Reinvented". The event further demonstrated our commitment to bringing SolarWindow™ products to market. SolarWindow ™ prototypes that will be used in an upcoming window product concept. During the webcast, we presented plans to: outline and explain the current state of SolarWindow™ product development, discussed the evolution of SolarWindow™ research, performance technological advancements, and detailed commercialization plans for bringing SolarWindow™ products to market;

•

announced that our latest products will be engineered as transparent, tinted, flexible veneers that installers can apply directly over top of existing windows on tall towers and skyscrapers. This expanded product line broadens our market reach beyond new and replacement installations, to include retrofitting windows currently installed in tall towers and skyscrapers.

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Products Derived from our SolarWindowTM Technology

On September 16, 2010, we publicly unveiled a working four-inch by four-inch prototype of our proprietary SolarWindow™ technology. Scientists at the event powered lights on a scale-model house by exposing our transparent SolarWindow™ to artificial light from fluorescent lamps, mimicking lighting typically installed inside offices. In artificial light, SolarWindow™ technology outperforms today's commercial solar and thin-films by as much as tenfold under low-intensity irradiance.

Researchers also repeatedly opened and closed window shades, successfully powering LED lights each time SolarWindow™ was exposed to natural light. This demonstration mimicked outdoor exposure such as sunlight on the exterior façade of commercial buildings – our initial target market and, we believe, a promising early application of the technology.

Scientists at the debut event not only demonstrated the ability to generate "voltage" to power lighting, but also revealed SolarWindowTM capacity to produce "current" necessary for powering mechanical devices and appliances. Researchers successfully powered the mechanical rotor blades of a small helicopter using only a single, small-scale SolarWindow™ prototype exposed to a solar simulator.

In February 2012, we successfully developed the largest OPV device fabricated at NREL, measuring 170cm2, approximately 14 times larger than previous devices produced at NREL. In March 2012, we, together with NREL researchers, successfully collected and transported electricity using a virtually 'invisible' conductive wiring system developed for SolarWindow™. The ability to transport electricity on glass windows while remaining transparent is especially important to the eventual deployment of an aesthetically pleasing commercial product.

On March 8, 2014, we made public never-before-seen images of our largest area, high-performance SolarWindow™ arrays. These SolarWindow™ arrays measure over 232 cm² – a significant achievement for size, improving upon our previous achievements at NREL, and produced with highly-uniform, colored tints preferred by commercial window manufacturers for installation on skyscrapers, worldwide. Among the most important criteria for developing SolarWindow™ coating applications for today's skyscrapers is providing a set of neutral colors that remain see-through and are uniform in fabrication. We revealed a record-breaking, largest-area transparent, OPV SolarWindow™ array that addresses tall-tower and commercial building glass requirements, they also bear the promise of facile scale-up capabilities and manufacturability. This SolarWindow™ array is over 35% larger than our previously-fabricated, 170 cm² working module achievement. That prior module was already 14 times larger than the then-previous largest-area OPV module for the same type device structure ever fabricated at the NREL.

In September 2014, we demonstrated SolarWindow™ electricity-generating coatings to Congress during the first ever National Lab Day on Capitol Hill. National Lab Day was cosponsored by the U.S. Department of Energy. On April 8, 2015, Engineers and research scientists at the University of North Carolina Charlotte Energy Production and Infrastructure Center ("UNCC-EPIC") have independently reviewed and validated our proprietary Model. The Model calculates a financial payback of less than one year for our transparent electricity-generating SolarWindow™ technology. UNCC-EPIC team of engineering and science experts, who independently validated the modeling assumptions, reference data, and technical basis important to calculating our one-year financial payback period for SolarWindow™ systems. UNCC-EPIC validation also confirmed the proficiency of our methodology for modeling the performance of competing PV technologies.

In May, 2015 we announced plans to replace traditional electrical wiring connections with a simplified next-generation system for collecting the power produced by its transparent electricity-generating windows. In addition to reducing costs, ease of electrical installation will be important to window fabricators, glass installers (i.e., glaziers), electricians, and maintenance personnel. The replacement of today's cumbersome methods with our easy power connection system ('module interconnects') is also important for new construction and retrofit applications of SolarWindow™ electricity-generating window modules on skyscrapers and tall towers.

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On August 20, 2015, we featured a first-ever demonstration of our working, electricity-generating window unit, during our webcast. Webcast participants witnessed clean electricity being generated on a demonstration window unit. Its glass is tinted in a high-demand color and framed in aluminum, popular with architects and developers of commercial towers – our target market. Participants also heard us explain exactly how we plan to: generate revenue, work towards product development and getting SolarWindow ™ ready for commercial manufacturing, build shareholder value, expand our name recognition and branding plans, increase investor outreach, engage media, and outlined important next steps for commercialization and bring SolarWindow™ products to market.

SolarWindow™ generates electricity by harnessing the energy of the sun in order to create a "photovoltaic" effect. Photovoltaics are best known as a method for generating electric power by using solar cells to convert energy from the sun into a flow of electrons. Typically, conventional PV power is generated by making use of solar modules composed of a number of cells containing PV and electricity-conducting materials. These materials are usually opaque (i.e., not see-through). Our researchers have replaced these materials with compounds that allow our SolarWindow™ technology to remain transparent, while generating electricity.

We are currently developing seven products (collectively, the "SolarWindow™ Products") derived from our SolarWindow™ technology:

•	SolarWindow™ – Commercial – A flat glass product for installation in new commercial towers under construction and replacement windows;
•	SolarWindowTM – Structural Glass – Structural glass walls and curtains for tall structures;
•	SolarWindowTM – Architectural Glass – Textured and decorative interior glass walls, room dividers, etc.;
•	SolarWindow™ – Residential – A window glass for installation in new residential homes under construction and replacement windows;
•	SolarWindow™ – Flex – Flexible films which may be applied directly onto glass, similar to aftermarket window tint films, for retrofit to existing commercial towers, buildings, and residential homes;
•	SolarWindow™ – BIPV – Components associated with BIPV applications in homes, buildings, and office towers; and
•	SolarWindow™ Retrofit Veneer - Transparent, tinted, and flexible veneers that installers can apply directly over top of existing windows on tall towers and skyscrapers.

Our focus is first on the development and deployment of SolarWindow™-Commercial, Structural, and Architectural products. Our product development efforts have already produced early working prototypes for these applications. Commercialization of the SolarWindowTM technology will require significant further research, development and testing, and we must ascertain whether the SolarWindowTM technology can actually form the basis for a commercially viable technology or product.

SolarWindow™ Retrofit Veneer products will be engineered as transparent, tinted, flexible veneers that installers can apply directly over top of existing windows on tall towers and skyscrapers. This expanded product line broadens our market reach beyond new and replacement installations, to include windows currently installed on the estimated five million commercial buildings constructed in the U.S. alone. This retrofit veneer product will be developed in addition to the SolarWindow™ products already under commercialization.

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Our Industry and Market Opportunity

Overview

Global energy consumption is expected to increase 53% from 2008 to 2035, according to the Energy Information Administration, and domestic electricity prices have been rising as a consequence of the cost of conventional fuels for electricity generation and looser pricing caps in some states.

From a total glass market perspective, the world demand for flat glass is forecast to rise 6.3% per year through 2016 to 8.3 billion square meters. The global flat glass market is estimated to be worth $8.3 billion by 2016. Importantly, the global market value of fabricated flat glass is forecast to exceed $100 billion in 2016.

America is the world's largest consumer of electricity, according to the U.S. Energy Information Administration, with nearly 70% of the nation's electricity generated by coal and natural gas; 50% of the total U.S. electrical generation relies on coal, a fossil fuel. The environmental impact and rising costs of these non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, illustrate the need for more creative, sustainable methods for generating electrical power. A forecast of US electricity demand shows an expected increase is usage of 40% by 2032.

We believe our products uniquely address a growing market opportunity for technologies able to generate sustainable electricity. Rising energy costs, increasing electricity consumption, and the need for a cleaner alternative to today's non-renewable energy sources, all contribute to the growing demand for clean, renewable alternative energy sources.

The Market Opportunity for our SolarWindow™ Technology and Products

There are no commercially marketed OPV transparent glass windows capable of generating electricity available for sale in the United States. We believe our SolarWindow™ technology and products could be uniquely positioned as first-to-market, if commercially launched.

Unprecedented levels of government initiatives, heightened residential demand for green construction, and improvements in sustainable materials are driving green building. Because buildings account for almost 50% of the energy consumed in developed countries, governments are putting increased focus on legislation and policies to improve their energy efficiency, according to the United States Environmental Protection Agency. In North America, initiatives such as the environmental building rating system (LEED) run by the U.S. Green Building Council are helping to transform the market for added-value glazing, and this trend is expected to continue. We anticipate similar opportunities in Europe, through the development of a European Union-wide energy labeling system for windows. The growth for Green Buildings are rapidly increasing: 97.5% market share is in retrofits and 2.5% market share in new buildings.

Our SolarWindow™ Products are under development for application to glass surfaces in such buildings, often referred to as "architectural flat glass" and "fabricated glass products". In the United States, the country's ten largest cities have more than 444 million square feet of architectural glass, as estimated in a 2010 industry report on flat glass by Pilkington, a major global glass manufacturer. This market is growing in volume, with global growth of around 4-5% annually, with Europe, China and North America accounting for over 70% of global demand, according to the same report. The global flat glass market is estimated to be worth $8.3 billion by 2016.

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Our Competitive Strengths

We believe that the following strengths enable us to compete successfully in the alternative energy industry:

•

Our products are first-of-their-kind solutions for generating sustainable electricity. There are no commercially-available products for sale in competition to our technologies and products, and therefore, our SolarWindow™ products may be positioned as 'first-to-market.'

•

Our products have unique characteristics, not readily-achievable by other technologies. Our SolarWindow™ products generate electricity while remaining transparent, and are able to produce electricity from both natural and artificial light. These traits are unique to our products and technologies, and have not been replicated by any commercially-available technology.

•

Our SolarWindow™ products are designed for application on the vast glass facades of commercial skyscrapers and are not confined to installation on limited rooftop space. The installation of typical roof-rack PV modules is often constrained by limited roof-top areas on commercial skyscrapers. In contrast, our SolarWindowTM Products may be applied to the entire vertical glass façades of skyscrapers.

•

The electricity generated by our technologies is compatible for use with existing energy infrastructure. Our SolarWindow™ products are under development for seamless applications in order to avoid burdening potential customers with special utility management systems.

•	SolarWindow™ repurposes passive windows as transparent energy generators.
•	Attractive, 'passive' product which addresses growing energy demand.
•	Anticipated price point should help deliver greater energy and cost savings when compared to alternatives.
•	SolarWindow™ technology offers a sustainable and disruptive clean technology play.
•	Being developed for high volume and speed production using low-cost, ambient area, manufacturing techniques.
•

Go-to-Market (GTM) strategy focuses on deployment using glass companies in an existing large global market with total glass market focus (Raw Glass, Handling, Tempering, Processing, Glazing/Assembly, Installation).

•	The SolarWindow™ product is the element of value is the inherent benefit of turning a passive window into an active electricity-generating window.

Our Business Strategy

Our goal is to complete the product development phase for our SolarWindow™ technologies and then, to the extent warranted, work towards commercial launch of the SolarWindow™ products. Key elements of our business strategy include:

•

Partner with research institutions, product development firms, and others with proven technology expertise. We are currently working with scientists at NREL for the ongoing development of our SolarWindow™ Products. We will seek to engage additional firms and institutions with important technical and product development competencies as needed.

•

Identify partnerships for technology out-licensing and in-licensing opportunities. We are actively engaged in identifying potential industry or commercial partnerships for the out-licensing of our technologies, or, if warranted, the in-licensing of certain enabling technologies that could help accelerate our product development programs by reducing our need for internal research and development.

•

Foster commercial partnerships with industry partners. Work to develop commercial partnerships with third-parties, which we believe could help us accelerate the development of our sales and distribution pipeline for any products we are able to develop.

•

Develop pricingmodels that capitalize on available energy subsidies in order to make our products affordable and attractive to end-users. In developing pricing strategies for any products we are able to develop, we would seek to provide our potential customers with access to various subsidies, government incentives, tax credits, and other related financial mechanisms.

•

Develop cost-effective and efficient supply-chain management and manufacturing processes. Both our SolarWindow™ technologies and products would require manufacturing systems and supply-chain management expertise. We have begun to strategize and work towards addressing these needs in a cost-effective and efficient manner.

•

Identify and potentially acquire strategic and/or complementary technologies. We are actively engaged in identifying technologies which may be strategic and/or complementary to our SolarWindow™ technologies for potential acquisition.

•	Raise capital in order to execute our build-out.
•	Raise capital in new, engaging, and innovative ways; this process involves building shareholder value.
•	Formalize strategic partnerships with glass, energy, and building industries - partnerships can provide commercial reach.
•	Design and build SolarWindow™ products that are ready for commercial production.

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Competition for SolarWindow™ Technology and Products

Competition in the solar PV industry is growing. Although we are not aware of other products utilizing technology substantially similar to our SolarWindow™ technology, numerous solar cell technologies have been developed, or are being developed, by a number of companies.

Such technologies include, but are not necessarily limited to, the use of organic materials, advanced crystalline silicon thin film concepts, amorphous silicon, cadmium telluride, copper-indium-gallium-selenide, titanium dioxide, and copper indium diselenide, and others to generate electricity from the sun's light. Given the time, investment and advances in manufacturing technologies, any of these competing technologies may achieve lower manufacturing costs, superior performance, or greater market acceptance than our SolarWindow™ technology product, currently under development.

We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting research, experience in obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities name recognition and production capabilities. We will face competition from companies marketing existing products or developing new products which may render our technologies (and products) obsolete. The descriptions of the products and technologies being developed or marketed by our competitors listed below have been taken from publicly available documents or reports filed by these companies:

•

BELECTRIC Solarkraftwerke GmbH (through the acquisition of Konarka Technologies, Inc. and its assets) is focused on the development and advancement of nano-enabled polymer PV materials that are lightweight, flexible and more versatile than traditional solar materials. Following Belectric's takeover of Konarka Technologies, the company plans to set up OPV production facilities in Germany in the coming months (Ref: October 24, 2012). Belectric has subsidiaries in seventeen countries.

•

Ubiquitous Energy is a company that began at the Massachusetts Institute of Technology and is initially moving toward the electronics (tablet & E-reader, cell phone) market. Their first product seems to be a very clear, high VLT, low efficiency charging system for the electronics market.

•

Solarmer is developing organic photovoltaic or OPV technology, targeting portable power, off-grid power, and building integrated photovoltaics (BIPV) markets. Solarmer will utilize its materials, devices, and roll-to-roll process technology to manufacture OPV modules with strategic partners throughout the world. Solarmer sells and provides OPV modules to product developers and system integrators who will integrate them into various products. Solarmer also sells polymers, and equipment for

•

ONYX Solar is a new type of solar company, while they are not an OPV material company, they are playing in the same space, and doing quite well. Their current technology is mixture of semitransparent a-Si, C-Si and possibly CIS and is also working on OPV. They are currently in production, and are generating revenue.

•

XsunX, Inc. develops and markets proprietary Thin Film Photovoltaic ("TFPV") solar cell designs and core solar cell manufacturing systems, enabling licensees to manufacture TFPV solar devices on various substrates.

•

Sharp Corporation has developed mass-production technology for stacked triple-junction thin-film solar cells by turning a conventional two-active-layer structure (amorphous silicon plus microcrystalline silicon) into a triple-junction structure with amorphous silicon (two active layers) and microcrystalline silicon (single active layer).

These companies may have numerous competitive advantages, including:

•	significantly greater name recognition;
•	established distribution networks;
•	more advanced technologies and product development;
•	additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;
•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products; and
•	greater financial and human resources for product development, sales and marketing, and patent litigation.

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Our commercial success will depend on our ability and the ability of our licensee or sublicensees, if any, to compete effectively in product development areas such as, but not limited to, safety, price, marketing and distribution.

There can be no assurance that competitors will not succeed in developing products that are more effective than our SolarWindow™ technology, therefore rendering our products obsolete and non-competitive. Accordingly, in addition to our research and development efforts, we have undertaken a public relations, advertising, and market access outreach programs designed to establish our "brand" name recognition early on in our corporate development; we intend to continue to develop and market our brand name pending commercialization of products, if any, we may derive from our research and development efforts. We believe our strategy ultimately will facilitate the marketing, distribution and public acceptance of any products we may derive from our research and development efforts if and when regulatory approval is received.

Competition with respect to our technologies is and will be based, among other things, on safety, reliability, availability, price, marketing, distribution and patent position. Another important factor will be the timing of market introduction of any SolarWindowTM products we develop. Accordingly, the speed with which we can develop our SolarWindow™ products, complete safety approvals processes and ultimately supply commercial quantities of any products we develop to the market is expected to be an important competitive factor. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales.

Proprietary Assets

SolarWindowTM

Our SolarWindow™ technology is the subject of fourteen patent filings.

MotionPowerTM

Our MotionPower™ technology, harvests "kinetic" or "motion" energy from vehicles when they slow down before coming to a stop and converts this captured energy into electricity. Our MotionPower™ systems can be engineered as either discreet or disruptive products, depending upon customer specifications. These systems are also designed to function independently of daily management, and do not require the presence of wind, sunlight, or other natural environmental influences in order to function. Although we are not currently further developing the MotionPowerTM technology, we are assessing potential market and commercialization options available to us with respect to the MotionPowerTM, and the technology is the subject of fifty-nine patent filings.

Government Regulation

Our SolarWindow™ technology may be subject to certain government regulations. Our ability to remain viable will depend on favorable government decisions at various stages of the technology's development by various agencies. From time to time, legislation is introduced that could significantly change the statutory provisions governing our research and development processes, as well as approval of the manufacturing and marketing of any products derived from such research and development activities.

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The production and marketing of SolarWindow™ technology derived products would be subject to existing safety regulations and may be subject to yet unknown regulations.

Current safety requirements for electrical products can include, but may not be limited to, Occupational Safety and Health Administration regulations, National Electrical Code as approved as an American National Standard by the American National Standards Institute or ANSI/NFPA-70, certification by Underwriters Laboratories and the Society of Automotive Engineers, and compliance with local building codes. These regulations are subject to change, and our ability to remain viable is contingent upon successfully satisfying regulatory requirements as stipulated by these agencies and/or others as the development of our SolarWindow™ technology evolves.

Our SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent coating of OPV solar cells. Initially being developed for application on glass surfaces, SolarWindow™ could potentially be used on any of the more than 85 million commercial and residential buildings in the United States alone.

The development of our SolarWindow™ technology has advanced through our CRADA with NREL.

We have achieved numerous important milestones and overcome major technical challenges in the development of our SolarWindow™ technology, including the ability to generate electricity on glass while remaining transparent. We have also successfully scaled-up our technology from a single solar cell – only one-quarter the size of a grain of rice – to a working array of solar cells which form a one-foot by one-foot early working prototype – our largest-ever SolarWindow™. A pane of glass coated with our SolarWindow™ technology is fabricated by applying our transparent, electricity-generating coatings onto glass surfaces at room temperature and pressure, a significant technical achievement which may provide a manufacturing advantage over expensive and cumbersome high temperature and high positive or negative pressure-sensitive manufacturing methods common to conventional solar PV manufacturing.

In order to advance the technical development and subsequent commercialization of our SolarWindow™ products, we are actively seeking technology and product licensing arrangements with research institutions, commercial partners, and organizations with established technical competencies, market reach, and mature distribution networks in the solar PV, building-integrated PV, and alternative and renewable energy market industries.

We take on the responsibility to mitigate and manage the social and environmental impacts during the entire lifecycle of SolarWindow™ technologies, coatings, and products. These social and environmental impacts include respecting the human rights of workers, the communities and other stakeholders; and making business operations safe and environmentally responsible. We take this responsibility serious and consider it essential for advancing our strategic aim for deploying SolarWindow™ products.

Our commitment consists of three essential elements:

1.	operations in the OPV industry sector;
2.	demonstrate core compliance with applicable Regulations and Standards that establishes a strong foundation of sustainability; and
3.	maintain operations with all of activities in full compliance with the Laws, Regulations, and Standards of the states and countries which we operate.

We are committed to a progressive and ongoing engagement with the industry and with stakeholders in effort to continue development, improvement, and implementation of our commitments.

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Our Competitive Strengths

We believe that the following strengths enable us to compete successfully in the alternative energy industry:

•	our technologies are novel solutions for generating sustainable electricity.
•	our technologies have unique characteristics, not readily-achievable by other technologies.
•

our SolarWindow™ Products will be designed for application on the vast glass facades of commercial skyscrapers and, unlike conventional PV solar, are not confined to installation on limited rooftop space.

•	the electricity generated by our technologies is compatible for use with existing energy infrastructure.
•	SolarWindow™ device technology has excellent low-light performance.
•	fabricated using earth abundant materials and elements.
•	solution processable at ambient conditions:

o	low-temperatures and atmospheric pressures.
o	avoids expensive, cumbersome manufacturing methods.

•	scalable processes are under development.
•	can be applied to all four sides of commercial skyscrapers and tall towers.

Our Business Strategy

Key elements of our business strategy include:

•	partnering with research institutions, product development firms, and others with proven technology expertise;
•	identifying industry-centric partnerships for technology out-licensing and in-licensing opportunities;
•	fostering commercial partnerships with industry partners;
•	developing pricing models that capitalize on available energy subsidies to make our products affordable and attractive to end-users;
•	developing cost-effective and efficient supply-chain management and manufacturing processes; and
•	identifying and potentially acquiring strategic and/or complementary technologies.

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Employees

As of the date of this prospectus we had three full time employees, Mr. John A. Conklin, President and Chief Executive Officer and Chief Financial Officer; Dr. Scott Hammond, Principal Scientist and Briana Erickson, Manager of Business Operations & Communication.

Office Facilities

Our corporate office is located at 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044. We believe that our office facilities are sufficient and adequate for our purposes given our present staff and research objectives.

Legal Proceedings

We are not party to nor are we aware of any material pending lawsuit, litigation or proceeding.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of all of our directors and executive officers. We have a Board comprised of three members. Each director holds office until a successor is duly elected or appointed. Executive officers serve at the discretion of the Board and are appointed by the Board. Also provided herein are brief descriptions of the business experience of each of the directors and officers during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities law.

Name	Age	Current Position With Us	Director or Officer Since
John A. Conklin	55	President, Chief Executive Officer and Chief Financial Officer, Director	August 9, 2010 (1)
Alastair Livesey	58	Director	September 19, 2007
Joseph Sierchio	66	Director	July 24, 2008

Biographical Information

Set forth below are the names of all of our directors and executive officers, all positions and offices held by each person, the period during which each has served as such, and the principal occupations and employment of such persons during at least the last five years, and other director positions held currently or during the last five years:

Current Directors and Officers

John A. Conklin. Mr. Conklin is founder of Tellurium Associates, LLC, an industrial and environmental process design and operations consulting company, and founder of National Solar Systems, LLC, a New York based renewable energy firm. Mr. Conklin has studied chemical engineering, chemical technology, and numerous industrial, safety and renewable energy programs. With 26 years of industrial process and renewable and alternative energy experience, Mr. Conklin has consulted regarding and overseen the technical and business requirements of over 50 technology, manufacturing and industrial companies, ranging from start-ups to Fortune 500 companies, including industry leaders such as Lockheed Martin and TDI Power, a global manufacturer of power systems. Mr. Conklin serves as our President and Chief Executive Officer and brings a combination of technical, business and hands-on alternative and renewable energy experience.

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Alastair Livesey. Dr. Livesey earned his B.A. in Science from the University of Cambridge in 1979, followed by an M.A. and Ph.D. in materials science from the Cavendish Physics Laboratory at the University of Cambridge in 1982 and 1984, respectively. From May 2001 to July 2007, Dr. Livesey was employed by Energy Conversion Devices, Inc. During his tenure at Energy Conversion Devices, Dr. Livesey held several positions, including Director of Integrated Hydrogen Energy Systems, Head of New Business Development and Strategic Planning, and Director, Cognitive Computer Business Development and Architecture Design. In these roles, he led projects involving product development and commercialization, strategic and business planning, new business development, joint venture partnerships, financing, human resources, information technology, and public relations across a diverse range of technologies including hydrogen storage, thin-film solar cells, advanced batteries, and fuel cells. From August 2007 to the present, Dr. Livesey has worked as an independent consultant in the alternative and renewable energy field. In April 2010, Dr. Livesey was appointed as the Managing Director of Diverse Energy Ltd, a UK firm developing and assembling fuel cell power plants to replace diesel generators. Dr. Livesey has subsequently left Diverse Energy and started a new company, Africa Power Ltd., to sell low-carbon and renewable power in Africa. Dr. Livesey was invited to join the Board due to, and we continue to benefit from, his experience with scientific research, and product and business development.

Joseph Sierchio. Mr. Sierchio earned his J.D. at Cornell University Law School in 1974, and a B.A., with Highest Distinction in Economics from Rutgers College at Rutgers University in 1971. Mr. Sierchio has been engaged in the practice of law as a member of Sierchio & Partners, LLP, our counsel, since May of 2007. Mr. Sierchio was engaged in the practice of law as a member of Sierchio Greco & Greco, LLP from January 2003 through May 2007. Prior thereto Mr. Sierchio was a partner at Eiseman Levine Learhaupt and Kakoyannis, PC. Since 1975, Mr. Sierchio has continuously practiced corporate and securities law in New York City, representing domestic and foreign corporations, investors, brokerage firms, entrepreneurs, and public and private companies in the U.S., Canada, United Kingdom, Germany, Italy, Switzerland, Australia, and Hong Kong. Mr. Sierchio is admitted in all New York state courts and federal courts in the Eastern, Northern, and Southern Districts of the State of New York as well as the federal Court of Appeals for the Second Circuit. Mr. Sierchio is also a director of RenovaCare, Inc., which is engaged in the research and development of an organ regenerating technology. Mr. Sierchio was invited to join the Board due to his experience representing corporations (public and private) and individuals in numerous and various organizational, compliance, administrative, governance, finance (equity and debt private and public offerings), regulatory and legal matters.

All of our directors are elected annually to serve for one year or until their successors are duly elected and qualified.

Family Relationships and Other Matters

There are no family relationships among or between any of our officers and directors.

Legal Proceedings

None of or directors or officers are involved in any legal proceedings as described in Regulation S-K (§229.401(f)).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Because we do not have a class of equity securities registered pursuant to section 12 of the Exchange Act we are not required to make the disclosures required by Item 405 of Regulation SK.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to the SEC, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the Code of Ethics, and accountability for adherence to the Code of Ethics. Our Code of Ethics is available on our website at http://www.solarwindow.com. To access our Code of Ethics, click on "Investors", and then click on "Code of Ethics" located under "Corporate Governance."

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A copy of our Code of Ethics may be obtained at no charge by sending a written request to our President and Chief Executive Officer, John A. Conklin, 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044.

CORPORATE GOVERNANCE

We have adopted Corporate Governance Guidelines applicable to our Board. Our Corporate Governance Guidelines are available on our website at http://www.solarwindow.com. To access our Corporate Governance Guidelines, click on "Investors," and then click on "Corporate Governance Principles" located under "Corporate Governance."

Director Independence

We are not listed on a major U.S. securities exchange and, therefore, are not subject to the corporate governance requirements of any such exchange, including those related to the independence of directors. However, at this time, after considering all of the relevant facts and circumstances, our Board has determined that Mr. Livesey is independent from our management and qualifies as an "independent director" under the standards of independence of the FINRA listing standards. We do not currently have a majority of independent directors as required by the FINRA listing standards. Upon our listing on any national securities exchange or any inter-dealer quotation system, we will elect such independent directors as is necessary under the rules of any such securities exchange.

Board Leadership Structure

We currently have only one executive officer and three directors. Our Board has reviewed our current Board leadership structure — which consists of a Chief Executive Officer and no Chairman of the Board — in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our stockholder base, our peer group and other relevant factors, and has determined that this structure is currently the most appropriate Board leadership structure for our company. Nevertheless, the Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should be combined based on what the Board believes is best for us and our stockholders.

Board Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including strategic risks, enterprise risks, financial risks, and regulatory risks. While our management is responsible for day to day management of various risks we face, the Board, as a whole, is responsible for evaluating our exposure to risk and to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board reviews and discusses policies with respect to risk assessment and risk management. The Board also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

Board of Directors Meetings, Committees of the Board of Directors, and Annual Meeting Attendance

During the fiscal year ended August 31, 2015, the Board held a total of ten meetings. All members of the Board attended at least 90% of all meetings of the Board. We do not maintain a policy regarding director attendance at annual meetings and we did not have an annual meeting during the fiscal year ended August 31, 2015.

We do not currently have any standing committees of the Board. The full Board is responsible for performing the functions of: (i) the Audit Committee, (ii) the Compensation Committee and (iii) the Nominating Committee.

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Audit Committee

The Board does not currently have a standing Audit Committee. The full Board performs the principal functions of the Audit Committee. The full Board monitors our financial reporting process and internal control system and reviews and appraises the audit efforts of our independent accountants.

Compensation Committee

The Board does not currently have a standing Compensation Committee. The full Board establishes our overall compensation policies and reviews recommendations submitted by our management.

Nominating Committee

The Board does not currently have a standing Nominating Committee. We do not maintain a policy for considering nominees. Our Bylaws provide that the number of Directors shall be fixed from time to time by the Board, but in no event shall be less than the minimum required by law. The Board of Directors shall be large enough to maintain our required expertise but not too large to function efficiently. Director nominees are recommended, reviewed and approved by the entire Board. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees by involving the full Board.

While the Board is solely responsible for the selection and nomination of directors, the Board may consider nominees recommended by stockholders as it deems appropriate. The Board evaluates each potential nominee in the same manner regardless of the source of the potential nominee's recommendation. Although we do not have a policy regarding diversity, the Board does take into consideration the value of diversity among Board members in background, experience, education and perspective in considering potential nominees for recommendation to the Board for selection. Stockholders who wish to recommend a nominee should send nominations to our Chief Executive Officer, John A. Conklin, 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044, that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected.

Compensation Consultants

We have not historically relied upon the advice of compensation consultants in determining Named Executive Officer compensation. Instead, the full Board reviews compensation levels and makes adjustments based on their personal knowledge of competition in the market place, publicly available information and informal surveys of human resource professionals.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by addressing their correspondence to the Board at SolarWindow Technologies, Inc., Attention: John A. Conklin, 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044. The Board will review and respond to all correspondence received, as appropriate.

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COMPENSATION OF DIRECTORS

We do not pay director compensation to directors who are also our employees. Our Board determines the non-employee directors' compensation for serving on the Board and its committees. In establishing director compensation, the Board is guided by the following goals:

•	compensation should consist of a combination of cash and equity awards that are designed to fairly pay the directors for work required for a company of our size and scope;
•	compensation should align the directors' interests with the long-term interests of stockholders; and
•	compensation should assist with attracting and retaining qualified directors.

For their services as directors and actual expenses incurred to attend meetings of the Board, non-employee directors received $4,250 per quarter. Directors are entitled to participate in, and have been issued options under, our 2006 Plan.

The following table provides information as to compensation for services of the non-employee directors during the fiscal years ended August 31, 2015 and 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
Alastair Livesey	17,000	28,000	-	45,000
Joseph Sierchio	17,000	28,000	-	45,000
Total 2015 director compensation	34,000	56,000	-	90,000

Alastair Livesey (3)	17,000	29,000	84,300	130,300
Joseph Sierchio (3)	17,000	29,000	84,300	130,300
Total 2014 director compensation	34,000	58,000	168,600	260,600

___________

(1)Represents the issuance of 20,000 shares and 10,000 shares of common stock during the year ended August 31, 2015 and 2014.

(2)This column reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding significant factors, assumptions and methodologies used in determining the fair value of our stock options.

(3)On January 9, 2014, the Board approved, and we granted, a stock option to each of our directors to purchase 30,000 shares of our common stock at an exercise price of $2.90 per share, the fair market value of our common stock on the date of grant. Each stock option expires ten years from the date the applicable stock option agreement was executed, on January 9, 2024, and vests as follows: (a) 15,000 shares vest immediately on the date of grant and (b) 15,000 shares on December 31, 2014. The stock options are further subject to the terms and conditions of a stock option agreement between us and each director. Under the terms of the stock option agreement, the stock option agreement will terminate and there will be no further vesting of stock options effective as of the date that the director ceases to be one of our directors. Upon termination of such service, the director will have a specified period of time to exercise vested stock options, if any.

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Our Board is responsible for establishing the compensation and benefits for our executive officers. The Board reviews the performance and total compensation package for our executive officers, and considers the modification of existing compensation and the adoption of new compensation plans. The board has not retained any compensation consultants.

The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support and develop our business within the framework of our small size and available resources. We designed our executive compensation program to achieve the following objectives:

•	attract and retain executives experienced in developing and delivering products such as our own;
•	motivate and reward executives whose experience and skills are critical to our success;
•	reward performance; and
•	align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

EXECUTIVE COMPENSATION

The following table and descriptive materials set forth information concerning compensation earned for services rendered to us by: the Chief Executive Officer (the "CEO"); the Chief Financial Officer (the "CFO"); the Chief Operating Officer (the "COO") and the other most highly-compensated executive officers other than the CEO and CFO who were serving as executive officers during the fiscal year ended August 31, 2015 and 2014 (the "Named Executive Officers").

Name and Principal Position	Year Ended August 31,	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

John A. Conklin (4) President,	2015	$221,500	-	$28,000	-	$28,161	$277,661
Chief Executive Officer, Chief Financial Officer and Director	2014	$214,325	-	$29,000	$1,862,000	$25,702	$2,131,027

_________________

(1) Represents the issuance of 20,000 shares and 10,000 shares of common stock during the year ended August 31, 2015 and 2014, respectively.

(2) The amounts reported in the Option Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718 and do not include decreases for forfeited stock options.

(3) Our employees generally maintain private insurance coverage and are reimbursed an agreed upon amount each month to offset their out-of-pocket medical insurance premiums.

(4) Effective August 9, 2010, we appointed Mr. Conklin to serve as our President, Chief Executive Officer, and Chief Financial Officer and entered into an Employment Agreement with him on such date. Pursuant to Mr. Conklin's Employment Agreement, he is entitled to an annual salary and a stipend to cover medical insurance premiums. Effective January 1, 2012, Mr. Conklin's medical stipend was increased to $1,778 per month. Effective April 1, 2012, Mr. Conklin's annual salary was increased to $190,000 and Mr. Conklin was also awarded bonuses totaling $45,000 during 2012. Effective December 15, 2012, Mr. Conklin's medical stipend was increased to $1,925 per month and his annual salary was increased to $200,000. Mr. Conklin was awarded bonuses totaling $10,000 during 2013. On January 1, 2014, we and Mr. Conklin entered into a new employment agreement (the "2014 Employment Agreement") pursuant to which Mr. Conklin is paid an annual salary of $221,500 and a stipend of $2,214. Effective January 1, 2015, Mr. Conklin's medical stipend was increased to $2,391 per month Additionally, on January 27, 2014, pursuant to the 2014 Employment Agreement, Mr. Conklin received a grant of 700,000 stock options and forfeited 233,334 unvested performance based stock options originally granted on August 9, 2010.

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On January 9, 2014, for his service to the Company as a director we granted Mr. Conklin a stock option to purchase 30,000 shares of our common stock at an exercise price of $2.90 per share.

Outstanding Equity Awards at Fiscal-Year End

The following table sets forth information regarding equity awards that have been previously awarded to each of the Named Executives and which remained outstanding as of August 31, 2015.

Option Awards
Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
John A. Conklin (1)	180,000	-	$1.65	8/9/2020
	40,000	-	$1.65	1/23/2023
	30,000	-	$2.90	1/9/2024
	150,000	550,000	$2.90	1/27/2024

_______________

(1) On August 9, 2010, we entered into an employment agreement with Mr. John A. Conklin, our President, Chief Executive Officer, and Chief Financial Officer. On January 23, 2013, we granted Mr. Conklin a stock option to purchase 40,000 shares of our common. On January 9, 2014, we granted a stock option to purchase 30,000 shares of our common stock. On January 27, 2014, pursuant to the 2014 Employment Agreement, we granted a stock option to purchase 700,000 shares of our common stock.

Employee directors are eligible to receive stock option compensation but do not receive cash compensation in addition to their monthly salary for services rendered as a director.

Potential Payments upon Termination or Change in Control

There are no understandings or agreements known by management at this time which would result in a change in control.

On January 1, 2014, we entered into the 2014 Employment Agreement with Mr. John A. Conklin. Pursuant to the terms of the 2014 Employment Agreement, Mr. Conklin will receive an annual salary of $221,500, medical insurance reimbursement stipend of $2,214 and a grant to purchase 700,000 stock options. Additionally, in the event that Mr. Conklin's employment is terminated without cause or a result of disability, he will be entitled to receive monthly salary payments as follows: 1) eight monthly payments as in effect on the date of termination if terminated on or prior to December 31, 2014; 2) ten monthly payments as in effect on the date of termination if terminated after December 31, 2014 but prior to December 31, 2015; 3) twelve monthly payments as in effect on the date of termination if terminated after December 31, 2015 but prior to December 31, 2016; or 4) the lesser of (y) twelve monthly payments as in effect on the date of termination, or (z) the remaining number of monthly payments as in effect on the date of termination due to the Executive through the Expiration Date if this Agreement is terminated after December 31, 2016. Upon termination of the 2014 Employment Agreement no further stock options will vest and the maximum number of option shares that Mr. Conklin may purchase is limited to the number of options that were vested as of the termination date and Mr. Conklin has the right to exercise the vested options within 120 days from the termination date, after which all unexercised vested options will terminate.

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The following table summarizes information about stock options outstanding and exercisable at May 31, 2016:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Shares Subject to Outstanding Options	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number of Shares Subject To Options Exercise	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$0.80	15,000	6.56	$0.80	15,000	6.56	$0.80
1.40	15,000	8.55	1.40	15,000	8.55	1.40
2.50	10,000	4.85	2.50	10,000	4.85	2.50
2.90	565,000	7.65	2.90	65,000	7.65	2.90
3.46	65,000	9.60	3.46	20,000	9.60	3.46
4.98	16,667	1.78	4.98	16,667	1.78	4.98
5.94	33,334	4.57	5.94	33,334	4.57	5.94
Total	720,001	7.51	$3.06	175,001	6.55	$3.41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this prospectus by (i) all persons who are known by us to beneficially own more than 5% of our outstanding shares of common stock, (ii) each director, director nominee, and Named Executive Officer; and (iii) all executive officers and directors as a group:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	% of Class Owned (2)
Directors and Officers
John A. Conklin (3)	160,000	*
Alastair Livesey (4)	132,734	*
Joseph Sierchio (5)	119,234	*
All Directors and Officers as a Group (3 people)	411,968	1.44

5% Shareholders
Kalen Capital Corporation (6) The Kalen Capital Building 688 West Hastings St. 7th Floor Vancouver, BC V6B 1P1	29,066,492	65.80

___________

* less than 1%

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock and except as indicated the address of each beneficial owner is 10632 Little Patuxent Parkway, Suite 406, Columbia, Maryland 21044.

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(2) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 28,500,221 shares of common stock issued and outstanding on a fully diluted basis as of the date of this prospectus. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(3) Includes 60,000 shares of common stock and 400,000 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 550,000 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested.

(4) Includes 99,400 shares of common stock and 33,334 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan.

(5) Includes 102,567 shares of common stock and 16,667 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan.

(6) Kalen Capital Corporation is a private Alberta corporation wholly owned by Mr. Harmel Rayat (our former director and officer). In such capacity, Mr. Rayat may be deemed to have beneficial ownership of these shares. The number of shares reflected above is as of the date of this prospectus, based upon the review of our transfer records as of said date and information provided to us by Kalen Capital Corporation and includes: (a) 13,395,245 shares owned by Kalen Capital Corporation and its wholly owned subsidiaries; (b) up to 921,875 shares issuable upon exercise of a Series I Warrant; (c) 3,110,378 shares issuable upon exercise of a Series J Warrant; (d) up to 3,110,378 shares issuable upon exercise of a Series K Warrant; (e) up to 500,000 shares issuable upon exercise of a Series L Warrant; (f) up to 375,000 shares issuable upon exercise of a Series M Warrant; (g) up to 767,000 shares issuable upon exercise of a Series N Warrant; (h) up to 427,000 shares issuable upon exercise of a Series O Warrant; (i) up to 213,500 shares issuable upon exercise of a Series P Warrant; (j) up to 468,750 shares issuable upon exercise of a Series Q Warrant; (k) up to 468,750 shares issuable upon exercise of a Series R Warrant; (l) 2,654,558 shares issuable upon conversion of the 2015 Loan Agreement; and (m) up to 2,654,558 shares issuable upon exercise of a warrant issuable upon conversion of the 2015 Loan Agreement (assuming the 2015 Loan Agreement was converted as of July 15, 2016, at a conversion price of $1.37. As of the date of this prospectus we have not received a notice of conversion from Kalen Capital Corporation).

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

We do not have a formal written policy for the review and approval of transactions with related parties. However, our Code of Ethics and Corporate Governance Principles require actual or potential conflict of interest to be reported to the Board. Our employees are expected to disclose personal interests that may conflict with ours and they may not engage in personal activities that conflict with their responsibilities and obligations to us. Periodically, we inquire as to whether or not any of our Directors have entered into any transactions, arrangements or relationships that constitute related party transactions. If any actual or potential conflict of interest is reported, our entire Board and outside legal counsel review the transaction and relationship disclosed and the Board makes a formal determination regarding each Director's independence. If the transaction is deemed to present a conflict of interest, the Board will determine the appropriate action to be taken.

Review, Approval or Ratification of Transactions with Related Persons

Our unwritten policy with regard to transactions with related persons is that all material transactions are to be reviewed by the entire Board for any possible conflicts of interest. In the event of a potential conflict of interest, the Board will generally evaluate the transaction in terms of the following standards: (i) the benefits to us; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated parties or the employees generally. The Board will then document its findings and conclusion in written minutes.

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Transactions with Related Persons

The Board is responsible for review, approval, or ratification of "related-person transactions" involving SolarWindow Technologies, Inc. or its subsidiaries and related persons. Under SEC rules (Section 404 (a) of Regulation S-K), a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the previous fiscal year, and their immediate family members. SolarWindow Technologies, Inc. is required to report any transaction or series of transactions in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

The Board has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•

any transaction with another company for which a related person's only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company's shares, if the amount involved does not exceed the greater of $1 million or 2% of that company's total annual revenue;

•	compensation to executive officers determined by the Board;
•	compensation to directors determined by the Board;
•	transactions in which all security holders receive proportional benefits; and
•	banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

The Board reviews transactions involving related persons who are not included in one of the above categories and makes a determination whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion. The Board reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related person's interest in the transaction; and, if applicable, the availability of other sources of comparable products or services.

The following are related party transactions for the fiscal years ended August 31, 2015 and 2014 and the subsequent period through the date hereof:

On October 7, 2013, we entered into a Bridge Loan Agreement (the "2013 Loan Agreement") with KCC, a private corporation owning in excess of 10% of our issued and outstanding shares of common stock. Pursuant to the 2013 Loan Agreement, we received proceeds of $3,000,000 and issued a 7% unsecured Convertible Promissory Note (the "2013 Note") due on October 6, 2014, with interest compounded quarterly and issued a Series I Stock Purchase Warrant (the "Series I Warrant") allowing the holder to purchase up to 921,875 shares of our common stock at an initial exercise price of $1.37 for a period of five (5) years. The Series I Warrant is exercisable on a "cashless basis." According to the original terms of the 2013 Loan Agreement, the Investor may have elected, in its sole discretion, to convert all or any portion of the outstanding principal amount of the 2013 Note, and any or all accrued and unpaid interest thereon into units, with each unit consisting of (a) one share of common stock; (b) one Series J Stock Purchase Warrant for the purchase of one share of common stock (the "Series J Warrant"); and (c) one Series K Stock Purchase Warrant for the purchase of one share of common stock (the "Series K Warrant").

On November 10, 2014, we entered into an Amended Bridge Loan Agreement (the "2015 Loan Agreement") with Investor pursuant to which we and Investor amended the 2013 Loan Agreement by amending the 2013 Note to extend the maturity date to December 31, 2015 (the "Amended Note"). According to the terms of the 2015 Loan Agreement, the Investor may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Amended Note, and any or all accrued and unpaid interest thereon into units of our equity securities (collectively, the "Units"), with each Unit consisting of (a) one share of common stock; and (b) one Stock Purchase Warrant for the purchase of one share of common stock (the "Warrant"). The conversion price for each Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of our common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Warrant included in the Units issued upon conversion being equal to sixty percent (60%) of the 20 day average closing price of our common stock prior to conversion. The Warrant will be exercisable for a period of five years from the date of issuance and will be exercisable on a cashless basis.

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In order to induce Investor to enter into the 2015 Loan Agreement and extend the maturity date of the 2013 Note, we issued a Series J Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.12 and a Series K Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.20. Each of the Series J Warrant and Series K Warrant is exercisable through November 9, 2019 and contains a provision allowing the Investor to exercise the warrant on a cashless basis as further set forth therein.

Additionally, during 2015, we received $765,156 upon KCC's exercise of 921,875 Series H Warrants, for an equal number of shares, originally issued on February 1, 2013 pursuant to our $1.2 million self-directed financing.

On December 7, 2015, we entered into a bridge loan agreement with KCC pursuant to which KCC agreed to lend us up to $550,000. We issued a promissory note with an annual interest rate of 10% and a maturity date of September 1, 2016. As consideration We issued a Series M Stock Purchase Warrant (the "Series M Warrant") allowing KCC to purchase up to 275,000 shares of our common stock through December 31, 2020, at an exercise price of $2.34 per share; the Series M Warrant contains a provision allowing the holder to exercise the Series M Warrant on a cashless basis as further set forth therein.

In February and March 2016, KCC purchased a total of 250 units as part of the 3/2016 Offering. Accordingly, we issued KCC 250,000 shares of common stock, a Series O Warrant to purchase 250,000 shares, and a Series P Warrant to purchase 125,000 shares for which we received cash of $775,000.

In March 2016, KCC converted $548,700 of principal owed under the December 27, 2015 loan in exchange for 177 units on the same terms as the 3/2016 Offering. As a result, the Company issued 177,000 shares of common stock, 177,000 Series O Warrants, and 88,500 Series P Warrants.

In June 2016, KCC purchased 468,750 units as part of the 6/2016 Offering; accordingly, we issued KCC 468,750 shares of common stock, a Series Q Warrant to purchase 468,750 shares, and a Series R Warrant to purchase 468,750 shares for which we received cash of $1,500,000.

The law firm of Sierchio & Partners, LLP (formerly Sierchio & Company, LLP), of which Joseph Sierchio, one of the our directors, is a principal, has provided us counsel since our inception. During the years ended August 31, 2015 and 2014, the law firm of Sierchio & Partners, LLP provided $235,459 and $137,814, respectively, of legal services. During the nine months ended May 31, 2016 and 2015, the law firm of Sierchio & Partners, LLP provided $221,324 and $92,997, respectively, of legal services. At May 31, 2016, we owed Sierchio & Partners, LLP $73,730 which is included in accounts payable.

DESCRIPTION OF OUR SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.10 per share. As of the date of this prospectus there were 28,500,221 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each holder is entitled to one vote for each share held on all matters to be voted upon by the stockholders, including the election of directors. The shares of common stock do not have cumulative voting rights. This means that the holders of more than 50% of the shares of common stock can elect all of our directors, subject to the rights of any outstanding series of preferred stock.

The holders of common stock are entitled to receive a pro-rata share of dividends, if any, as may be declared from time to time by the board out of funds legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding series of preferred stock.

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In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro-rata in all assets remaining after payment of our liabilities and subject to the prior rights of any outstanding series of preferred stock. Shares of common stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our Board is authorized, subject to certain limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights and terms of redemption of shares constituting any series or designations of such series The rights of holders of our common stock may be subject to, and adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control and may adversely affect the voting and other rights of holders of our common stock.

Warrants

As of the date of this prospectus, we have issued the following warrants: (a) a Series I Warrant exercisable for 921,875 shares at $1.37 per share through December 31, 2020; (b) a Series J Warrant exercisable for 3,110,378 shares at $1.12 per share through December 31, 2020; (c) a Series K Warrant exercisable for 3,110,378 shares at $1.20 per share through December 31, 2020; (d) a Series L Warrant exercisable for 500,000 shares at $1.20 per share through December 7, 2020; (e) Series M Warrants exercisable for 375,000 shares at $2.34 per share through December 31, 2020; (f) a Series N Warrant exercisable for 767,000 shares at $3.38 per share through December 31, 2020; (g) Series O Warrants exercisable for 618,000 shares at $3.10 per share through October 31, 2017; (h) Series P Warrants exercisable for 309,000 shares at $3.70 per share through April 30, 2018; (i) Series Q Warrants exercisable for 937,500 shares at $3.20 per share through June 20, 2019; and (j) Series R Warrants exercisable for 937,500 shares at $4.00 per share through June 20, 2021. Other than the Series O Warrants and Series P Warrants, all of the aforementioned warrants may be exercised on a cashless basis.

Options

As of the date of this prospectus, there are options outstanding to purchase an aggregate of 720,001 shares of our common stock issued to various persons and entities at prices ranging between $0.80 and $5.94, of which 175,001 have vested and are exercisable. If issued, the shares underlying these options would increase the number of shares of our common stock currently outstanding and will dilute the holdings and voting rights of our then-existing shareholders.

Debt

On October 7, 2013, we issued the Convertible Note evidencing a $3,000,000 loan made to us by KCC. Pursuant to the terms of the Convertible Note, as amended by the Amended BLA, KCC may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the loan, and any or all accrued and unpaid interest due thereon, into the Units, with each Unit consisting of (a) one share of common stock and (b) one warrant allowing KCC to purchase one share of common stock. The Units are convertible at a unit price equal to the lesser of (1) $1.37, or (2) seventy percent of the 20 day average closing price of the common stock as quoted on the OTCQB as of the last trading date prior to the date of exercise, subject to a floor of $1.00.

On November 10, 2014, we entered into the Amended BLA with KCC pursuant to which KCC agreed to extend the maturity date of the Convertible Note from October 6, 2014 to December 31, 2015, for which we issued to KCC a Series J Warrant to purchase 3,110,378 shares of our common stock at a price of $1.12 per share through November 9, 2019 and a Series K Warrant to purchase 3,110,378 shares of our common stock at a price of $1.20 per share through November 9, 2019 and amended the terms of the Units issuable upon exercise of the Convertible Note to include a warrant, which allows the holder to purchase shares of our common stock at a price equal to sixty percent of the 20 day average closing price of our common stock as quoted on the OTCQB as of the last trading date prior to the date of for a period of five years after the date of issuance. Each of the warrants are exercisable on a cashless basis.

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On December 31, 2015, the Company entered into a Second Amended BLA with KCC pursuant to which KCC agreed to extend the maturity date of the Convertible Note from December 31, 2015 to December 31, 2017, for which we issued to KCC a Series N Warrant to purchase 767,000 shares of our common stock at a price of $3.38 per share through December 31, 2020.

On March 4, 2015, we entered into a Bridge Loan Agreement with 1420468 Alberta Ltd. pursuant to which we borrowed $600,000 at an annual interest rate of 7% (the "March 2015 Loan"), compounded quarterly. The March 2015 Loan was evidenced by a promissory note with a maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $600,000, or (b) September 4, 2015. As a condition to entry into the Bridge Loan Agreement, we issued a Series L Warrant to purchase up to 500,000 shares of the our common stock, which are exercisable from September 5, 2015 through March 4, 2020, with an exercise price of $1.20. On December 7, 2015, entered into an amendment to the March 2015 Loan pursuant to which the maturity date of the loan was extended to December 31, 2016. As consideration we issued a Series M Warrant allowing the holder to purchase up to 100,000 shares of our common stock through December 7, 2020, at an exercise price of $2.34 per share; the Series M Warrant contains a provision allowing the holder to exercise the Series M Warrant on a cashless basis as further set forth therein. We also agreed to extend the termination date of 1420468 Alberta Ltd.'s currently outstanding warrants to December 7, 2020.

On December 7, 2015, we entered into a bridge loan agreement with KCC pursuant to which KCC agreed to lend us up to $550,000. We received the principal amount of $400,000 and issued a promissory note for with an annual interest rate of 10% and a maturity date of September 1, 2016 and received the remaining $150,000 on December 22, 2016. As consideration we issued a Series M Warrant allowing KCC to purchase up to 275,000 shares of our common stock through December 7, 2020, at an exercise price of $2.34 per share; the Series M Warrant contains a provision allowing the holder to exercise the Series M Warrant on a cashless basis as further set forth therein. On March 31, 2016, KCC converted $548,700 of the principal into 177,000 shares of common stock, a Series O Warrant to purchase up to 177,000 shares of common stock and a Series P Warrant to purchase up to 88,500 shares of common stock; we issued KCC a note with an annual interest rate of 10% due September 1, 2016 in the amount of $18,146 representing the remaining principal and accrued interest.

Shares Eligible for Resale

A liquid trading market for our common stock may not develop or be sustained after the completion of this offering. Future sales of substantial amounts of common stock, including shares of common stock issued upon exercise of outstanding options and exercise of the warrants offered in this Prospectus in the public market after this offering or the anticipation of those sales could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

Rule 144

As of the date of this prospectus there were 28,500,221 shares of our common stock issued and outstanding, of which 7,446,802 shares are deemed "restricted securities," within the meaning of Rule 144. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act.

In general, under Rule 144, subject to the satisfaction of certain other conditions, a person deemed to be one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater.

Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least nine months to sell such shares without restriction other than the requirement that there be current public information as set forth in Rule 144. To the extent that Rule 144 is otherwise available, this provision is currently applicable to all of the restricted shares. If a non-affiliate has held the shares for more than one year, such person may make unlimited sales pursuant to Rule 144 without restriction.

The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities. Please refer to "Risk Factors."

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SELLING STOCKHOLDERS

The following table presents information regarding the Selling Stockholders. The Selling Stockholders may sell up to 4,317,500 shares of common stock (including shares issuable upon exercise of outstanding warrants). The percentage of outstanding shares beneficially owned is based on 28,500,221 shares of common stock issued and outstanding as of the date of this prospectus. Information with respect to beneficial ownership is based upon information provided to us by the Selling Stockholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Stockholders beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite its name. None of the Selling Stockholders are known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer. The Selling Stockholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities.

Selling Stockholder	# of Shares Beneficially Owned Prior to the Offering	% of Issued and Outstanding Shares Owned Prior to the Offering (1)	# of Shares Registered and to be Sold in this Offering (2)		# of Shares Beneficially Owned After this Offering (2)		% ofIssued and Outstanding Shares Owned After this Offering (2)
Cindy Bains	1,406,250	*	1,406,250	(3)	0		0
Wendy E. Brawer & Ray E. Sage, JT TEN	5,600	*	5,000	(4)	600		*
Teh-Kuei Chen	18,700	*	7,500	(5)	11,200		*
Floyd Colip	2,500	*	2,500	(6)	0		0
Gregory R. Connor	10,000	*	5,000	(4)	5,000		*
Donald Daniel	37,500	*	37,500	(7)	0		0
Cynthia A. Eck	30,000	*	30,000	(8)	0		0
Larry Filkoff	7,373	*	5,000	(4)	2,373		*
Thomas R. Gay & Mark D. Sample JT TEN	4,331	*	2,500	(6)	1,831		*
Louis R. Jeffrey	5,050	*	5,050	(4)	50		*
George F. Johnson, Jr. & Kathy Johnson JT TEN	7,000	*	5,000	(4)	2,000		*
Kalen Capital Corporation(9)	29,066,492	65.80	2,473,750	(10)	26,592,742	(11)	60.20
David Klaue	11,375	*	10,000	(12)	1,375		*
Dominick Milano & Jeannette Milano Joint Tenants in Common	6,333	*	5,000	(4)	1,333		*
Gilbert F. Mueller	2,500	*	2,500	(6)	0		0
Kenneth J. O'Donnell & Janet R. O'Donnell JT TEN	2,500	*	2,500	(6)	0		0
Scott Palmer	40,000	*	20,000	(13)	20,000		*
Herdev S. Rayat	273,000	*	250,000	(14)	23,000		*
Warren M. Rehn	5,000	*	5,000	(4)	0		0
I. David Reingold	3,000	*	2,500	(6)	500		*
Raymond Szulc	2,500	*	2,500	(6)	0		0
Jerald Shapiro	22,500	*	17,500	(15)	5,000		*
Kurt M. Weigel	6,000	*	5,000	(4)	1,000		*
M. Jack Wilkenfeld	10,000	*	10,000	(16)	0		0
Total	30,985,604	68.29	4,317,500		26,668,004		58.78	(17)

___________

* Less than 1%

(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Beneficial ownership is calculated based on 28,500,221 shares of common stock issued and outstanding as of the date of this prospectus. Under Rule 13d-3(d) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

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Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus. Please refer to "Plan of Distribution."

(2) The Selling Stockholders may offer and sell, from time to time, any or all of our common stock issued to them and registered for resale. Because the Selling Stockholders may offer all or only some portion of the 4,317,500 shares of common stock registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the Selling Stockholders upon termination of the offering. We can only make estimates and assumptions. The number of shares listed in the category entitled "% of Issued and Outstanding Shares Owned After This Offering," in the table above, represent an estimate of the number of shares of common stock that will be held by the Selling Stockholders after the offering. To arrive at this estimate, we have assumed that the Selling Stockholders will sell all of the shares to be registered pursuant to this offering and will not be acquiring any additional shares. Please refer to "Plan of Distribution."

(3) Represents 468,750 shares of common stock, a Series Q Warrant to purchase up to 468,750 shares of common stock and a Series R Warrant to purchase up to 468,750 shares of common stock purchased as part of the 6/2016 Offering.

(4) Represents 2,000 shares of common stock, a Series O Warrant to purchase up to 2,000 shares of common stock and Series P Warrant to purchase up to 1,000 shares of common stock purchased as part of the 3/2016 Offering.

(5) Represents 3,000 shares of common stock, a Series O Warrant to purchase up to 3,000 shares of common stock and Series P Warrant to purchase up to 1,500 shares of common stock purchased as part of the 3/2016 Offering.

(6) Represents 1,000 shares of common stock, a Series O Warrant to purchase up to 1,000 shares of common stock and Series P Warrant to purchase up to 500 shares of common stock purchased as part of the 3/2016 Offering.

(7) Represents 15,000 shares of common stock, a Series O Warrant to purchase up to 15,000 shares of common stock and Series P Warrant to purchase up to 7,500 shares of common stock purchased as part of the 3/2016 Offering.

(8) Represents 12,000 shares of common stock, a Series O Warrant to purchase up to 12,000 shares of common stock and Series P Warrant to purchase up to 6,000 shares of common stock purchased as part of the 3/2016 Offering.

(9) KCC's beneficial ownership percentage has been calculated in accordance with Rule 13d-3(d) of the Exchange Act by adding all of the shares it currently owns (13,395,245) to the number of shares issuable upon exercise of all of its outstanding warrants (10,362,131) and conversion privileges (shares issuable as part of the Units upon conversion of the Convertible Note + shares issuable upon exercise of the warrants included as part of the Units = 5,309,116), resulting in beneficial ownership 29,996,392 shares of our common stock, which is then divided by the number of shares of our common stock that would be outstanding upon the exercise of all of KCC's warrants and conversion privileges (28,500,221 shares currently outstanding + an additional 15,671,247 shares that would be outstanding upon exercise of all KCC's outstanding warrants and conversion of the Convertible Note). Accordingly, (29,006,492)/(44,171,468) = 0.6580, or 65.80% of our issued and outstanding common stock.

56

(10) Represents 4270,000 shares of common stock, a Series O Warrant to purchase up to 427,000 shares of common stock and Series P Warrant to purchase up to213,500 shares of common stock purchased as part of the 3/2016 Offering and conversion of $548,700 of principal of an outstanding loan on the same terms as the 3/2016 Offering and 468,750 shares of common stock, a Series Q Warrant to purchase up to 468,750 shares of common stock and a Series R Warrant to purchase up to 468,750 shares of common stock purchased as part of the 6/2016 Offering.

(11) Assumes that none of the approximately 981,547 remaining shares registered pursuant to registration statement #333-198306 will be sold by KCC.

(12) Represents 4,000 shares of common stock, a Series O Warrant to purchase up to 4,000 shares of common stock and Series P Warrant to purchase up to 2,000 shares of common stock purchased as part of the 3/2016 Offering.

(13) Represents 8,000 shares of common stock, a Series O Warrant to purchase up to 8,000 shares of common stock and Series P Warrant to purchase up to 4,000 shares of common stock purchased as part of the 3/2016 Offering.

(14) Represents 100,000 shares of common stock, a Series O Warrant to purchase up to 100,000 shares of common stock and Series P Warrant to purchase up to 50,000 shares of common stock purchased as part of the 3/2016 Offering.

(15) Represents 7,000 shares of common stock, a Series O Warrant to purchase up to 7,000 shares of common stock and Series P Warrant to purchase up to 3,500 shares of common stock purchased as part of the 3/2016 Offering.

(16) Represents 4,000 shares of common stock, a Series O Warrant to purchase up to 4,000 shares of common stock and Series P Warrant to purchase up to 2,000 shares of common stock purchased as part of the 3/2016 Offering.

(17) Calculated pursuant to Rule 13d-3(d) of the Exchange Act by dividing all of the shares beneficially owned after this offering (26,668,004) by the total number of shares currently issued and outstanding (28,500,221) plus shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days that would be issued and outstanding to the named selling stockholders (16,871,747). Accordingly, (26,668,004/(28,500,221 + 16,871,747)) = 0.5878, or 58.78%.

Other than the relationships described in the table and footnotes and elsewhere in this prospectus, the Selling Stockholders have not had or have any material relationship with us or any of our affiliates within the past three years. Based upon representations made by the Selling Stockholders to us, we do not believe that any of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the Selling Stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

57

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCQB or any other inter-dealer quotation system, stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

58

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

Pursuant to the terms of the Registration Rights Agreement we entered into with two of the Selling Stockholders, we agreed to register for resale all of the shares purchased by those Selling Stockholders in the 6/2016 Offering, including shares issuable upon exercise of warrants purchased by them, and to keep the registration statement, of which this prospectus is a part of, until the earlier of: (a) the date the investor's securities have been sold in accordance with Rule 144; (b) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to our transfer agent as reasonably determined by us, upon the advice of our counsel; or (c) such securities have otherwise been disposed of by the investor pursuant to an exemption from the registration requirements of the Securities Act. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for SolarWindow Technologies, Inc. by Sierchio & Partners, LLP, 430 Park Avenue, 7th Floor, New York, New York 10022. Joseph Sierchio, a member of Sierchio & Partners, LLP, is one of our directors and the beneficial owner of 119,234 shares of our common stock.

EXPERTS

Our consolidated financial statements for the fiscal years ended August 31, 2015 and 2014, appearing herein, have been audited by Peterson Sullivan, LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file periodic reports with the SEC, including quarterly reports and annual reports which include our audited financial statements. This registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain copies of the registration statement, including the exhibits thereto, and all of our periodic reports after payment of the fees prescribed by the SEC. For additional information regarding the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides on-line access to reports and other information regarding registrants that file electronically with the SEC at the address: http://www.sec.gov. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing us at: SolarWindow Technologies, Inc., 10632 Little Patuxent Parkway, Suite 406 Columbia, Maryland 21044, or telephoning us at: (800) 213-0689.

59

60

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
MAY 31, 2016 AND AUGUST 31, 2015

	May 31,	August 31,
	2016	2015
ASSETS

Current assets
Cash and cash equivalents	$123,541	$228,465
Deferred research and development costs	421,055	106,135
Prepaid expenses and other current assets	28,159	21,152
Total current assets	572,755	355,752

Equipment, net of accumulated depreciation of $33,439 and $27,751, respectively	24,239	30,535
Total assets	$596,994	$386,287

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$105,990	$97,438
Interest payable to related party	54,405	443,498
Bridge note, net of discount of $131,034 and $6,516	468,966	593,484
Convertible promissory notes payable to related party, net of discount of $0 and $879,808, respectively	18,146	2,120,192
Derivative liability	1,875,630	-
Total current liabilities	2,523,137	3,254,612

Convertible promissory notes payable to related party, net of discount of $1,961,847	1,038,153	-
Interest payable to related party	605,627	-
Total liabilities	4,166,917	3,254,612

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock: $0.10 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares authorized, 27,562,721 and 26,572,615 shares issued and outstanding at May 31, 2016 and August 31, 2015	27,563	26,572
Additional paid-in capital	30,674,445	26,144,117
Retained deficit	(34,271,931)	(29,039,014)
Total stockholders' equity (deficit)	(3,569,923)	(2,868,325)
Total liabilities and stockholders' equity (deficit)	$596,994	$386,287

(The accompanying notes are an integral part of these consolidated financial statements)

F-1

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2016 AND 2015

	Three Months Ended May 31,		Nine Months Ended May 31,
	2016	2015	2016	2015

Revenue	$-	$-	$-	$-

Operating expense
Selling, general and administrative	410,591	561,888	1,720,779	1,783,839
Research and development	272,373	127,215	584,232	466,708
Total operating expense	682,964	689,103	2,305,011	2,250,547

Loss from operations	(682,964)	(689,103)	(2,305,011)	(2,250,547)

Other income (expense)
Interest expense	(78,931)	(68,438)	(233,370)	(180,242)
Accretion of debt discount	(683,574)	(806,821)	(1,967,895)	(3,913,769)
Change in fair value of derivative liability	(89,010)	-	(161,235)	-
Loan conversion inducement expense	(565,406)	-	(565,406)	-
Total other income (expense)	(1,416,921)	(875,259)	(2,927,906)	(4,094,011)

Net loss	$(2,099,885)	$(1,564,362)	$(5,232,917)	$(6,344,558)

Basic and Diluted Loss per Common Share	$(0.08)	$(0.06)	$(0.19)	$(0.26)

Weighted average number of common shares outstanding - basic and diluted	27,427,913	25,224,700	26,957,191	24,823,496

(The accompanying notes are an integral part of these consolidated financial statements)

F-2

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED MAY 31, 2016 AND YEAR ENDED AUGUST 31, 2015

	Common Stock		Additional Paid-in	Retained	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, August 31, 2014	24,306,612	$24,306	$20,872,345	$(20,946,270)	$(49,619)

Stock based compensation related to restricted stock issuance	60,000	60	83,940	-	84,000
Stock based compensation due to common stock purchase options	-	-	436,774	-	436,774
Exercise of Series G warrants	454,787	455	(455)	-	-
Exercise of Series H warrants	1,751,216	1,751	1,451,763	-	1,453,514
Discount on convertible promissory note due to detachable warrants	-	-	3,000,000	-	3,000,000
Discount on $600,000 bridge loan due to detachable warrants	-	-	299,750	-	299,750
Net loss for the year ended August 31, 2015	-	-	-	(8,092,744)	(8,092,744)
Balance, August 31, 2015	26,572,615	26,572	26,144,117	(29,039,014)	(2,868,325)

Stock based compensation related to restricted stock issuance	90,000	90	337,410	-	337,500
Exercise of stock options	282,106	282	(282)	-	-
February 2016 Private Placement units issued	618,000	619	766,192	-	766,811
Stock based compensation due to common stock purchase options	-	-	252,556	-	252,556
Discount on convertible promissory note due to detachable warrants	-	-	3,008,812	-	3,008,812
Discount on convertible promissory note due to beneficial conversion feature	-	-	165,640	-	165,640
Net loss for the nine months ended May 31, 2016	-	-	-	(5,232,917)	(5,232,917)
Balance, May 31, 2016	27,562,721	$27,563	$30,674,445	$(34,271,931)	$(3,569,923)

(The accompanying notes are an integral part of these consolidated financial statements)

F-3

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED MAY 31, 2016 AND 2015

	Nine Months Ended May 31,
	2016	2015
Cash flows from operating activities
Net loss	$(5,232,917)	$(6,344,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,596	6,907
Stock based compensation expense	590,056	449,736
Change in fair value of derivative liability	161,235	-
Loan conversion inducement expense	565,406	-
Accretion of debt discount	1,967,895	3,913,769
Changes in operating assets and liabilities:
Decrease (increase) in deferred research and development costs	(314,920)	-
Decrease (increase) in prepaid expenses and other current assets	(7,007)	(13,902)
Increase (decrease) in accounts payable	8,552	6,057
Increase (decrease) in accrued liabilities	233,370	180,242
Net cash used in operating activities	(2,019,734)	(1,801,749)

Cash flows from investing activity
Purchase of equipment	(2,300)	(15,561)
Net cash used in investing activity	(2,300)	(15,561)

Cash flows from financing activities
Proceeds from the issuance of equity securities	1,367,100	501,242
Proceeds from promissory notes	550,010	600,000
Net cash provided by financing activities	1,917,110	1,101,242

Decrease in cash and cash equivalents	(104,924)	(716,068)

Cash and cash equivalents at beginning of period	228,465	785,237

Cash and cash equivalents at end of period	$123,541	$69,169

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-

Supplemental disclosure of non-cash transactions:
Debt discount recorded for value of warrants issued and/or modified	$3,008,812	$3,299,750
Debt discount recorded for beneficial conversion feature	$165,640	$-
Equity securities issued for conversion of note payable	$548,700	$-
Derivative liability from the sale of equity securities	$1,714,395	$-

(The accompanying notes are an integral part of these consolidated financial statements)

F-4

SOLARWINDOW TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Basis of Presentation, Organization, Recent Accounting Pronouncements and Going Concern

Basis of Presentation

The unaudited financial statements of SolarWindow Technologies, Inc. (the "Company") as of May 31, 2016, and for the three and nine months ended May 31, 2016 and 2015, have been prepared in accordance with accounting principles generally accepted ("GAAP") in the United States for interim financial reporting and include the Company's wholly-owned subsidiaries, Kinetic Energy Corporation ("KEC"), and New Energy Solar Corporation ("New Energy Solar"). Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended August 31, 2015, as filed with the Securities and Exchange Commission as part of the Company's Form 10-K. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The Company did not record an income tax provision during the periods presented due to net taxable losses. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Organization

SolarWindow Technologies, Inc. was incorporated in the State of Nevada on May 5, 1998, under the name "Octillion Corp." On December 2, 2008, the Company amended its Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, the Company amended its Articles of Incorporation to change its name to SolarWindow Technologies, Inc. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, KEC and New Energy Solar.

KEC was incorporated on June 19, 2008, in the State of Nevada and holds the patents related to the Company's MotionPower™ technology. The Company's business activities related to the MotionPower™ technology are conducted through KEC.

New Energy Solar was incorporated on February 9, 2009, in the State of Florida and entered into agreements with The University of South Florida Research Foundation ("USF") to sponsor research related to the Company's SolarWindow™ technology. On February 18, 2015, the Company terminated the license agreement entered into with USF which originated on June 21, 2010.

On March 9, 2015, the Company changed its name to "SolarWindow Technologies, Inc." to align the company name with its brand identity. The Company's ticker symbol changed to WNDW.

The Company has been developing two sustainable electricity generating systems. These novel technologies are branded as SolarWindow™ and MotionPower™. On March 2, 2015, the Company announced its exclusive focus on SolarWindow™.

The Company's SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a transparent coating of organic photovoltaic solar cells. The Company's SolarWindow™ transparent electricity generating coatings are the subject of patent pending technologies. Initially being developed for application on glass surfaces, SolarWindow™ coatings could potentially be used on any of the more than 85 million commercial and residential buildings in the United States alone.

F-5

The Company's SolarWindow™ product development programs involve ongoing research and development efforts, and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried-out by its contract engineers, scientists, and consultants. As such, the Company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to commercialize the Company's SolarWindow™ technology before another company develops a similar technology and products.

Recent Accounting Pronouncements

In April 2015, the FASB issued ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. This ASU requires retrospective adoption and will be effective for fiscal years beginning after December 15, 2015 and for interim periods within those fiscal years. We expect the adoption of this guidance will not have a material impact on our financial statements.

In February 2015, the FASB issued ASU 2015-02, Amendments to the Consolidation Analysis, which amends the consolidation requirements in ASC 810 and significantly changes the consolidation analysis required under U.S. GAAP relating to whether or not to consolidate certain legal entities. Early adoption is permitted. The Company's effective date for adoption is January 1, 2016. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

On May 28, 2014, FASB issued ASU 2014-09, Revenue from Contracts with Customers, Topic 606, requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The standard is effective for annual periods beginning after December 15, 2017. The Company has not yet selected a transition method and does not expect this accounting update to have a material effect on its consolidated financial statements in future periods.

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company's previous fiscal year may be applicable, the Company has not identified any standards that the Company believes merit further discussion. The Company believes that none of the new standards will have a significant impact on the financial statements.

Going Concern

The Company does not have any commercialized products and has not generated any revenue since inception. The Company has an accumulated deficit of $34,271,931 and cash of $123,541 as of May 31, 2016, and does not have positive cash flows from operating activities. The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern, which is dependent upon the Company's ability to establish itself as a profitable business.

Subsequent to quarter end, the Company, on June 20, 2016, received $3,000,000 from the sale of 937,500 units pursuant to a private placement of its securities (the "June 2016 Private Placement"). Based upon its current and near term anticipated level of operations and expenditures, the Company believes that cash on hand should be sufficient to enable it to continue operations through March 2017.

If adequate funds are not available on reasonable terms, or at all, it would result in a material adverse effect on the Company's business, operating results, financial condition and prospects. In particular, the Company may be required to delay, reduce the scope of or terminate its research programs, sell rights to its SolarWindow™ technology and/or MotionPower™ technology or other technologies or products based upon such technologies, or license the rights to such technologies or products on terms that are less favorable to the Company than might otherwise be available.

F-6

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. These consolidated financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

NOTE 2 - Debt

December 7, 2015, $550,000 Bridge Loan

On December 7, 2015, the Company entered into a Bridge Loan Agreement (the "December 2015 Loan Agreement") with Kalen Capital Corporation (the "Investor"). Pursuant to the December 2015 Loan Agreement, the Company received advances of $400,000 on October 7, 2015 and $150,000 on December 22, 2015 (Each advance includes an additional $5 related to wire fees). The December 2015 Loan was evidenced by a promissory note with an annual interest rate of 10% (default rate of 18%), compounded quarterly, and an initial maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $3,000,000, or (b) September 1, 2016. The December 2015 Loan was initially convertible at any time into shares of common stock at a conversion price equal to 85% of the thirty day volume weighted average price of the Company's common stock. In connection with the December 2015 Loan Agreement, the Company issued the the Investor a Series M Stock Purchase Warrant to purchase up to 275,000 shares of the Company's common stock for a period of five years, with an exercise price of $2.12.

The debt discount attributable to the warrants and beneficial conversion feature amounted to $458,777 (including $400,000 recognized as of October 7, 2015 and $58,777 recognized on December 22, 2015). The estimated fair value of the Series M Warrants was calculated using the Black-Scholes option pricing model and the following assumptions: market price of common stock - $3.01 per share; estimated volatility – 79%; 5-year risk free interest rate – 1.67%; expected dividend rate - 0% and expected life - 5 years. The resulting $458,777 discount was accreted through March 31, 2016.

On March 31, 2016, the Investor received 177 PPM Units (as defined below under Note 3) from the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement resulting in a remaining balance of $18,146. The remaining balance was evidenced by a new promissory note (the "March 2016 Note") dated March 31, 2016. The March 2016 Note with an annual interest rate of 10% is due September 1, 2016 and is convertible into shares of common stock at conversion price equal to 85% of the thirty day volume weighted average price of the Company's common stock. The PPM Units issued in exchnge for the conversion of principal owed under the December 2015 Loan Agreement contained terms that were more beneficial to the Investor resulting in the Company recognizing a loan conversion inducement expense of $36,176 related to the common stock issued and $529,230 related to the warrant component of the PPM Units (i.e., the Series O Warrant and Series P Warrant as defined below under Note 3).

As consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017 (as described below), the Company extended the expiration date of all of the Investor's existing warrants, including the Series M Warrant maturity date from December 7, 2020 to December 31, 2020. The difference in fair value of the Series M Warrant as a result of the extension of the expiration date was immaterial.

During the three and nine months ended May 31, 2016, the Company recognized $5,077 and $17,149, respectively, of interest expense. During the three and nine months ended May 31, 2016, the Company recognized $315,515 and $458,777, respectively, of accretion related to the debt discount of the December 2015 Loan Agreement.

F-7

March 4, 2015, $600,000 Bridge Loan

On March 4, 2015, the Company entered into a Bridge Loan Agreement (the "Bridge Loan Agreement") with 1420468 Alberta Ltd. (the "Creditor") pursuant to which the Company borrowed $600,000 at an annual interest rate of 7% (the "March 2015 Loan"), compounded quarterly, with a default rate of 15%. The March 2015 Loan was evidenced by a promissory note with an initial maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $600,000, or (b) September 4, 2015. In connection with the Bridge Loan Agreement, the Company issued the Creditor a Series L Stock Purchase Warrant to purchase up to 500,000 shares of the Company's common stock, which was initially exercisable from September 5, 2015 through March 4, 2020, with an exercise price of $1.20.

The debt discount attributable to the relative fair value of the warrants issued with the March 2015 Loan, amounted to $299,750. The estimated fair value of the Series L Warrant was $1.198 per share and was calculated using the Black-Scholes option pricing model with the following assumptions: market price of common stock - $1.78 per share; estimated volatility - 76%; risk free interest rate – 1.55%; expected dividend rate - 0% and expected life – 4.5 years. The resulting discount was ccreted over the original term of the March 2015 Loan through September 4, 2015.

On December 7, 2015, Creditor agreed to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 31, 2016. As consideration the Company issued Creditor a Series M Stock Purchase Warrant to purchase 100,000 shares of the Company's common stock through December 7, 2020, at an exercise price of $2.34 per share As a result, the Company recognized an additional debt discount for the fair value of the Series M Stock Purchase Warrant amounting to $205,800.

The fair value of the Series M Warrant was $2.058 and was calculated using the Black-Scholes option pricing model and the following assumptions: exercise price - $2.34; market price of common stock - $3.01 per share; estimated volatility - 79%; risk free interest rate - 1.67%; expected dividend rate - 0% and expected life - 5 years.

The Company recorded $33,000 as additional debt discount to recognize the increase in fair value for the extension of the expiration date of the Series L Warrant from March 4, 2020 to December 7, 2020. The increase in fair value was calculated using the Black-Scholes option pricing model and the following assumptions: exercise price - $1.20; market price of common stock - $3.01 per share; estimated volatility - 79%; risk free interest rate - 1.67%; expected dividend rate - 0% and expected life - 5 years for the new warrant and 4.24 years for the original warrant.

During the three and nine months ended May 31, 2016, the Company recognized $11,341 and $33,201, respectively, of interest expense. During the three and nine months ended May 31, 2015, the Company recognized $10,126 and $10,126, respectively, of interest expense. Accretion related to the debt discount for the March 2015 Loan amounted to $56,332 and $114,282 during the three and nine months ended May 31, 2016, respectively. Accretion related to the debt discount amounted to $143,359 and $143,359 during the three and nine months ended May 31, 2015, respectively.

October 7, 2013, $3,000,000 Convertible Promissory Note

On October 7, 2013, the Company entered into a Bridge Loan Agreement (the "2013 Loan Agreement") with the Investor. Pursuant to the 2013 Loan Agreement, the Company received proceeds of $3,000,000 and issued a 7% unsecured Convertible Promissory Note (the "2013 Note") initially due on October 6, 2014, with interest compounded quarterly and issued a Series I Stock Purchase Warrant (the "Series I Warrant") for the purchase up to 921,875 shares of the Company's common stock at an initial exercise price of $1.37 for a period of five years. According to the original terms of the 2013 Loan Agreement, the Investor may have elected to convert all or any portion of the outstanding principal amount of the 2013 Note, and accrued interest thereon into units, with each unit consisting of (a) one share of common stock; (b) one Series J Stock Purchase Warrant for the purchase of one share of common stock (the "Series J Warrant"); and (c) one Series K Stock Purchase Warrant for the purchase of one share of common stock (the "Series K Warrant").

F-8

On November 10, 2014, the Company entered into an Amended Bridge Loan Agreement (the "2015 Loan Agreement") with the Investor pursuant to which the maturity date was extended to December 31, 2015 (the "Amended Note"). According to the terms of the 2015 Loan Agreement, the Investor may elect to convert principal and accrued interest into units of the Company's equity securities (collectively, the "Units"), with each Unit consisting of (a) one share of common stock; and (b) one Stock Purchase Warrant for the purchase of one share of common stock. The conversion price for each Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of the Company's common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Warrant being equal to 60% of the 20 day average closing price of the Company's common stock prior to conversion. If issued, the Warrant included in the Units will be exercisable for a period of five years.

In order to induce the Investor to enter into the 2015 Loan Agreement and extend the maturity date to December 31, 2015, the Company issued a Series J Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.12 and a Series K Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.20. Each of the Series J Warrant and Series K Warrant was initially exercisable through November 9, 2019. As a result of the modification (which did not result in a gain or loss due to the related party nature of the transaction), the fair value of the Warrant amounting to $3,629,309 (limited to the $3,000,000 face value of the note) was recognized as a debt discount as of November 10, 2014.

On December 31, 2015, the Company entered into a Second Amended Bridge Loan Agreement (the "2015 Second Amended Loan Agreement") with the Investor pursuant to which the Company and the Investor amended the 2015 Loan Agreement by amending the 2013 Note to extend the maturity date to December 31, 2017 (the "Second Amended Note").

As consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company issued a Series N Warrant and extended the maturity date of all of the Investor's existing warrants, as described below, resulting in an additional debt discount of $2,476,875 as of December 31, 2015. The modification did not result in a gain or loss due to the related party nature of the transaction.

The Company issued a Series N Warrant to purchase 767,000 shares of common stock at an exercise price of $3.38 through December 31, 2020. The fair value of the Series N Warrant was $2.102 per share, or $1,612,234 and was calculated using the Black-Scholes option pricing model and the following assumptions: market price of common stock - $3.24 per share; estimated volatility – 82.00%; risk free interest rate - 1.76%; expected dividend rate - 0% and expected life - 5 years. As a result, the Company recorded a debt discount of $1,612,234 which is being accreted through December 31, 2017.

The maturity date of the Series I Warrant to purchase 921,875 shares of common stock was extended from October 6, 2018 to December 31, 2020. The Company recorded $233,234 as a debt discount to recognize the increase in value for the extension of the expiration date. The increase in the fair value was calculated using the Black-Scholes option pricing model and the following assumptions: exercise price - $1.37; market price of common stock - $3.24 per share; estimated volatility – 81.81%; risk free interest rate - 1.76%; expected dividend rate - 0% and expected life - 5 years as a result of the extension and 2.77 years remaining at the time of extension through December 31, 2017.

The maturity date of the Series J Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020. The Company recorded $304,817 as a debt discount to recognize the increase in fair value for the extension of the expiration date. The increase in fair value was calculated using the Black-Scholes option pricing model and the following assumptions: exercise price - $1.12; market price of common stock - $3.24 per share; estimated volatility – 81.81%; risk free interest rate - 1.76%; expected dividend rate - 0% and expected life - 5 years as a result of the extension and 3.86 years remaining at the time of extension. The debt discount is being accreted through December 31, 2017.

The maturity date of the Series K Warrant to purchase 3,110,378 shares of common stock was extended from November 9, 2019 to December 31, 2020. The Company recorded $326,590 as a debt discount to recognize the increasein fair value for the extension of the expiration date. The increase in fair value was calculated using the Black-Scholes option pricing model and the following assumptions: exercise price - $1.20; market price of common stock - $3.24 per share; estimated volatility – 81.81%; risk free interest rate - 1.76%; expected dividend rate - 0% and expected life - 5 years as a result of the extension and 3.86 years remaining at the time of extension. The debt discount is being accreted through December 31, 2017.

F-9

Interest expense related to the 2013 Loan Agreement, as amended, amounted to $62,514 and $183,020 during the three and nine months ended May 31, 2016, respectively. Interest expense was $58,312 and $170,116 during the three and nine months ended May 31, 2015, respectively.

Accretion of the debt discount related to the 2013 Loan Agreement as amended amounted to $311,727 and $1,394,836 during the three and nine months ended May 31, 2016, respectively. Accretion amounted to $663,462 and $3,770,410 during the three and nine months ended May 31, 2015, respectively. The remaining debt discount related to the Series N Warrants and Series I, J and K Warrant expiration date extensions totals $1,961,847 and will be amortized through December 31, 2017.

NOTE 3 - Private Placement

Beginning on February 18, 2016 and closing on March 31, 2016, the Company completed an offering pursuant to a Private Placement Memorandum dated February 16, 2016 (the "Offering") for the sale to accredited investors of units of the Company's equity securities (each a "PPM Unit" and collectively, the "PPM Units") at a price of $3,100 per PPM Unit with each PPM Unit comprised of (a) one thousand shares of common stock; (b) one warrant to purchase one thousand shares of common stock at a price, subject to certain adjustments, of $3.10 per Warrant Share through October 31, 2017 (the "Series O Warrant"); and (c) one warrant to purchase five hundred shares Common Stock at a price, subject to certain adjustments, of $3.70 per Warrant Share through April 30, 2018 (the "Series P Warrant"). Pursuant to the Offering, the Company issued 618 PPM Units consisting of 441 PPM Units in exchange for cash of $1,367,100 and 177 PPM Units for the conversion of $548,700 of the principal owed under the December 2015 Loan Agreement.

The terms of the Offering provided for a onetime reset adjustment (the "Reset Adjustment") such that if, within 6 months from the Offering Termination Date on September 30, 2016, the Company sells equity securities at a price less than $3.10 per share ("Reset Price"), each of the subscribers having purchased Units in the Offering will receive additional Units (the "Reset Units") equal to the difference between the number of Units that would have been issuable to such subscribers if the price per share of common stock included in the Units was equal to the Reset Price less the number of Units actually received by such subscriber.

NOTE 4 - Derivative Liability related to the Offering Units

The Reset Adjustment contained in the Offering does not have fixed settlement provisions because the number of PPM Units issued may be adjusted higher if the Company sells securities at lower prices in the future; therefore, the Company concluded that the Reset Adjustment feature was not indexed to the Company's stock and is to be treated as a derivative liability for accounting purposes. The accounting treatment for derivative financial instruments requires that the Company allocate a portion of the equity proceeds to the derivative for an amount equal to its initial fair value. Subsequently, on each reporting date, the fair value of the derivative is measured with changes in value recorded to other income/expense. In determining the fair value of the derivative liabilities, the Company used a Monte Carlo simulation at the date the instrument was issued and at each quarter end until the termination date of the Reset Adjustment on September 30, 2016.

F-10

A summary of quantitative information with respect to valuation methodology and significant unobservable inputs used for the Company's derivative liability that is categorized within Level 3 of the fair value hierarchy as of May 31, 2016 is as follows:

May 31, 2016
Common stock issuable upon exercise of Series O Warrants	618,000
Common stock issuable upon exercise of Series P Warrants	309,000
Stock price	$4.19
Volatility (Annual)	83%
Strike price	$3.10, Series O Warrants; $3.70, Series P Warrants
Risk-free rate	0.78% Series O Warrants; 0.87%, Series P Warrants
Term	1.42 years Series O Warrants; 1.91 years, Series P Warrants
Probability of Reset Adjustment	100%

The following table sets forth the Company's derivative liabilities that were accounted for at fair value on a recurring basis categorized within Level 3 of the fair value hierarchy as of May 31, 2016:

	Balance at August 31, 2015	Initial valuation of derivative liabilities upon issuance of new securities during the period	Increase (decrease) in fair value of derivative liabilities	Fair Value of derivatives upon reclass to additional paid-in capital	Balance at May 31, 2016

Warrant liability	$-	$1,714,395	$161,235	$-	$1,875,630

NOTE 5 - Common Stock and Warrants

During the nine months ended May 31, 2016, the Company had the following common stock related transactions:

•	issued 282,106 shares upon the cashless exercise of 556,667 options.
•

issued 90,000 shares on January 5, 2016 to the Company's directors and consultants pursuant to the 2006 Plan valued at $3.75 per share, the closing price of the Company's common stock on the day the stock was granted (See "NOTE 8 - Related Party Transactions" below for additional information).

•	received $1,367,100 pursuant to the Offering (See "NOTE 3 – Private Placement") and issued 441 PPM Units.
•	Converted loan principal of $548,700 from the December 2015 Loan Agreement in exchange for 177 PPM Units and issued 177,000 shares of common stock (See "NOTE 2 – Debt").

F-11

Warrants

Each of the Company's warrants outstanding entitles the holder to purchase one share of the Company's common stock for each warrant share held. A summary of the Company's warrants outstanding and exercisable as of May 31, 2016 and August 31, 2015 is as follows:

	Shares of Common Stock Issuable from Warrants Outstanding as of		Weighted Average
Description	May 31, 2016	August 31, 2015	Exercise Price	Expiration
Series H	-	3,906	$0.83	February 1, 2016
Series I	921,875	921,875	$1.37	December 31, 2020
Series J	3,110,378	3,110,378	$1.12	December 31, 2020
Series K	3,110,378	3,110,378	$1.20	December 31, 2020
Series L	500,000	500,000	$1.20	December 7, 2020
Series M	375,000	-	$2.18	December 31, 2020
Series N	767,000	-	$3.38	December 31, 2020
Series O	618,000	-	$3.10	October 31, 2017
Series P	309,000	-	$3.70	April 30, 2018
Total	9,711,631	7,646,537

Series H Warrants to purchase common stock were issued on February 1, 2013, in connection with the self-directed registered offering of 1,875,000 units. The remaining 3,906 Series H Warrants outstanding as of August 31, 2015 expired on February 1, 2016.

The Series I Warrant was issued on October 7, 2013, in connection with the 2013 Loan Agreement. On December 31, 2015, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series I Warrant from October 6, 2018 to December 31, 2020.

The Series J Warrant and Series K Warrant were issued on November 10, 2014 as a condition to the Investor entering into the 2015 Loan Agreement. On December 31, 2015, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series J and K Warrants from November 9, 2019 to December 31, 2020.

The Series L Warrant was issued on March 4, 2015 in connection with the March 2015 Loan. On December 7, 2015, the expiration date of the Series L Warrant was extended from March 4, 2020 to December 7, 2020.

A Series M Warrant, with an exercise price of $2.12, to purchase 275,000 shares was issued on December 7, 2015 in connection with the December 2015 Loan. A Series M Warrant, with an exercise price of $2.34, to purchase 100,000 shares was issued on December 7, 2015 as an inducement for Creditor to extend the maturity date of the March 2015 Loan from September 4, 2015 to December 21, 2016.

The Series N Warrant to purchase 767,000 shares was issued on December 31, 2015 pursuant to the 2015 Second Amended Loan Agreement as an inducement for the Investor to extend the maturity date of the 2013 Note from December 31, 2015 to December 31, 2017.

The Series O and Series P Warrant were issued in connection with the Offering described above under "NOTE 3 – Private Placement".

There are a total of approximately 2,631,845 warrants issuable pursuant to the 2013 Loan Agreement as described above under "NOTE 2 - Debt."

F-12

NOTE 6 - Stock Options

Stock option grants pursuant to the 2006 Plan vest either immediately or over one to five years and expire ten years after the date of grant. Stockholders previously approved 5,000,000 shares for grant under the 2006 Plan, of which 3,216,665 remain available for grant and 883,334 were issued pursuant to the exercise of vested options as of May 31, 2016. All shares approved for grant and subsequently forfeited are available for future grant. The Company does not repurchase shares to fulfill the requirements of options that are exercised. The Company issues new shares when options are exercised.

The Company employs the following key weighted-average assumptions in determining the fair value of stock options, using the Black-Scholes option pricing model and the simplified method to estimate the expected term of "plain vanilla" options:

Nine Months Ended
May 31, 2016
Expected dividend yield	–
Expected stock price volatility	82%
Risk-free interest rate	2.06%
Expected term (in years)	7.67
Exercise price	$3.46
Weighted-average grant date fair-value	$2.64

A summary of the Company's stock option activity for the nine months ended May 31, 2016 and year ended August 31, 2015 and related information follows:

	Number of Shares Subject to Option Grants	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value ($)
Outstanding at August 31, 2014	1,325,837	2.68
Grants	15,000	1.40
Forfeitures	(73,335)	2.46
Outstanding at August 31, 2015	1,267,502	2.68
Grants	65,000	3.46
Forfeitures	(55,834)	3.23
Exercises	(556,667)	2.22
Outstanding at May 31, 2016	720,001	3.06	7.51 years	885,900
Exercisable at May 31, 2016	175,001	3.41	6.55 years	208,050
Available for grant at May 31, 2016	3,216,665

F-13

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all "in-the-money" options (i.e. the difference between the Company's closing stock price on the last trading day of the period covered by this report and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all in-the-money option holders exercised their vested options on May 31, 2016. The intrinsic value of the option changes based upon the fair market value of the Company's common stock. Since the closing stock price was $4.19 on May 31, 2016 and 670,000 outstanding options have an exercise price below $4.19 per share, as of May 31, 2016, there is intrinsic value to the Company's outstanding, in-the-money stock options.

The following table sets forth the share-based compensation cost resulting from stock option grants, including those previously granted and vesting over time, that were recorded in the Company's Consolidated Statements of Operations for the three and nine months ended May 31, 2016 and 2015:

	Three Months Ended		Nine Months Ended
	May 31,		May 31,
	2016	2015	2016	2015
Stock Compensation Expense:
SG&A	$46,680	$85,125	$173,898	$351,109
R&D	18,700	1,658	78,658	14,628
Total	$65,380	$86,783	$252,556	$365,737

As of May 31, 2016, the Company had $201,923 of unrecognized compensation cost related to unvested stock options which is expected to be recognized over a period of 2.50 years.

The following table summarizes information about stock options outstanding and exercisable at May 31, 2016:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Shares Subject to Outstanding Options	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number of Shares Subject To Options Exercise	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price
$0.80	15,000	6.56	$0.80	15,000	6.56	$0.80
1.40	15,000	8.55	1.40	15,000	8.55	1.40
2.50	10,000	4.85	2.50	10,000	4.85	2.50
2.90	565,000	7.65	2.90	65,000	7.65	2.90
3.46	65,000	9.60	3.46	20,000	9.60	3.46
4.98	16,667	1.78	4.98	16,667	1.78	4.98
5.94	33,334	4.57	5.94	33,334	4.57	5.94
Total	720,001	7.51	$3.06	175,001	6.55	$3.41

F-14

NOTE 7 - Net Loss Per Share

During the three and nine months ended May 31, 2016 and 2015, the Company recorded a net loss. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has not included the effects of warrants, stock options and convertible debt on net loss per share because to do so would be antidilutive.

Following is the computation of basic and diluted net loss per share for the three and nine months ended May 31, 2016 and 2015:

	Three Months Ended May 31,		Nine Months Ended May 31,
	2016	2015	2016	2015

Loss available to common stockholders'	$(2,099,885)	$(1,564,362)	$(5,232,917)	$(6,344,558)

Weighted average number of common shares outstanding	27,427,913	25,224,700	26,957,191	24,823,496
	$(0.08)	$(0.06)	$(0.19)	$(0.26)

Stock options	720,001	1,267,502	720,001	1,267,502
Warrants	9,711,631	8,793,851	9,711,631	8,793,851
Convertible debt	2,631,845	2,454,939	2,631,845	2,454,939
Warrants issuable upon conversion of debt (See "NOTE 2 - Convertible Promissory Note" above)	2,631,845	2,454,939	2,631,845	2,454,939
Total shares not included in the computation of diluted losses per share	15,695,322	14,971,231	15,695,322	14,971,231

NOTE 8 - Related Party Transactions

A related party with respect to the Company is generally defined as any person (i) (and, if a natural person, inclusive of his or her immediate family) that holds 10% or more of the Company's securities, (ii) that is part of the Company's management, (iii) that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

For services rendered in the capacity of a Board member, non-employee Board members received $4,250 per quarter through November 30, 2015, increasing to $4,500 per quarter thereafter. During the three months ended May 31, 2016 and 2015, the Company incurred $9,000 and $8,500, respectively in cash based Board compensation. During the nine months ended May 31, 2016 and 2015, the Company incurred $26,500 and $25,500, respectively in cash based Board compensation.

The Company grants stock options and common stock for services rendered by certain individuals, including the Company's non-employee directors and sole officer, Mr. Conklin. During the three months ended May 31, 2016 and 2015, the Company recognized net compensation expense related to stock options issued to our non-employee directors and executive of $43,380 and $84,198, respectively. During the nine months ended May 31, 2016 and 2015, the Company recognized net compensation expense related to stock options issued to our non-employee directors and executive of $153,270 and $343,108, respectively. During the three months ended May 31, 2016 and 2015, the Company recognized no compensation expense related to restricted stock issued to our non-employee directors and executive. During the nine months ended May 31, 2016 and 2015 the Company recognized compensation expense related to restricted stock issued to the Company's non-employee directors and executive of $337,500 and $84,000, respectively.

F-15

The law firm of Sierchio & Partners, LLP (formerly Sierchio & Company, LLP), of which Joseph Sierchio, one of the Company's directors, is a principal, has provided counsel to the Company since its inception. During the three months ended May 31, 2016 and 2015, the law firm of Sierchio & Partners, LLP provided $73,730 and $88,945, respectively, of legal services. During the nine months ended May 31, 2016 and 2015, the law firm of Sierchio & Partners, LLP provided $221,324 and $92,997, respectively, of legal services. At May 31, 2016, the Company owed Sierchio & Partners, LLP $73,730 which is included in accounts payable.

On October 7, 2013, the Company entered into the 2013 Loan Agreement with the Investor. On November 10, 2014, the Company and the Investor entered into the 2015 Loan Agreement resulting in the extension of the 2013 Note's maturity date to December 31, 2015 and the issuance of a Series J Warrant to purchase 3,110,378 shares of our common stock and a Series K Warrant to purchase 3,110,378 shares of our common stock. On December 31, 2015, the Company entered into the 2015 Second Amended Loan Agreement with the Investor resulting in the extension of the 2013 Note's maturity date to December 31, 2017 and the issuance of a Series N Warrant to purchase 767,000 shares of our common stock. Additionally, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series I Warrant to purchase 921,875 shares of common stock from October 6, 2018 to December 31, 2020, and extended the maturity date of the Series J Warrant to purchase 3,110,378 shares of common stock and Series K Warrant to purchase 3,110,378 shares of common stock from November 9, 2019 to December 31, 2020. For more information, see "NOTE 2 - Debt" above.

On December 7, 2015, the Company entered into a Bridge Loan Agreement with the Investor pursuant to which the Company may borrow up to $550,000; of which $400,000 was advanced on October 7, 2015 and $150,000 on December 22, 2015 (each advance includes an additional $5 related to wire fees). As a condition to the Investor's entry into the December 2015 Loan Agreement, the Company issued the Investor a Series M Stock Purchase Warrant to purchase up to 275,000 shares of the Company's common stock for a period of five years, with an exercise price of $2.34. Additionally, as consideration for the Investor agreeing to extend the 2013 Note maturity date to December 31, 2017, the Company extended the maturity date of the Series M Warrant to purchase 275,000 shares of common stock from December 7, 2020 to December 31, 2020. For more information, see "NOTE 2 – Debt" above.

During the nine months ended May 31, 2016, the Investor purchased 250 PPM Units related to the February 2016 Private Placement Offering resulting in the Company receiving $775,000. Additionally, the Investor converted $548,700 of principal owed under the December 2015 Loan Agreement in exchange for 177 PPM units. As a result, the Company issued 427,000 shares of common stock, 427,000 Series O Warrants, and 213,500 Series P Warrants. For more information, see "NOTE 2 – Debt" and "NOTE 3 – Private Placement" above.

During 2015, the Company received $765,156 upon the Investor's exercise of 921,875 Series H Warrants, for an equal number of shares, originally issued on February 1, 2013 pursuant to the Company's $1.2 million self-directed financing.

During the nine months ended May 31, 2016, the Company received and repaid a short term cash advance from the Investor totaling $25,720.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

NOTE 9 - Subsequent Events

Management has reviewed material events subsequent of the quarterly period ended May 31, 2016 and prior to the filing of financial statements in accordance with FASB ASC 855 "Subsequent Events".

On June 20, 2016, the Company completed a self-directed offering of 937,500 units at a price of $3.20 per unit for $3,000,000 in aggregate proceeds (the "June 2016 Private Placement"). Each unit consisted of (a) one share of common stock; (b) one Series Q Stock Purchase Warrant to purchase one share of common stock at an exercise price of $3.20 per share through June 20, 2019; and (c) one Series R Stock Purchase Warrant to purchase one share of common stock at a price of $4.00 per share through June 20, 2021. The warrants may be exercised on a cashless basis.

The relative fair value of the common stock was estimated to be $1,338,000. The relative fair value of the Series Q Warrants and Series R Warrants was estimated to be $783,000 and $879,000, respectively, as determined based on the relative fair value allocation of the proceeds received. The Series Q Warrants were valued using the Black-Scholes option pricing model using the following variables: market price of common stock - $3.99 per share; estimated volatility – 83%; 3-year risk free interest rate – 0.87%; expected dividend rate - 0% and expected life - 3 years. The Series R Warrants were also valued using the Black-Scholes option pricing model using the following variables: market price of common stock - $3.99 per share; estimated volatility – 83%; 5-year risk free interest rate – 1.17%; expected dividend rate - 0% and expected life - 5 years.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

SolarWindow Technologies, Inc.

Columbia, Maryland

We have audited the accompanying consolidated balance sheets of SolarWindow Technologies, Inc. and Subsidiaries ("the Company") as of August 31, 2015 and 2014, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SolarWindow Technologies, Inc. and Subsidiaries as of August 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company does not have positive cash flows from operating activities, and has a substantial accumulated deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

December 11, 2015

F-17

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS AUGUST 31, 2015 AND 2014

	August 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$228,465	$785,237
Deferred research and development costs	106,135	150,000
Prepaid expenses and other current assets	21,152	14,257
Total current assets	355,752	949,494

Equipment, net of accumulated depreciation of $27,751 and $18,128, respectively	30,535	24,597
Total assets	$386,287	$974,091

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$97,438	$144,239
Interest payable to related party	443,498	193,151
Bridge note, net of discount of $6,516	593,484	-
Convertible promissory note payable to related party, net of discount of $879,808 and $2,313,680, respectively	2,120,192	686,320
Total current liabilities	3,254,612	1,023,710

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock: $0.10 par value; 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock: $0.001 par value; 300,000,000 shares authorized, 26,572,615 and 24,306,612 shares issued and outstanding at August 31, 2015 and 2014, respectively	26,572	24,306
Additional paid-in capital	26,144,117	20,872,345
Retained deficit	(29,039,014)	(20,946,270)
Total stockholders' equity (deficit)	(2,868,325)	(49,619)
Total liabilities and stockholders' equity (deficit)	$386,287	$974,091

(The accompanying notes are an integral part of these consolidated financial statements)

F-18

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED AUGUST 31, 2015 AND 2014

	Years Ended August 31,
	2015	2014

Revenue	$-	$-

Operating expense
Selling, general and administrative	2,432,158	2,392,276
Research and development	683,132	620,634
Total operating expense	3,115,290	3,012,910

Loss from operations	(3,115,290)	(3,012,910)

Other income (expense)
Interest expense	(250,348)	(193,151)
Interest expense - accretion of debt discount	(4,727,106)	(686,320)
Total other income (expense)	(4,977,454)	(879,471)

Net loss	$(8,092,744)	$(3,892,381)

Basic and Diluted Loss per Common Share	$(0.32)	$(0.16)

Weighted average number of common shares outstanding - basic and diluted	25,131,836	24,279,448

(The accompanying notes are an integral part of these consolidated financial statements)

F-19

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) FOR THE YEARS ENDED AUGUST 31, 2015 AND 2014

	Common Stock		Additional Paid-in	Retained	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance, August 31, 2013	24,194,713	$24,194	$17,441,034	$(17,053,889)	$411,339

Stock based compensation related to stock issuance	30,000	30	86,970	-	87,000
Stock based compensation due to common stock purchase options	-	-	701,396	-	701,396
Reversal of stock based compensation due to forfeiture of stock options	-	-	(356,973)	-	(356,973)
Exercise of stock options	81,899	82	(82)	-	-
Discount on convertible promissory note due to detachable warrants	-	-	1,137,149	-	1,137,149
Discount on convertible promissory note due to beneficial conversion feature	-	-	1,862,851	-	1,862,851
Net loss for the year ended August 31, 2014	-	-	-	(3,892,381)	(3,892,381)
Balance, August 31, 2014	24,306,612	24,306	20,872,345	(20,946,270)	(49,619)

Stock based compensation related to stock issuance	60,000	60	83,940	-	84,000
Stock based compensation due to common stock purchase options	-	-	436,774	-	436,774
Exercise of Series G warrants	454,787	455	(455)	-	-
Exercise of Series H warrants	1,751,216	1,751	1,451,763	-	1,453,514
Discount on convertible promissory note due to detachable warrants	-	-	3,000,000	-	3,000,000
Discount on $600,000 bridge loan due to detachable warrants	-	-	299,750	-	299,750
Net loss for the year ended August 31, 2015	-	-	-	(8,092,744)	(8,092,744)
Balance, August 31, 2015	26,572,615	$26,572	$26,144,117	$(29,039,014)	$(2,868,325)

(The accompanying notes are an integral part of these consolidated financial statements)

F-20

SOLARWINDOW TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED AUGUST 31, 2015 AND 2014

	Years Ended August 31,
	2015	2014
Cash flows from operating activities
Net loss	$(8,092,744)	$(3,892,381)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	9,623	6,103
Stock based compensation expense	520,774	788,396
Reversal of stock based compensation expense due to forfeiture of stock options	-	(356,973)
Accretion of debt discount	4,727,106	686,320
Changes in operating assets and liabilities:
Decrease (increase) in deferred research and development costs	43,865	-
Decrease (increase) in prepaid expenses and other current assets	(6,895)	8,122
Increase (decrease) in accounts payable	(46,801)	21,883
Increase (decrease) in interest payable	250,347	193,151
Net cash used in operating activities	(2,594,725)	(2,545,379)

Cash flows from investing activity
Purchase of equipment	(15,561)	(16,877)
Net cash used in investing activity	(15,561)	(16,877)

Cash flows from financing activities
Proceeds from the exercise of warrants	1,453,514	-
Proceeds from promissory notes	600,000	3,000,000
Net cash provided by financing activities	2,053,514	3,000,000

Increase (decrease) in cash and cash equivalents	(556,772)	437,744

Cash and cash equivalents at beginning of period	785,237	347,493

Cash and cash equivalents at end of period	$228,465	$785,237

Supplemental disclosure of cash flow information:
Interest paid in cash	$-	$-
Income taxes paid in cash	$-	$-

Supplemental disclosure of non-cash transactions:
Debt discount recorded for value of warrants issued	$3,299,750	$1,137,149
Debt discount recorded for beneficial conversion feature	$-	$1,862,851

(The accompanying notes are an integral part of these consolidated financial statements)

F-21

SOLARWINDOW TECHNOLOGIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2015 AND 2014

NOTE 1 - Organization, Recent Accounting Pronouncements, Going Concern and Summary of Significant Accounting Policies

Organization

SolarWindow Technologies, Inc. (the "Company") was incorporated in the State of Nevada on May 5, 1998, under the name "Octillion Corp." On December 2, 2008, the Company amended its Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, the Company amended its Articles of Incorporation to change its name to SolarWindow Technologies, Inc. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Kinetic Energy Corporation ("KEC") and New Energy Solar Corporation.

KEC was incorporated on June 19, 2008, in the State of Nevada and holds the patents related to the Company's MotionPower™ technology. The Company's business activities related to the MotionPower™ technology are conducted through KEC.

New Energy Solar was incorporated on February 9, 2009, in the State of Florida and entered into agreements with The University of South Florida Research Foundation ("USF") to sponsor research related to the Company's SolarWindow™ technology. On February 18, 2015, the Company terminated the license agreement entered into with USF which originated on June 21, 2010.

On March 9, 2015, the Company changed its name to "SolarWindow Technologies, Inc." in order to appropriately align the corporate name and brand identity. The Company's ticker symbol changed to WNDW.

The Company has been developing two (2) sustainable electricity generating systems. These novel technologies are branded as SolarWindow™ and MotionPower™. On March 2, 2015, the Company announced its exclusive focus on SolarWindow™.

The Company's SolarWindow™ technology provides the ability to harvest light energy from the sun and artificial sources and generate electricity from a see-through, semi-transparent, coating of organic photovoltaic solar cells. The Company's SolarWindow™ transparent electricity generating coatings are the subject of patent pending technologies. Initially being developed for application on glass surfaces, SolarWindow™ coatings could potentially be used on any of the more than 85 million commercial and residential buildings in the United States alone.

The Company's SolarWindow™ product development programs involve ongoing research and development efforts, and the commitment of significant resources to support the extensive invention, design, engineering, testing, prototyping, and intellectual property initiatives carried-out by its contract engineers, scientists, and consultants. As such, the Company's activities are subject to significant risks and uncertainties, including failing to secure additional funding to operationalize the Company's technology before another company develops similar technology and products.

Recent Accounting Pronouncements

In February 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2015-02, "Amendments to the Consolidation Analysis", which amends the consolidation requirements in ASC 810 and significantly changes the consolidation analysis required under U.S. GAAP relating to whether or not to consolidate certain legal entities. Early adoption is permitted. The Company's effective date for adoption is January 1, 2016. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

In January 2015, the FASB issued ASU 2015-01, "Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items", which eliminates the concept from U.S. GAAP the concept of an extraordinary item. Under the ASU, an entity will no longer (1) segregate an extraordinary item from the results of ordinary operations; (2) separately present an extraordinary item on its income statement, net of tax, after income from continuing operations; or (3) disclose income taxes and earnings-per-share data applicable to an extraordinary item. Early adoption is permitted. The Company's effective date for adoption is January 1, 2016. The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods, although that could change.

F-22

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205 40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which is intended to define management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures. Specifically, ASU 2014-15 provides a definition of the term substantial doubt and requires an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). It also requires certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans and requires an express statement and other disclosures when substantial doubt is not alleviated. The new standard will be effective for reporting periods beginning after December 15, 2016, with early adoption permitted. Management does not expect the adoption of ASU 2014-15 to have a material impact on our financial statements and disclosures.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which supersedes most existing revenue recognition guidance under US GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2017, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). The Company does not expect this accounting update to have a material effect on its consolidated financial statements in future periods.

The Company reviews new accounting standards as issued. Although some of these accounting standards issued or effective after the end of the Company's previous fiscal year may be applicable, the Company has not identified any standards that the Company believes merit further discussion. The Company believes that none of the new standards will have a significant impact on the financial statements.

Going Concern

The Company does not have any commercialized products and has not generated any revenue since inception. The Company has an accumulated deficit of $29,039,014 as of August 31, 2015, and does not have positive cash flows from operating activities. The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplates continuation of the Company as a going concern, which is dependent upon the Company's ability to establish itself as a profitable business.

In its report with respect to the Company's financial statements for the year ended August 31, 2015, the Company's independent auditors expressed substantial doubt about the Company's ability to continue as a going concern. Because the Company has not yet generated revenues from its operations and does not expect to do so in the near future, its ability to continue as a going concern is wholly dependent upon its ability to obtain additional financing. Currently, the Company is seeking additional financing but has no commitments to obtain any such financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to the Company, if at all.

As of August 31, 2015, the Company had cash of $228,465. Subsequent to its year end, the Company received $400,000 of bridge financing. Based upon its current and near term anticipated level of operations and expenditures, the Company believes that cash on hand should be sufficient to enable it to continue operations through January 2016.

F-23

If adequate funds are not available on reasonable terms, or at all, it would result in a material adverse effect on the Company's business, operating results, financial condition and prospects. In particular, the Company may be required to delay, reduce the scope of or terminate its research programs, sell rights to its SolarWindow™ technology and/or MotionPowerTM technology or other technologies or products based upon such technologies, or license the rights to such technologies or products on terms that are less favorable to the Company than might otherwise be available.

In view of these conditions, the ability of the Company to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Company to obtain necessary financing to fund ongoing operations. These consolidated financial statements do not give effect to any adjustments which will be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying consolidated financial statements.

Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements presented are those of the Company and its wholly owned subsidiaries, KEC, and New Energy Solar. All significant intercompany balances and transactions have been eliminated.

Estimates

The preparation of the Company's consolidated financial statements requires management to make estimates and use assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. These estimates and assumptions are affected by management's application of accounting policies. On an on-going basis, the Company evaluates its estimates. Actual results and outcomes may differ materially from these estimates and assumptions.

Cash and Cash Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of three months or less. The Company has amounts deposited with financial institutions in excess of federally insured limits.

Property, Plant, and Equipment

Fixed assets are carried at cost, less accumulated depreciation and amortization. Major improvements are capitalized, while repair and maintenance are expensed when incurred. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. Depreciation for financial statement purposes is computed on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives

Office equipment	3-5 years
Furniture & equipment	5-7 years

F-24

Fair Value Measurement

The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. The Company has no assets or liabilities valued with Level 1 inputs.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. The Company has no assets or liabilities valued with Level 2 inputs.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities valued with Level 3 inputs.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and interest payable approximate their fair value because of the short-term nature of these instruments and their liquidity. It is not practical to determine the fair value of the Company's notes payable due to the complex terms. Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

Research and Development

Research and development costs represent costs incurred to develop the Company's technology, including salaries and benefits for research and development personnel, allocated overhead and facility occupancy costs, supplies, equipment purchase and repair and other costs. Research and development costs are expensed when incurred, except for nonrefundable advance payments for future research and development activities which are capitalized and recognized as expense as the related services are performed.

Stock-Based Compensation

The Company measures all employee stock-based compensation awards using a fair value method on the date of grant and recognizes such expense in its consolidated financial statements over the requisite service period. The Company uses the Black-Scholes-Merton formula to determine the fair value of stock-based compensation awards on the date of grant. The Black-Scholes-Merton formula requires management to make assumptions regarding the option lives, expected volatility, and risk free interest rates. See "NOTE 3 – Common Stock and Warrants" and "NOTE 4 - Stock Options" for additional information on the Company's stock-based compensation plans.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credits and loss carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carry-forwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized. The Company reports a liability for unrecognized tax benefits resulting from uncertain income tax positions, if any, taken or expected to be taken in an income tax return. Estimated interest and penalties are recorded as a component of interest expense or other expense, respectively.

F-25

Segment Reporting

The Company's business is considered to be operating in one segment based upon the Company's organizational structure, the way in which the operations are managed and evaluated, the availability of separate financial results and materiality considerations.

Net Income (Loss) Per Share

The computation of basic earnings per share ("EPS") is based on the weighted average number of shares that were outstanding during the period, including shares of common stock that are issuable at the end of the reporting period. The computation of diluted EPS is based on the number of basic weighted-average shares outstanding plus the number of common shares that would be issued assuming the exercise of all potentially dilutive common shares outstanding using the treasury stock method. The computation of diluted net income per share does not assume conversion, exercise or contingent issuance of securities that would have an antidilutive effect on earnings per share. Therefore, when calculating EPS if the Company experienced a loss, there is no inclusion of dilutive securities as their inclusion in the EPS calculation is antidilutive. Furthermore, options and warrants will have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants (they are in the money). See "NOTE 5 - Net Loss Per Share" for further discussion.

NOTE 2 - Debt

Convertible Promissory Note

On October 7, 2013 (the "Closing Date"), the Company entered into a Bridge Loan Agreement (the "2013 Loan Agreement") with Kalen Capital Corporation (the "Investor"), a private corporation owning in excess of 10% of the Company's issued and outstanding shares of common stock. Pursuant to the 2013 Loan Agreement, the Company received proceeds of $3,000,000 and issued a 7% unsecured Convertible Promissory Note (the "2013 Note") due on October 6, 2014, with interest compounded quarterly and issued a Series I Stock Purchase Warrant (the "Series I Warrant") allowing the holder to purchase up to 921,875 shares of the Company's common stock at an initial exercise price of $1.37 for a period of five (5) years. The Series I Warrant is exercisable on a "cashless basis." According to the original terms of the 2013 Loan Agreement, the Investor may have elected, in its sole discretion, to convert all or any portion of the outstanding principal amount of the 2013 Note, and any or all accrued and unpaid interest thereon into units, with each unit consisting of (a) one share of common stock; (b) one Series J Stock Purchase Warrant for the purchase of one share of common stock (the "Series J Warrant"); and (c) one Series K Stock Purchase Warrant for the purchase of one share of common stock (the "Series K Warrant").

On November 10, 2014, the Company entered into an Amended Bridge Loan Agreement (the "2015 Loan Agreement") with Investor pursuant to which the Company and Investor amended the 2013 Loan Agreement by amending the 2013 Note to extend the maturity date to December 31, 2015 (the "Amended Note"). According to the terms of the 2015 Loan Agreement, the Investor may elect, in its sole discretion, to convert all or any portion of the outstanding principal amount of the Amended Note, and any or all accrued and unpaid interest thereon into units of the Company's equity securities (collectively, the "Units"), with each Unit consisting of (a) one share of common stock; and (b) one Stock Purchase Warrant for the purchase of one share of common stock (the "Warrant"). The conversion price for each Unit is the lesser of (i) $1.37; or (ii) 70% of the 20 day average closing price of the Company's common stock prior to conversion, subject to a floor of $1.00 with the exercise price of each Warrant included in the Units issued upon conversion being equal to sixty percent (60%) of the 20 day average closing price of the Company's common stock prior to conversion. The Warrant will be exercisable for a period of five years from the date of issuance and will be exercisable on a cashless basis.

In order to induce Investor to enter into the 2015 Loan Agreement and extend the maturity date of the 2013 Note, the Company issued a Series J Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.12 and a Series K Warrant to purchase 3,110,378 shares of its common stock at an exercise price of $1.20. Each of the Series J Warrant and Series K Warrant is exercisable through November 9, 2019 and contains a provision allowing the Investor to exercise the warrant on a cashless basis as further set forth therein.

F-26

For accounting purposes, the modification to the 2013 Loan Agreement did not result in a gain or loss, as an extinguishment under accounting principles generally accepted in the United States, due to the related party nature of the transaction. As described above, the Amended Bridge Loan Agreement resulted in the issuance of a Series J Warrant and a Series K Warrant. Prior to the Amended Bridge Loan Agreement, the Series J and Series K Warrants were to be issued to the Investor only upon the Investor's election to convert the 2013 Note (according to the original terms of the 2013 note). Also as a result of the Amended Bridge Loan Agreement, the principal amount of the Amended Note and accrued interest thereon is convertible into Units. As such, the fair value of the Warrant, representing the value exchanged for the modification of the conversion option associated with the 2013 Loan Agreement, was recognized as a discount to the Amended Note with a corresponding increase in additional paid-in capital. The fair value of the Warrant was $1.16 per share. The fair value of the Warrant was calculated using the Black-Scholes option pricing model and the following assumptions: market price of common stock - $1.28 per share; estimated volatility - 138%; risk free interest rate - 1.57%; expected dividend rate - 0% and expected life - 5 years. Based on the terms of the Amended Note, 3,142,359 warrants were issuable on November 10, 2014 with a fair value of $3,645,137 (3,142,359 Warrants x $1.16 per share). The debt discount is limited to the face value of the Amended Note. As a result, on November 10, 2014, the Company recorded a debt discount of $3,000,000 which is being accreted over the term of the Amended Note using the effective interest method.

Interest expense related to the 2013 Loan Agreement as amended amounted to $229,457 and $193,150 during the years ended August 31, 2015. Interest expense from the accretion of the debt discount related to the 2013 Loan Agreement as amended amounted to $4,433,872 and $686,320 during the years ended August 31, 2015 and 2014, respectively. The remaining debt discount related to the Warrants and totaling $879,808 will be amortized through December 31, 2015 with $656,250 amortized during the quarter ended November 30, 2015 and $223,558 amortized during the quarter ended February 29, 2016.

Bridge Loan

On March 4, 2015, the Company entered into a Bridge Loan Agreement (the "Bridge Loan Agreement") with 1420468 Alberta Ltd. (the "Creditor") pursuant to which the Company borrowed $600,000 at an annual interest rate of 7% (the "March 2015 Loan"), compounded quarterly; following the occurrence of an event of default, as further specified in the Bridge Loan Agreement, the annual interest rate would increase to 15%. The March 2015 Loan was evidenced by a promissory note with a maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $600,000, or (b) September 4, 2015. As a condition to the Creditor's entry into the Bridge Loan Agreement, the Company issued the Creditor a Series L Stock Purchase Warrant (the "Series L Warrant") to purchase up to 500,000 shares of the Company's common stock, which are exercisable from September 5, 2015 through March 4, 2020, with an exercise price of $1.20; the Series L Warrant contains a provision allowing the Creditor to exercise the Series L Warrant on a cashless basis as further set forth therein.

The fair value of the Series L Warrant was $1.198 per share and was calculated using the Black-Scholes option pricing model with the following assumptions: market price of common stock - $1.78 per share; estimated volatility - 76%; risk free interest rate – 1.55%; expected dividend rate - 0% and expected life – 4.5 years. This resulted in allocating $299,750 to the Series L Warrant and $300,250 to the March 2015 Loan. As a result, on March 4, 2015, the Company recorded a debt discount of $299,750 which is being accreted over the term of the March 2015 Loan.

Interest expense related to the March 2015 Loan amounted to $20,891 during the year ended August 31, 2015. Interest expense from the accretion of the debt discount related to the March 2015 Loan amounted to $293,234 during the year ended August 31, 2015. The remaining debt discount related to the Series L Warrant totaling $6,516 will be amortized during the quarter ended November 30, 2015.

Subsequent to year end, the maturity date of the March 2015 Loan was extended to December 31, 2016. As consideration the Company issued the Creditor a Series M Stock Purchase Warrant to purchase up to 100,000 shares of the Company's common stock through December 7, 2020, at an exercise price of $2.34 per share; the Series M Warrant contains a provision allowing the Creditor to exercise the Series M Warrant on a cashless basis as further set forth therein. The Company also agreed to extend the termination date of the Creditor's currently outstanding warrants to December 7, 2020.

F-27

NOTE 3 – Common Stock and Warrants

At August 31, 2015, the Company had 300,000,000 authorized shares of common stock with a par value of $0.001 per share, 26,572,615 shares of common stock outstanding and 3,315,831 shares reserved for issuance under the Company's 2006 Long-Term Incentive Plan (the "2006 Plan") as adopted and approved by the Company's Board of Directors (the "Board") on October 10, 2006 that provides for the grant of stock options to employees, directors, officers and consultants (See "NOTE 4 - Stock Options").

During the year ended August 31, 2015, the Company had the following common stock related transactions:

•	issued 454,787 shares of common stock upon the cashless exercise of 625,000 Series G Warrants.

•	issued 1,751,216 shares of common stock as a result of the exercise of Series H Warrants for which the Company received $1,453,514.

•

issued 20,000 shares of common stock on January 26, 2015 to each of the Company's three directors pursuant to the 2006 Plan (60,000 shares total) valued at $1.40 per share, the closing price of the Company's common stock on the day the stock was granted (See "NOTE 6 - Related Party Transactions" below for additional information).

During the year ended August 31, 2014, the Company had the following common stock related transactions:

•	Issued a total of 81,899 shares of unrestricted common stock pursuant to the 2006 Plan as a result of the cashless exercise of 190,000 stock options.

•

Issued 10,000 shares of common stock to each of the Company's three directors (30,000 shares total) valued at $2.90 per share, the closing price of the Company's common stock on the day the stock was issued (See "NOTE 6 - Related Party Transactions" below for additional information).

Warrants

Each of the Company's warrants outstanding entitles the holder to purchase one share of the Company's common stock for each warrant share held. A summary of the Company's warrants outstanding and exercisable as of August 31, 2015 and 2014 is as follows:

	Shares of Common Stock Issuable from Warrants Outstanding as of
Description	August 31, 2015	August 31, 2014	Exercise Price	Expiration
Series G	-	625,000	$0.64	April 17, 2015
Series H	3,906	1,755,126	$0.83	February 1, 2016
Series I	921,875	921,875	$1.37	October 7, 2018
Series J	3,110,378	-	$1.12	November 9, 2019
Series K	3,110,378	-	$1.20	November 9, 2019
Series L	500,000	-	$1.20	March 4, 2020
Total	7,646,537	3,302,001

F-28

The Series G Warrant was issued on April 17, 2012, as a condition to the Investor entering into a $1 million loan agreement during 2012 (the "2012 Loan"). On April 10, 2015, the Company issued 454,787 net shares pursuant to the cashless exercise of 625,000 Series G Warrants. The Company did not receive any funds from this exercise. A Series H Warrant to purchase 825,435 shares was issued in connection with the 2012 Loan conversion. Series H Warrants to purchase 937,499 shares were issued on February 1, 2013, in connection with the self-directed registered offering of 1,875,000 units. During the year ended August 31, 2013, two holders of Series H warrants exercised 7,812 warrants. The Series I Warrant was issued on October 7, 2013, in connection with the 2013 Loan Agreement. The Series J Warrant and Series K Warrant were issued on November 10, 2014 as a condition to the Investor entering into the 2015 Loan Agreement. In addition, there are a total of approximately 2,498,254 Series L Warrants issuable pursuant to the March 2015 Loan as described above under "NOTE 2 - Debt."

During the year ended August 31, 2015, the Company received $1,453,514 upon the exercise of Series H Warrants for 1,751,216 shares. No warrant exercises occurred during the year ended August 31, 2014.

NOTE 4 - Stock Options

Stock option grants pursuant to the 2006 Plan vest either immediately or over one to five years and expire ten years after the date of grant. Stockholders previously approved 5,000,000 shares for grant under the 2006 Plan, of which 3,315,831 remain available for grant and 326,667 were issued pursuant to the exercise of vested options as of August 31, 2015. All shares approved for grant and subsequently forfeited are available for future grant. The Company does not repurchase shares to fulfill the requirements of options that are exercised. The Company issues new shares when options are exercised.

The Company employs the following key weighted-average assumptions in determining the fair value of stock options, using the Black-Scholes option pricing model and the simplified method to estimate the expected term of "plain vanilla" options:

	Years Ended August 31,
	2015	2014
Expected dividend yield	–	–
Expected stock price volatility	137.5%	154.0% – 154.5%
Risk-free interest rate	1.90%	2.21% – 2.41%
Expected term (in years)	7.67	7.67
Exercise price	$1.40	$2.90
Weighted-average grant date fair-value	$1.33	$2.68

A summary of the Company's stock option activity for the years ended August 31, 2015 and 2014 and related information follows:

	Number of Shares Subject to Option Grants	Weighted Average Exercise Price ($)	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value ($)
Outstanding at August 31, 2013	970,838	2.03
Grants	805,000	2.90
Exercises	(190,000)	1.65
Forfeitures	(260,001)	1.69
Outstanding at August 31, 2014	1,325,837	2.68
Grants	15,000	1.40
Forfeitures	(73,335)	2.46
Outstanding at August 31, 2015	1,267,502	2.68	7.37 years	$344,500
Exercisable at August 31, 2015	710,002	2.52	6.54 years	$335,650
Available for grant at August 31, 2015	3,315,831

F-29

The aggregate intrinsic value in the table above represents the total pretax intrinsic value for all "in-the-money" options (i.e. the difference between the Company's closing stock price on the last trading day of the period covered by this report and the exercise price, multiplied by the number of shares) that would have been received by the option holders had all in-the-money option holders exercised their vested options on August 31, 2015. The intrinsic value of the option changes based upon the fair market value of the Company's common stock. Since the closing stock price was $2.58 on August 31, 2015 and 395,834 outstanding options have an exercise price below $2.58 per share, as of August 31, 2015, there is intrinsic value to the Company's outstanding, in-the-money stock options.

The following table sets forth the share-based compensation cost resulting from stock option grants, including those previously granted and vesting over time, that were recorded in the Company's Consolidated Statements of Operations for the years ended August 31, 2015 and 2014:

	Years Ended August 31,
	2015	2014
Stock Compensation Expense:
Selling general and administrative expense	$420,488	$344,423
R&D expense	$16,286	$-

As of August 31, 2015, the Company had $282,879 of unrecognized compensation cost related to unvested stock options which is expected to be recognized over a period of 2.5 years.

The following table summarizes information about stock options outstanding and exercisable at August 31, 2015:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Number of Shares Subject to Outstanding Options	Weighted Average Contractual Life (years)	Weighted Average Exercise Price	Number of Shares Subject To Options Exercise	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price

$ 0.80	15,000	7.31	$0.80	15,000	7.31	$0.80
1.40	15,000	9.30	1.40	7,500	9.30	1.40
1.65	320,000	4.17	1.65	320,000	6.02	1.65
2.30	2,500	6.66	2.30	2,500	6.66	2.30
2.50	10,000	5.60	2.50	10,000	5.60	2.50
2.55	33,334	3.03	2.55	33,334	3.03	2.55
2.90	805,000	8.41	2.90	255,000	8.39	2.90
4.98	16,667	2.53	4.98	16,667	2.53	4.98
5.94	50,001	5.32	5.94	50,001	5.32	5.94
Total	1,267,502	7.37	$2.68	710,002	6.54	$2.52

NOTE 5 - Net Loss Per Share

During the years ended August 31, 2015 and 2014, the Company recorded a net loss. Basic net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. The Company has not included the effects of warrants, stock options and convertible debt on net loss per share because to do so would be antidilutive.

F-30

The following is the computation of basic and diluted net loss per share for the years ended August 31, 2015 and 2014:

	Years Ended August 31,
	2015	2014
Basic and Diluted EPS Computation
Numerator:
Loss available to common stockholders	$(8,092,744)	$(3,892,381)
Denominator:
Weighted average number of common shares outstanding	25,131,836	24,279,448
Basic and diluted EPS	$(0.32)	$(0.16)

The shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:

Convertible debt	2,498,254	2,624,651
Warrants issuable upon conversion of debt (See "NOTE 2 - Debt" above)	2,498,254	5,249,303
Warrants	7,646,537	3,302,001
Stock options	1,267,502	1,325,837

NOTE 6 - Related Party Transactions

A related party with respect to the Company is generally defined as any person (i) (and, if a natural person, inclusive of his or her immediate family) that holds 10% or more of the Company's securities, (ii) that is part of the Company's management, (iii) that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

The law firm of Sierchio & Partners, LLP (formerly Sierchio & Company, LLP), of which Joseph Sierchio, one of the Company's directors, is a principal, has provided counsel to the Company since its inception. During the years ended August 31, 2015 and 2014, the law firm of Sierchio & Partners, LLP provided $235,459 and $137,814, respectively, of legal services. At August 31, 2015, the Company owed Sierchio & Partners, LLP $20,335 which is included in accounts payable.

On October 7, 2013, the Company entered into the 2013 Loan Agreement with Investor and on November 10, 2014, the Company and Investor entered into the 2015 Loan Agreement resulting in the extension of the 2013 Note's maturity date to December 31, 2015 and the issuance of a Series J Warrant to purchase 3,110,378 shares of our common stock and a Series K Warrant to purchase 3,110,378 shares of our common stock (see "NOTE 2 - Debt" above).

Additionally, during 2015, the Company received $765,156 upon the Investor's exercise of 921,875 Series H Warrants, for an equal number of shares, originally issued on February 1, 2013 pursuant to the Company's $1.2 million self-directed financing.

All related party transactions are recorded at the exchange amount established and agreed to between related parties and are in the normal course of business.

F-31

NOTE 7 - Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets at August 31, 2015 and 2014 are as follows:

	2015	2014
Deferred tax assets:
Net operating loss carryforwards	$4,817,277	$4,421,974
Capitalized research and development	1,157,431	993,062
Depreciation	(5,615)	(2,625)
Stock based compensation	1,425,291	1,276,788
Research and development credit carry forward	310,797	256,417
Total deferred tax assets	7,705,181	6,945,616
Less: valuation allowance	(7,705,181)	(6,945,616)
Net deferred tax asset	$-	$-

The net increase in the valuation allowance for deferred tax assets was $759,565 and $1,372,511 for the years ended August 31, 2015 and 2014, respectively. The Company evaluates its valuation allowance requirements on an annual basis based on projected future operations. When circumstances change and this causes a change in management's judgment about the realizability of deferred tax assets, the impact of the change on the valuation allowance is reflected in current operations.

For federal income tax purposes, the Company has net U.S. operating loss carry forwards at August 31, 2015 available to offset future federal taxable income, if any, of $14,168,462, which will fully expire by the fiscal year ended August 31, 2035. Accordingly, there is no current tax expense for the years ended August 31, 2015 and 2014. In addition, the Company has research and development tax credit carry forwards of $310,797 at August 31, 2015, which are available to offset federal income taxes and begin to expire during the fiscal year ending August 31, 2027.

The utilization of the tax net operating loss carry forwards may be limited due to ownership changes that have occurred as a result of sales of common stock.

The effects of state income taxes were insignificant for the years ended August 31, 2015 and 2014.

The following is a reconciliation between expected income tax benefit and actual, using the applicable statutory income tax rate of 34% for the years ended August 31, 2015 and 2014:

	2015	2014
Income tax benefit at statutory rate	$2,751,533	$1,323,410
Permanent differences	(2,046,348)	(601)
Research and development credit	54,380	49,702
Change in valuation allowance	(759,565)	(1,372,511)
	$-	$-

The fiscal years 2013 through 2015 remain open to examination by federal authorities and other jurisdictions in which the Company operates.

F-32

NOTE 8 - Subsequent Events

Subsequent to year end, the maturity date of the March 2015 Loan was extended to December 31, 2016. As consideration the Company issued the Creditor a Series M Stock Purchase Warrant to purchase up to 100,000 shares of the Company's common stock through December 7, 2020, at an exercise price of $2.34 per share; the Series M Warrant contains a provision allowing the Creditor to exercise the Series M Warrant on a cashless basis as further set forth therein. The Company also agreed to extend the termination date of the Creditor's currently outstanding warrants to December 7, 2020.

On December 7, 2015, the Company entered into a Bridge Loan Agreement (the "December 2015 Loan Agreement") with the Investor pursuant to which the Company may borrow up to $550,000; of which $400,000 was advanced on October 7, 2015 (the "December 2015 Loan"). The remaining

$150,000 is available upon written request by the Company to the Investor. Following the occurrence of an event of default, as further specified in the December 2015 Loan Agreement; the annual interest rate would increase to 18%. The December 2015 Loan was evidenced by a promissory note with an annual interest rate of 10%, compounded quarterly, and a maturity date of the earlier of: (a) the closing of any equity financing by the Company in excess of $3,000,000, or (b) September 1, 2016. The December 2015 Loan is convertible at any time into shares of common stock at a conversion price equal to 85% of the thirty (30) day volume weighted average price of the Company's common stock. Also, as a condition to the Investor's entry into the December 2015 Loan Agreement, the Company issued the Investor a Series M Stock Purchase Warrant to purchase up to 275,000 shares of the Company's common stock for a period of five (5) years, with an exercise price of $2.34; the Series M Warrant contains a provision allowing the Investor to exercise the Series M Warrant on a cashless basis as further set forth therein.

F-33

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC filing fee	$1,500
Accounting fees and expenses	$5,000
Legal fees and expenses	$15,000
Miscellaneous	$1,500
Total	$23,000

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors' and officers' expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

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Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

Our Bylaws also contain broad indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

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ITEM 16. EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation, as amended (1)

3.2	Certificate of Amendment to the Articles of Incorporation changing name to New Energy Technologies, Inc (1)

3.3	Certificate of Amendment to the Articles of Incorporation increasing the authorized shares from 100,000,000 to 300,000,000 (2)

3.4	Certificate of Change to the Articles of Incorporation relating to the one-for-three reverse stock split (2)

3.5	Bylaws (1)

3.6	Certificate of Amendment to the Articles of Incorporation changing name to SolarWindow Technologies, Inc. (22)

4.1	Securities Purchase Agreement dated February 8, 2008 (1)

4.2	Form of Series G Stock Purchase Warrant (11)

4.3	Subscription Agreement (12)

4.4	Form of Series H Stock Purchase Warrant (13)

4.5	$3,000,000 Convertible Promissory Note dated October 7, 2013 (17)

4.6	Series I Stock Purchase Warrant (17)

4.7	Registration Rights Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

4.8	Amendment to Convertible Promissory Note by and between the Company and Kalen Capital Corporation dated November 10, 2014 (21)

4.9	Form of Stock Purchase Warrant (21)

4.10	Series L Stock Purchase Warrant (22)

4.11	Bridge Loan Agreement and Promissory Note by and between the Company and Kalen Capital Corporation dated December 7, 2015 (23)

63

4.12	Form of Series M Stock Purchase Warrant (23)

4.13	Series N Stock Purchase Warrant (25)

4.14	Form of Subscription Agreement (26)

4.15	Form of Series O Stock Purchase Warrant (26)

4.16	Form of Series P Stock Purchase Warrant (26)

4.17	Subscription Agreement between SolarWindow Technologies, Inc. and Kalen Capital Corporation dated March 31, 2016 (27)

4.18	Form of Series Q Stock Purchase Warrant (28)

4.19	Form of Series R Stock Purchase Warrant (28)

4.20	Form of Registration Rights Agreement (28)

4.21	Form of Subscription Agreement dated June 20, 2016 (28)

5.1	Opinion of Sierchio & Partners, LLP regarding the legality of the securities being registered *

10.1§	Employment Termination Agreement with Mr. Cucinelli (1)

10.2§	Employment Agreement dated June 24, 2009, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.3§	Amendment to the Employment Agreement dated June 24, 2010, dated April 6, 2010, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.4§	Stock Option Agreement Dated April 6, 2010, between New Energy Technologies, Inc. and Meetesh Patel (1)

10.5§	Employment Agreement dated February 1, 2010, between New Energy Technologies, Inc. and James B. Wilkinson (1)

10.6§	Resignation and Mutual Determination to Terminate Employment between New Energy Technologies, Inc. and James B. Wilkinson, dated February 15, 2010 (1)

10.7§	Amended Form of Stock Option Agreement dated as of December 15, 2009, between Meetesh Patel and New Energy Technologies, Inc., correcting the grant date (1)

64

10.8§	Amended Form of Stock Option Agreement dated as of December 15, 2009, between New Energy Technologies, Inc. and its non-employee directors, correcting the grant date (1)

10.9§	Employment Agreement dated August 9, 2010, between New Energy Technologies, Inc. and John A. Conklin(3)

10.10§	Stock Option Agreement dated August 9, 2010, between New Energy Technologies, Inc. and John A. Conklin(3)

10.11§	Employment Agreement dated December 17, 2010, between New Energy Technologies, Inc. and Andrew Farago(4)

10.12§	Stock Option Agreement dated December 17, 2010, between New Energy Technologies, Inc. and Andrew Farago(4)

10.13§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Jatinder Bhogal(5)

10.14§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Alistair Livesey(5)

10.15§	Stock Option Agreement dated January 17, 2011, between New Energy Technologies, Inc. and Joseph Sierchio(5)

10.16§	Stock Option Agreement dated January 19, 2011, between New Energy Technologies, Inc. and Javier Jimenez(5)

10.17§	Consultancy Agreement dated February 1, 2011, between New Energy Technologies, Inc. and Elliot Maza(6)

10.18§	Employment Agreement dated February 2, 2011, between New Energy Technologies, Inc. and Scott Taper (7)

10.19†	Redacted USF Sponsored Research Agreement (1) (8)

10.20†	Redacted USF Option Agreement (1) (8)

10.21†	Redacted Veryst Agreement (1) (8)

10.22†	Redacted Sigma Design Agreement (1) (8)

10.23†

Redacted Standard Exclusive License Agreement with Sublicensing Terms entered into on June 21, 2010, by and between the University of South Florida Research Foundation, Inc. and New Energy Solar Corporation (6) (8)

10.24†	Redacted Addendum 1 dated November 30, 2010, to the License Agreement by and between the University of South Florida Research Foundation, Inc. and New Energy Solar Corporation (8) (9)

10.25	Bridge Loan Agreement dated April 17, 2012 (11)

65

10.26	Loan Conversion Agreement dated February 1, 2013, between New Energy Technologies, Inc. and 1420524 Alberta Ltd.(14)

10.27§	Form of Stock Option Agreement dated January 23, 2013, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey, Jatinder Bhogal and Joseph Sierchio (15)

10.28†	Redacted Letter of Commitment between New Energy Solar Corporation and University of South Florida (16)

10.29	Bridge Loan Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

10.30	Lock-Up Agreement dated October 7, 2013, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (17)

10.31§	Form of Stock Option Agreement dated January 9, 2014, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (18)

10.32	Form of Lock-Up Agreement dated January 9, 2014, between New Energy Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (18)

10.33§	Employment Agreement dated January 1, 2014, between New Energy Technologies, Inc. and John A. Conklin (19)

10.34§	Stock Option Agreement dated January 27, 2014, between New Energy Technologies, Inc. and John A. Conklin (19)

10.35	Amended Bridge Loan Agreement dated November 10, 2014, entered into between New Energy Technologies, Inc. and Kalen Capital Corporation (21)

10.36	Bridge Loan Agreement by and between the Company and 1420468 Alberta Ltd. dated March 4, 2015 (22)

10.37	Amendment to Bridge Loan Agreement dated December 7, 2015 (23)

10.38†	Redacted Modification to the Cooperative Research and Development Agreement entered into between the National Renewable Energy Laboratory and SolarWindow Technologies, Inc.(24)

10.39	Second Amended Bridge Loan Agreement dated as of December 31, 2015 (25)

10.40	Form of Lock-Up Agreement dated January 5, 2016, between SolarWindow Technologies, Inc. and each of John A. Conklin, Alastair Livesey and Joseph Sierchio (25)

23.1	Consent of Sierchio & Partners, LLP (included in Exhibit 5.1 hereto) *

23.2	Consent of Peterson Sullivan LLP *

66

24.1	Power of Attorney *

99.1§	2006 Incentive Stock Option Plan (10)

101.INS	XBRL Instance Document**

101.SCH	XBRL Taxonomy Extension - Schema Document**

101.CAL	XBRL Taxonomy Extension - Calculation Linkbase Document**

101.DEF	XBRL Taxonomy Extension - Definition Linkbase Document**

101.LAB	XBRL Taxonomy Extension - Label Linkbase Document**

101.PRE	XBRL Taxonomy Extension - Presentation Linkbase Document**

___________

*Filed herewith.

§ Indicates a management contract or compensatory plan or arrangement.

† Portions of this have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

** Furnished herewith. XBRL (eXtensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

(1) Incorporated by reference to the exhibits filed as part of the report on Form 10-Q filed on April 16, 2010.

(2) Incorporated by reference to the Form 8-K filed on March 21, 2011.

(3) Incorporated by reference to the Form 10-K filed on December 13, 2010.

(4) Incorporated by reference to the Form 8-K filed on December 23, 2010.

(5) Incorporated by reference to the Form 8-K/A filed on January 21, 2011.

(6) Incorporated by reference to the Form 8-K filed on February 4, 2011.

67

(7) Incorporated by reference to the Form 8-K filed on February 8, 2011.

(8)Confidential treatment has been granted with respect to certain portions of this exhibit.

(9) Incorporated by reference to the Form 8-K dated filed on February 4, 2011.

(10) Incorporated by reference to the Form S-8 filed on March 15, 2011.

(11) Incorporated by reference to the Form 8-K filed on April 23, 2012.

(12) Incorporated by reference to the Form S-1/A filed on August 16, 2012.

(13) Incorporated by reference to the Form S-1/A filed on December 7, 2012.

(14) Incorporated by reference to the Form 8-K filed on February 7, 2013.

(15) Incorporated by reference to the Form 8-K filed on January 28, 2013.

(16) Incorporated by reference to the Form 8-K filed on March 18, 2013.

(17) Incorporated by reference to the Form 8-K filed on October 10, 2013.

(18) Incorporated by reference to the Form 8-K filed on January 15, 2014.

(19) Incorporated by reference to the Form 8-K filed on January 31, 2014.

(20) Incorporated by reference to the Form S-1/A filed on December 3, 2014.

(21) Incorporated by reference to the Form 8-K filed on November 17, 2014.

(22) Incorporated by reference to Form 8-K filed on March 10, 2015.

(23) Incorporated by reference to Form 8-K filed on December 11, 2015.

(24) Incorporated by reference to the Form 8-K filed on January 4, 2016.

(25) Incorporated by reference to the Form 8-K filed on January 7, 2016.

(26) Incorporated by reference to the Form 8-K filed on February 24, 2016.

(27) Incorporated by reference to the Form 8-K filed on April 5, 2016.

(28) Incorporated by reference to the Form 8-K filed on June 23, 2016.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Columbia, State of Maryland, on July 29, 2016.

New Energy Technologies, Inc.

By:	/s/ John A Conklin
Name:	John A. Conklin
Title:	President and Chief Executive Officer, Chief Financial Officer (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated: July 29, 2016	By:	/s/ John A Conklin
	Name:	John A. Conklin
	Title:	President and Chief Executive Officer, Chief Financial Officer (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

Dated: July 29, 2016	By:	/s/ Alastair Livesey
	Name:	Alastair Livesey
	Title:	Director

Dated: July 29, 2016	By:	/s/ Joseph Sierchio
	Name:	Joseph Sierchio
	Title:	Director

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